PROSPECTUS	File No. 333-277336
Filed Pursuant to Rule 424(b)(3)

Connexa Sports Technologies, Inc.

20,136,080 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus of up to an aggregate of 20,136,080 shares of our common stock consisting of (a) 9,944,406 shares of our common stock, par value $0.001 per share (the “Common Stock”) issuable upon the exercise of warrants issued on December 6, 2023, as amended, each at an exercise price, following the shareholder approval being sought in compliance with Nasdaq Listing Rule 5635(d), to issue the shares of Common Stock at a price below the Minimum Price (as defined by Nasdaq Listing Rule 5635(d)), which the Company will seek to obtain by May 3, 2024 (and, if not obtained by such date, the Company will call a shareholder meeting every sixty (60) days until shareholder approval is obtained) of $0.16 per share (subject to adjustment) with a term of five and one half years (the “December Warrants”), (b) 9,991,674 shares of Common Stock issuable upon conversion, at a conversion price of $0.32, of an aggregate amount of $3,197,335.65 owed pursuant to a promissory note (the “Note”) issued pursuant to a Loan and Security Agreement, as amended (defined herein as the “LSA”) and (c) up to 200,000 shares of Common Stock owned by Smartsports LLC, an investor relations consultant engaged by the Company.

We are registering the shares of Common Stock underlying the December Warrants as required by the inducement offer letter agreement that we entered into with Armistice Capital Master Fund Ltd. (the “Armistice Selling Stockholder”) on December 6, 2023 (the “Inducement Letter”).

We are registering the shares of Common Stock underlying the Note as required by the Waiver, Warrant Amendment and Second Loan and Security Modification Agreement (the “Waiver, Amendment, and Modification Agreement”) that we entered into with the Armistice Selling Stockholder on February 21, 2024.

Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 84 for more information.

We are not selling any shares of Common Stock and will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock offered hereby. If the Armistice Selling Stockholder exercises all 9,944,406 shares of Common Stock underlying the December Warrants via a cash exercise, however, we will receive aggregate gross proceeds of approximately $1,591,105.

The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock. We have agreed to pay certain expenses in connection with the registration statement of which this prospectus forms a part and to indemnify the Armistice Selling Stockholder and certain related persons against certain liabilities. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of Common Stock in this prospectus.

The Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CNXA.” On March 1, 2024, the closing sale price of the Common Stock was $0.2899.

You should carefully consider the risks that we have described in “Risk Factors” beginning on page 7 before deciding whether to invest in the Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2024.

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You should read this prospectus carefully before you invest. It contains important information you should consider when making your investment decision. You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with different information.

The information in this document may only be accurate on the date of this document. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of shares of Common Stock.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any free writing prospectus applicable to that jurisdiction.

This prospectus and the documents in this prospectus contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and any related free writing prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated, all share figures in this prospectus have been adjusted to reflect the one-for-forty (1-for-40) reverse stock split effected by the Company on September 25, 2023.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “should,” “could,” “will,” “plan,” “future,” “continue,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These forward-looking statements are based largely on our expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond our control. Therefore, actual results could differ materially from the forward-looking statements contained in this document, and readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. There can be no assurance that the forward-looking statements contained in this document will, in fact, transpire or prove to be accurate. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended April 30, 2023, filed on September 14, 2023, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by any forward-looking statements.

Important factors that may cause the actual results to differ from the forward-looking statements, projections or other expectations include, but are not limited to, the following:

●	risk that we will not be able to remediate identified material weaknesses in our internal control over financial reporting and disclosure controls and procedures;

●	risk that we fail to meet the requirements of the agreements under which we acquired our business interests, including any cash payments to the business operations, which could result in the loss of our right to continue to operate or develop the specific businesses described in the agreements;

●	risk that we will be unable to secure additional financing in the near future in order to commence and sustain our planned development and growth plans;

●	risk that we cannot attract, retain and motivate qualified personnel, particularly employees, consultants and contractors for our operations;

●	risks and uncertainties relating to the various industries and operations we are currently engaged in;

●	results of initial feasibility, pre-feasibility and feasibility studies, and the possibility that future growth, development or expansion will not be consistent with our expectations;

●	risks related to the inherent uncertainty of business operations including profit, cost of goods, production costs and cost estimates and the potential for unexpected costs and expenses;

●	risks related to commodity price fluctuations;

●	the uncertainty of profitability based upon our history of losses;

●	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms for our planned development projects;

●	risks related to environmental regulation and liability;

●	risks related to tax assessments; and

●	other risks and uncertainties related to our prospects, properties and business strategy.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as required by law, we do not undertake to update or revise any of the forward-looking statements to conform these statements to actual results, whether as a result of new information, future events or otherwise. The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You may rely only on the information contained in this prospectus.

We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of shares of Common Stock means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in the prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in the Common Stock. You should read and carefully consider this entire prospectus before making an investment decision, especially the information presented under the headings “Risk Factors,” and “Cautionary Note Regarding Forward-Looking Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1”.

Unless otherwise indicated by the context, references to “Connexa,” “Company,” “we,” “us,” or “our” and similar terms refer to the operations of Connexa Sports Technologies Inc., Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL and Gameface.

Our fiscal year end is April 30 and our fiscal years ended April 30, 2023 and 2022 are sometimes referred to herein as fiscal years 2023 and 2022, respectively.

On September 20, 2023, we filed a Certificate of Amendment to our Articles of Incorporation, as amended, to effect a one-for-forty (1-for-40) reverse stock split effective September 25, 2023. Unless otherwise stated, all share and per share information in this prospectus has been adjusted to reflect this reverse stock split.

Our Company

Overview

The Company operates in the sports equipment and technology business. The Company is the owner of the Slinger Bag Launcher, which is comprised of a portable tennis ball launcher, a portable padel tennis ball launcher and a portable pickleball launcher and Gameface, providing AI technology and performance analytics for sports.

Brief History

Lazex Inc. (“Lazex”) was incorporated under the laws of the State of Nevada on July 12, 2015. On August 23, 2019, the majority owner of Lazex entered into a Stock Purchase Agreement with Slinger Bag Americas Inc., a Delaware corporation (“Slinger Bag Americas”), which was 100% owned by Slinger Bag Ltd. (“SBL”), an Israeli company. Effective September 13, 2019, Lazex changed its name to Slinger Bag Inc. On October 31, 2019, Slinger Bag Americas acquired control of Slinger Bag Canada, Inc., (“Slinger Bag Canada”) a Canadian company incorporated on November 3, 2017. On February 10, 2020, Slinger Bag Americas became the 100% owner of SBL, along with SBL’s wholly owned subsidiary Slinger Bag International (UK) Limited (“Slinger Bag UK”), which was formed on April 3, 2019. On February 10, 2021, Zehava Tepler, the owner of SBL, contributed Slinger Bag UK to Slinger Bag Americas for no consideration.

On June 21, 2021, Slinger Bag Americas entered into a membership interest purchase agreement with Charles Ruddy to acquire a 100% ownership stake in Foundation Sports Systems, LLC (“Foundation Sports”). On February 2, 2022, the Company entered into a share purchase agreement with Flixsense Pty, Ltd. (“Gameface”). As a result of the share purchase agreement, Gameface would become a wholly owned subsidiary of the Company. On February 22, 2022, the Company entered into a merger agreement with PlaySight Interactive Ltd. (“PlaySight”) and Rohit Krishnan. As a result of the merger agreement, PlaySight became a wholly owned subsidiary of the Company. On December 5, 2022, the Company assigned 75% of its membership interest in Foundation Sports to Charles Ruddy, its founder and granted him the right for a period of three years to purchase the remaining 25% of its Foundation Sports membership interests for $500,000 in cash. As of December 5, 2022, the results of Foundation Sports were no longer consolidated in the Company’s financial statements, the Company recorded a loss on the sale and the investment is now accounted for as an equity method investment. On December 5, 2022, the Company analyzed this investment and established a reserve for the investment at the full amount of $500,000. On November 27, 2022, the Company entered into a share purchase agreement (the “Agreement”) with PlaySight, Chen Shachar and Evgeni Khazanov (together, the “Buyer”) pursuant to which the Buyer purchased 100% of the issued and outstanding shares of PlaySight from the Company in exchange for consideration. The total loss on disposal of Foundation Sports and PlaySight amounted to $41,413,892 in the year ended April 30, 2023.

In April 2023, the Company determined that the technology utilized in Gameface would take substantially more financial resources and more time to bring to market and achieve profitability than originally anticipated. As a result, the goodwill and intangible assets related to Gameface were fully impaired as of April 30, 2023, resulting in an impairment loss of $11,421,817. The Company previously classified Foundation Sports in continuing operations, until December 5, 2022 when they sold 75% of Foundation Sports back to the original owners at which time it deconsolidated this subsidiary and recorded a loss on the sale. The Company also determined to dispose of the PlaySight entity during the year ended April 30, 2023. The Company completed the sale in November 2022 and recorded a loss on the sale at that time. The total loss on disposal of Foundation Sports and PlaySight amounted to $41,413,892 in the year ended April 30, 2023. The Company impaired all goodwill as of April 30, 2023. For a more detailed description of our history, please refer to the section entitled “Description of Business.”

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Recent Developments

On June 8, 2023, the Company entered into a merchant cash advance agreement with Meged Funding Group (“Meged”) pursuant to which the Company sold $315,689 in future receivables to Meged (the “Meged Receivables Purchased Amount”) to in exchange for payment to the Company of $210,600 in cash less fees of $10,580. The Company agreed to pay Meged $17,538 each week until the Meged Receivables Purchased Amount is paid in full.

On January 30, 2024, the Company received a letter from the staff of the Nasdaq Stock Market confirming that following the receipt of a an investment of $16.5 million as disclosed in the Company’s current report filed on Form 8-K on January 24, 2024 (i) the Company has regained compliance with the minimum shareholder equity requirement in Listing Rule 5550(b)(1) (the “Equity Rule”), as required by the Nasdaq Hearing Panel’s (“Panel”) decision dated April 12, 2023, as amended, and (ii) in application of Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor for a period of one year from the date of such letter. If, within that one-year monitoring period, the Nasdaq Listing Qualifications staff (the “Staff”) finds that the Company is no longer in compliance with the Equity Rule, then, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to such deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to such deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

It is further reported that, in application of Listing Rule 5815(d)(4)(B), the Company is also subject to a mandatory panel monitor in respect of its period filing requirements in Listing Rule 5250(c)(1) (the “Periodic Filing Rule”) for a period of one year from October 11, 2023. If, within that one-year monitoring period, the Staff finds the Company again out of compliance with the Periodic Filing Rule, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the hearing panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

On August 7, 2023, the Company entered into an agreement with UFS (the “UFS Agreement”) pursuant to which the Company sold $797,500 in future receivables (the “UFS Second Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $550,000 in cash less fees of $50,000. The Company agreed to pay UFS $30,000 each week until the UFS Second Receivables Purchased Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement, the Company granted to UFS a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On September 13, 2023, the Company held a special meeting of stockholders in which the following items were approved: (i) the issuance of (i) 25,463 shares of our common stock, par value $0.001 per share (the “Common Stock”), that were issued on October 3, 2022, and, (ii) 295,051 shares of Common Stock issuable upon exercise of pre-funded warrants at an exercise price of $0.00001 per share, (iii) 320,513 shares of Common Stock issuable upon the exercise of the 5-Year Warrants at an exercise price of $15.60 per share, (iv) 641,026 shares of Common Stock issuable upon the exercise of the 7.5 Year Warrants at an exercise price of $17.20 per share and (v) 452,489 shares of Common Stock issuable upon the exercise of the warrants issued on January 6, 2023 to the Armistice Selling Stockholder at an exercise price or $8.84 and with a term of five and one half years (the “5.5-Year Warrants”) at an exercise price per share equal to $8.84 per share to the Armistice Selling Stockholder and (ii) a reverse stock split of the Common Stock within a range of one (1)-for-ten (10) to one (1)-for-forty (40), with the Board of Directors of the Company to set the specific ratio and determine the date for the reverse split to be effective and any other action deemed necessary to effectuate the reverse stock split, without further approval or authorization of stockholders, at any time within 12 months of the special meeting date. The Company effected a 1-for-40 reverse stock split (the “Reverse Stock Split”) on September 25, 2023.

From September 18, 2023 through January 31, 2024, the Company issued the Armistice Selling Stockholder 9,574,165 shares of Common Stock related to the exercise of the pre-funded warrants.

On September 19, 2023, the Company entered into an agreement with Meged (the “Second Meged Agreement”) pursuant to which the Company sold $423,000 in future receivables to Meged (the “Meged Second Receivable Amount”) in exchange for paying the then outstanding balance of $70,153 of the Meged Receivables Purchased Amount in full with the balance being retained by the Company in cash for general purposes. The Company agreed to pay Meged $15,107 each week until the Meged Second Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Meged under the Second Meged Agreement, the Company granted to Meged a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

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On October 11, 2023, the Company, the Lenders and the Agent (as defined in the LSA) entered into a loan and security modification agreement to allow for an additional loan of $1,000,000 pursuant to the loan and security modification agreement. In addition, on October 11, 2023, the Company agreed to issue warrants to purchase up to 169,196 shares of Common Stock at an exercise price of $1.90 per share (the “October Warrants”).

On December 6, 2023, the Company entered into an inducement offer letter agreement (the “Inducement Letter”) with the Armistice Selling Stockholder with regard to certain of the Company’s existing warrants to purchase up to a total of 4,972,203 shares of Common Stock, consisting of: (i) 1,410,151 shares of Common Stock issuable upon the exercise of warrants issued on September 28, 2022 each at an exercise price of $3.546 per share with a term of five year (the “September 2022 Five Year Warrants”); (ii) 3,109,563 shares of Common Stock issuable upon the exercise of warrants issued on September 28, 2022 each at an exercise price of $3.546 per share with a term of seven and one half years (the “September 2022 Seven and a Half Year Warrants”); and (iii) 452,489 shares of Common Stock issuable upon the exercise of warrants issued on January 6, 2023 (the “January 2023 Warrants” and, together with the September 2022 Five Year Warrants and the September 2022 Seven and a Half Year Warrants, the “2022 and 2023 Warrants”).

Pursuant to the Inducement Letter, the Armistice Selling Stockholder agreed to exercise for cash the 2022 and 2023 Warrants to purchase an aggregate of 4,972,203 shares of Common Stock at a reduced exercise price of $0.294 per share in consideration of the Company’s agreement to issue the December Warrant. The Company received aggregate gross proceeds of $1,461,827.68 from the exercise of the 2022 and 2023 Warrants by the Holder, before deducting offering expenses payable by us. The transaction closed on December 7, 2023.

The resale of the shares of the Common Stock underlying the 2022 and 2023 Warrants and 224,472 shares of Common Stock owned by Sapir LLC, a consultant engaged by the Company were registered pursuant to an existing registration statement on Form S-1 (File No. 333-275407), declared effective by the Securities and Exchange Commission (the “SEC”) on December 4, 2023.

As of February 21, 2024, the total amount owed pursuant to the Note was $3,197,335.65. Of this amount, the Company received gross proceeds of $3 million from the Lenders.

On February 21, 2024, the Company and the Lenders and the Agent entered into a Waiver, Warrant Amendment and Second Loan and Security Modification Agreement (the “Waiver, Amendment, and Modification Agreement”).

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to waive certain events of default with regard to certain covenants and obligations the Company had pursuant to (a) that certain registration rights agreement between the Company and the Lenders and the Agent entered into in September 2022, (b) the LSA (as modified), and (c) the Inducement Letter.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed to modify the Loan and Security Agreement such that the Note is now convertible into up to 9,991,674 shares of Common Stock based on the agreed to conversion price of $0.32. The Company believes that the $0.32 conversion price meets the definition of “Minimum Price” in Nasdaq Listing Rule 5635(d).

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to use its reasonable best efforts to voluntarily convert all amounts owed under the Note on or prior to the last trading day before the trading day on which the next meeting of the Company’s shareholders will take place.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that following shareholder approval, which the Company will seek to obtain by May 3, 2024 (and, if not obtained by such date, the Company agreed to call a shareholder meeting every sixty (60) days until shareholder approval is obtained), the October Warrants and December Warrants will be amended to lower the exercise price of such warrants to $0.16 per share. The October Warrants and December Warrants cannot be exercised at the $0.16 exercise price until the Company, in compliance with Nasdaq Listing Rule 5635(d), obtains shareholder approval to issue the shares of Common Stock at a price below the Minimum Price.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed that Slinger Bag Americas Inc., a Delaware subsidiary of the Company (“Slinger”) will, within ten (10) business days of the six month anniversary of the effectiveness of the registration statement on Form S-1 registering the shares of Common Stock issuable pursuant to the conversion of the Note (the “Effectiveness Date”), pay in cash to the Lenders and the Agent the difference, if any, between (i) $6 million (the “Guaranteed Amount”) and (ii) the combined gross proceeds realized by the Lenders and the Agent from its sale of the shares of Common Stock issued pursuant to (a) conversions of the Note and (b) exercises of the October Warrants and December Warrants(the “Realized Amount”). Slinger is obligated to fund an escrow account with $2 million within ten (10) weeks of February 21, 2024. The Company and the Lenders and the Agent also agreed that if, due to a Force Majeure Event, the Lenders and the Agent has not fully converted the Note prior to the six-month anniversary of the Effectiveness Date, the Company will repurchase the Note and the October Warrants and December Warrants by paying in cash to the Lenders and the Agent the difference, if any, between the Guaranteed Amount and the Realized Amount.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that once the Note is fully repaid (either via a combination of cash payments and conversions into shares of Common Stock or just via conversions into shares of Common Stock) all liens and security interests of the Lenders and the Agent in any and all of the property of the Company and the Guarantors (as defined in the Waiver, Amendment, and Modification Agreement) will be automatically released and terminated, including without limitation, any liens and security interests evidenced by Uniform Commercial Code financing statements.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed to prepare and file a registration statement on Form S-1 registering the shares of Common Stock issuable pursuant to the conversion of the Note with the SEC within five (5) business days of February 21, 2024 and use commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practical thereafter and, in any event, within thirty (30) calendar days of February 21, 2024. The registration statement of which this prospectus forms a part was filed in compliance with this obligation.

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On October 12, 2023, the Board of Directors of the Company approved an amendment to the Bylaws of the Company to reduce the percentage of shares of stock, issued and outstanding and entitled to vote, to be present in person or represented by proxy in order to constitute a quorum for the transaction of any business from a majority to thirty three and one third percent (33 1/3%).

On November 14, 2023, the Company issued 224,472 shares of Common Stock to Sapir LLC. Sapir LLC is controlled by Aitan Zacharin, an investor relations and financial structuring consultant to the Company who is a party to an amended and restated consulting agreement with the Company dated April 30, 2020 (the “AZ Consulting Agreement”). Pursuant to the AZ Consulting Agreement, the Company owed Mr. Zacharin $127,500 as consulting fee compensation through November 30, 2023 (the “Consulting Fee Compensation”). In addition, the Company granted Mr. Zacharin $127,500 as discretionary compensation (“Discretionary Compensation”) pursuant to Section 2.1(d) of the AZ Consulting Agreement. In consideration of the Consulting Fee Compensation and the Discretionary Compensation, the issuance of shares of Common Stock consisted of (i) 160,338 shares of Common Stock as payment of the Consulting Fee Compensation, and (ii) 64,134 shares of Common Stock as payment of the Discretionary Compensation.

On December 12, 2023, the Company received a letter (“Notice”) from the Staff informing the Company that because the closing bid price for the Common Stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company is not in compliance with the minimum bid price requirement for continued listing on Nasdaq as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from December 12, 2023, or until June 10, 2024, to regain compliance with the Minimum Bid Price Requirement. If at any time before June 10, 2024, the closing bid price of the Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive trading days (which number days may be extended by Nasdaq), Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement, and the matter would be resolved. The Notice also disclosed that in the event the Company does not regain compliance by June 10, 2024, the Company may be eligible for an additional 180-calendar day compliance period. To qualify for additional time, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. In the event the Company is not eligible for the second grace period, Nasdaq will provide written notice that the Common Stock is subject to delisting. If the Company is notified by Nasdaq that its securities will be subject to delisting, the Company may appeal the delisting determination and request a hearing before a Nasdaq Hearings Panel (the “New Panel”). If the request for a New Panel is timely made, any further suspension or delisting action would be stayed pending the conclusion of the hearing process and expiration of any extension that may be granted by the New Panel. There can be no assurance that the Company will be able to satisfy Nasdaq’s continued listing requirements, regain compliance with the Minimum Bid Price Requirement and maintain compliance with other Nasdaq listing requirements.

On January 10, 2024, the Company entered into an agreement with Agile Capital Funding, LLC (the “Agile Jan Agreement”) pursuant to which the Company sold $1,460,000 in future receivables to Agile Capital Funding, LLC (the “Agile Jan Receivable Amount”) in exchange for $1,000,000 in cash. The Company agreed to pay Agile Capital Funding, LLC (“Agile”) $52,142.86 each week until the Agile Receivable Amount is paid in full. In order to secure payment and performance of the Company’s obligations to Agile under the Agile Jan Agreement, the Company granted to Agile a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral. The proceeds from the sale of future receivables were used, in part, to pay the outstanding balance of the ACF Receivable Amount (as defined below).

On January 19, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with three investors (the “Investors”) for the issuance and sale to each investor of (i) 2,330,200 shares of Common Stock (the “Shares”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 25,169,800 shares of Common Stock at a combined purchase price of $0.20 per share of Common Stock for an aggregate amount of approximately $16.5 million. The Pre-Funded Warrants have an exercise price of $0.00001 per share of Common Stock and are exercisable beginning on the date stockholder approval is received and effective allowing exercisability of Pre-Funded Warrants under Nasdaq rules until the Pre-Funded Warrants are exercised in full. The aggregate number of Shares to be issued is 6,990,600 and the aggregate number of Pre-Funded Warrants is 75,509,400.

On January 23, 2024, the Company issued 200,000 shares of Common Stock to Smartsports LLC. Smartsports LLC is an investor relations consultant to the Company who is a party to a consulting agreement with the Company dated January 23, 2024 (the “Smartsports Consulting Agreement”). Pursuant to the Smartsports Consulting Agreement, the Company agreed to issue and deliver to Smartsports LLC 200,000 shares of Common Stock as a consulting fee for the provision of investor relations services (the “Consulting Fee Compensation”) and use its commercially reasonable efforts to prepare and file with the Securities Exchange Commission a registration statement covering the resale of all of the shares on Form S-1 as soon as is reasonably practicable. The registration statement of which this prospectus forms a part was filed in compliance with this obligation.

On January 29, 2024, the Company entered into an agreement with Cedar Advance LLC (the “Cedar Agreement”) pursuant to which the Company sold $1,183,200 in future receivables to Cedar Advance LLC (the “Cedar Receivable Amount”) in exchange for $752,000 in cash. The Company agreed to pay Cedar Advance LLC (“Cedar”) $39,440 each week until the Cedar Receivable Amount is paid in full. In order to secure payment and performance of the Company’s obligations to Cedar under the Cedar Agreement, the Company granted to Cedar a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Our Corporate Information

The Company was incorporated under the laws of the State of Nevada on July 12, 2015 and redomiciled in the State of Delaware on April 7, 2022 under the name Connexa Sports Technologies Inc. Please refer to our brief history described above. Our corporate offices are located at 2709 North Rolling Road, Suite 138, Windsor Mill, Maryland, 21244. Our telephone number is (443) 407-7564. Our website is www.connexasports.com. None of the information on our website or any other website identified herein is part of this prospectus or the registration statement of which it forms a part.

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The Offering

Issuer	Connexa Sports Technologies, Inc.

Common Stock offered by the selling stockholders

Up to an aggregate of 20,136,080 shares of Common Stock consisting of (a) 9,944,406 shares of Common Stock issuable upon the exercise of the December Warrants, each at an exercise price, following the shareholder approval being sought in compliance with Nasdaq Listing Rule 5635(d), to issue the shares of Common Stock at a price below the Minimum Price (as defined by Nasdaq Listing Rule 5635(d)), which the Company will seek to obtain by May 3, 2024 (and, if not obtained by such date, the Company will call a shareholder meeting every sixty (60) days until shareholder approval is obtained) of $0.16 per share (subject to adjustment) with a term of five and one half years, (b) 9,991,674 shares of Common Stock issuable upon conversion, at a conversion price of $0.32, of an aggregate amount of $3,197,335.65 owed pursuant to the Note issued pursuant to the LSA and (c) up to 200,000 shares of Common Stock owned by Smartsports LLC, an investor relations consultant engaged by the Company.

Common Stock issued and outstanding after this offering (1)	41,508,527 shares of Common Stock

Use of proceeds

We will not receive any of the proceeds from the sale by the selling stockholders of the securities. If the Armistice Selling Stockholder exercises all 9,944,406 shares of Common Stock underlying the December Warrants via a cash exercise, we will receive aggregate gross proceeds of approximately $1,591,105. Any proceeds from the exercise of the December Warrants will be used for working capital and general corporate purposes. See section entitled “Use of Proceeds.”

Common Stock Nasdaq Symbol	CNXA

Risk factors	You should read the section entitled “Risk Factors” beginning on page 7 for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our securities.

(1)	The number of shares of Common Stock outstanding after this offering is based on 21,572,447 shares of Common Stock outstanding as of February 23, 2024 and excludes the following:

●	57,161 shares of Common Stock underlying other outstanding warrants;

●	46,651 shares of Common Stock issuable upon exercise of outstanding stock options by the members of our board of directors and third parties; and

●	10,500 shares of Common Stock reserved for future issuance under our 2020 Slinger Bag Inc. Global Share Incentive Plan (the “2020 Plan”).

Except as otherwise indicated herein, all information in this prospectus assumes the conversion of the Note and the exercise of the December Warrants and sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholders.

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RISK FACTORS SUMMARY

Investing in shares of the Common Stock involves a high degree of risk. See section entitled “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors you should carefully consider before investing in the Common Stock. If any of these risks actually occurs, our business, financial condition, results of operations, cash flows and prospects would likely be materially and adversely affected. As a result, the trading price of the Common Stock would likely decline, and you could lose all or part of your investment. Listed below is a summary of some of the principal risks related to our business:

●	The cost of raw materials, labor or freight could lead to an increase in our cost of sales and cause our results of operations to suffer.

●	Our international operations involve inherent risks which could result in harm to our business.

●	We develop products in Israel and our chief marketing officer is located in Israel and, therefore, our business, financial condition and results of operation may be adversely affected by political, economic and military instability in Israel.

●	Conditions in Israel, including the recent attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them, may adversely affect our operations and limit our ability to manage and market our products, which would lead to a decrease in revenues.

●	We rely heavily on supply chain reliability and predictability and continued disruption in our supply chain could have a material adverse impact on operations.

●	The growth of our business depends on the successful execution of our growth strategy, and our efforts to expand internationally by growing our e-commerce business.

●	Our extended supply chain requires long lead times and relies heavily on manufacturers in Asia.

●	We do not employ traditional advertising channels, and if we fail to adequately market our brand through product introductions and other means of promotion, our business could be adversely affected.

●	Our products face intense competition.

●	Failure to continue to obtain or maintain high-quality endorsers of our products could harm our business.

●	There is substantial doubt regarding our ability to continue as a going concern absent obtaining adequate new debt or equity financing and achieving sufficient sales levels.

●	Our business may be affected by seasonality, which could result in fluctuations in our operating results.

●	Our products are subject to risks associated with overseas sourcing, manufacturing and financing.

●	Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

●	The costs of being a public company could result in us being unable to continue as a going concern.

●	Our ability to sell our products and services will be dependent on the quality of our technical support and our failure to deliver high-quality technical support services could have a material adverse effect on our sales and results of operations.

●	Failure to adequately protect our intellectual property and curb the sale of counterfeit merchandise could injure our brand and negatively affect our sales.

●	We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

●	We may be subject to product liability lawsuits or claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

●	Failure of our contractors or our licensees’ contractors to comply with local laws and other standards could harm our business.

●	Our stock price may be volatile, or may decline regardless of our operating performance, and you could lose all or part of your investment as a result.

●	Shareholders may be diluted significantly through our efforts to obtain financing, satisfy obligations through issuance of additional shares, or reset the exercise price of the December Warrants.

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RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus, including the financial statements and related notes that appear at the end of this report, before deciding to invest in our securities. These risks should be considered in conjunction with any other information included herein, including in conjunction with forward-looking statements made herein. If any of the following risks actually occur, they could materially adversely affect our business, financial condition and operating results. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition and operating results. The following discussion of risks is not all-inclusive but is designed to highlight what we believe are the material factors to consider when evaluating our business and expectations. These factors could cause our future results to differ materially from our historical results and from expectations reflected in forward-looking statements.

Risks Related to Our Business, Operations, and Industry

We depend on the strength of our brands.

We expect to derive substantially all of our net sales from sales of branded products and services we own, including Slinger and Gameface. The reputation and integrity of our brands are essential to the success of our business. We believe that our consumers value the status and reputation of brands we promote, and the superior quality, performance, functionality and durability that our brands represent. Building, maintaining and enhancing the status and reputation of our brands’ image is important to expanding our consumer base. Our continued success and growth depend on our ability to protect and promote our brands, which, in turn, depends on factors such as the quality, performance, functionality and durability of our products and services, our communication activities, including advertising and public relations, and our management of the consumer experience, including direct interfaces through customer service and warranty repairs. We may decide to make substantial investments in these areas in order to maintain and enhance our brand, and such investments may not be successful.

Additionally, in order to expand our reach, we engage with third-party distributors. To the extent those third-party distributors fail to comply with our operating guidelines, we may not be successful in protecting our brand image. Product defects, product recalls, counterfeit products and ineffective marketing are among the potential threats to the strength of our brands and to protect our brands’ status we may need to make substantial expenditures to mitigate the impact of such threats.

Moreover, if we fail to continue to innovate to ensure that our products are deemed to achieve superior levels of function, quality and design, or to otherwise be sufficiently distinguishable from our competitors’ products, or if we fail to manage the growth of our on-line sales in a way that protects the high-end nature of our brands, the value of our brands may be diluted, and we may not be able to maintain our premium position and pricing or sales volumes, which could adversely affect our financial performance and business. We believe that maintaining and enhancing our brands image in new markets where we have limited brand recognition is important to expanding our consumer base. If we are unable to maintain or enhance our brands in new markets, then our growth strategy could be adversely affected.

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The cost of raw materials, labor or freight could lead to an increase in our cost of sales and cause our results of operations to suffer.

Increasing costs for raw materials, labor or freight could make our sourcing processes more costly and negatively affect our gross margin and profitability. Labor costs at our independent manufacturers’ sites have been increasing and it is unlikely that these increases will abate. Wage and price inflation in our source countries could cause unanticipated price increases, which may be significant. Such price increases by our independent manufacturers could be rapid in the absence of manufacturing contracts. Energy costs have fluctuated dramatically in the past and may fluctuate in the future. Rising energy costs may increase our costs of transporting our products for distribution and the costs of products that we source from independent suppliers. Further, many of our products are made of materials, such as high impact plastics, plastic-injected molded parts, and lightweight high tensile strength metals, that are either petroleum-based or require energy to construct and transport. Costs for transportation of such materials have been increasing as the price of petroleum increases. Our independent suppliers and manufacturers may attempt to pass these cost increases on to us, and our relationships with them may be harmed or lost if we refuse to pay such increases, which could lead to product shortages. If we pay such increases, we may not be able to offset them through increases in our pricing and other means, which could adversely affect our ability to maintain our targeted gross margins. If we attempt to pass the increases on to consumers, our sales may be adversely affected.

Our international operations involve inherent risks which could result in harm to our business.

All of our equipment is manufactured outside of the U.S. with a large volume of our products being also sold outside of the U.S. Accordingly, we are subject to the risks generally associated with global trade and doing business abroad, which include foreign laws and regulations, varying consumer preferences across geographic regions, political unrest, disruptions or delays in cross-border shipments and changes in economic conditions in countries in which our products are manufactured or where we sell products. This includes, for example, the uncertainty surrounding the effect of Brexit, including changes to the legal and regulatory framework that apply to the United Kingdom and its relationship with the European Union, as well as new and proposed changes affecting tax laws and trade policy in the U.S. and elsewhere as further described in other risks in this section. The U.S. presidential administration has indicated a focus on policy reforms that discourage U.S. corporations from outsourcing manufacturing and production activities to foreign jurisdictions, including through tariffs or penalties on goods manufactured outside the U.S., which may require us to change the way we conduct business and adversely affect our results of operations.

We develop products in Israel, our chief marketing officer and general counsel are located in Israel, and our team developing our baseball and softball launcher products are located in Israel, and, therefore, our business, financial condition and results of operation may be adversely affected by political, economic and military instability in Israel.

A portion of our operations, including product development, is based in Israel. Our research and development is conducted through our Israeli subsidiary and our chief marketing officer and chief innovation officer are both located in Israel. Accordingly, political, economic and military conditions in Israel directly affect our business.

Political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries, and between Israel and the Hamas and Hezbollah extremist groups. In addition, several countries, principally in the Middle East, restrict doing business with Israel, and additional countries may impose restrictions on doing business with Israel and Israeli companies whether as a result of hostilities in the region or otherwise. Any hostilities involving Israel, terrorist activities, political instability or violence in the region or the interruption or curtailment of trade or transport between Israel and its trading partners could adversely affect our operations and results of operations and adversely affect the market price of our shares.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, there can be no assurance that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business, financial condition and results of operations.

Further, our operations could be disrupted by the obligations of our employees to perform military service. Our chief marketing officer is subject to the obligation to perform reserve military duty. In response to increased tension and hostilities in the region, there have been, at times, call-ups of military reservists, and it is possible that there will be additional call-ups in the future. Our operations could be disrupted by the absence of these employees due to military service. Such disruption could harm our business and operating results.

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Popular uprisings in various countries in the Middle East and North Africa are affecting the political stability of those countries. Such instability may lead to deterioration in the political and trade relationships that exist between the State of Israel and these countries. Furthermore, several countries, principally in the Middle East, restrict doing business with Israel and companies with an Israeli presence, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in the region continue or intensify. Such restrictions may seriously limit our ability to sell our products to customers in those countries.

Conditions in Israel, including the recent attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them, may adversely affect our operations and limit our ability to manage and market our products, which would lead to a decrease in revenues.

Because we develop products in Israel, our chief marketing officer and general counsel are located in Israel, and our team developing our baseball and softball launcher are located in Israel, our business and operations are directly affected by economic, political, geopolitical and military conditions affecting Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and other hostile non-state actors. These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel.

On October 7, 2023, Hamas militants and members of other terrorist organizations infiltrated Israel’s southern border from the Gaza Strip and conducted a series of terror attacks on civilian and military targets. Thereafter, these terrorists launched extensive rocket attacks on the Israeli population and industrial centers located along the Israeli border with the Gaza Strip. As of October 11, 2023, such attacks collectively resulted in over 1,200 deaths and over 2,600 injured people, in addition to the kidnapping of a currently indefinite number of civilians, including women and children. Shortly following the attack, Israel’s security cabinet declared war against Hamas.

The intensity and duration of Israel’s current war against Hamas is difficult to predict, and as are such war’s economic implications on the Company’s business and operations and on Israel’s economy in general. On October 9, 2023, the Central Bank of Israel announced its intent to sell up to $30 billion order to protect the New Israeli Shekel (“NIS”) from collapse, however despite the foregoing announcement the NIS weakened to approximately 3.92 NIS for one US dollar as of the same day. In addition, on October 9, 2023, the Tel Aviv-35 stock index of blue-chip companies dropped by 6.4% whereas the benchmark TA-125 index fell by 6.2%. These events may imply wider macroeconomic indications of a deterioration of Israel’s economic standing, which may have a material adverse effect on the Company and its ability to effectively conduct is business, operations and affairs.

It is possible that other terrorist organizations will join the hostilities as well, including Hezbollah in Lebanon, and Palestinian military organizations in the West Bank. In the event that hostilities disrupt the development of our products, our ability to deliver products to customers in a timely manner to meet our contractual obligations with customers and vendors could be materially and adversely affected.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business.

As a result of the Israeli security cabinet’s decision to declare war against Hamas, several hundred thousand Israeli reservists were drafted to perform immediate military service. If any of our employees and consultants in Israel are called for service in the current war with Hamas, our operations may be disrupted by such absences, which may materially and adversely affect our business and results of operations. Additionally, the absence of employees of our Israeli suppliers and contract manufacturers due to their military service in the current war or future wars or other armed conflicts may disrupt their operations, in which event our ability to deliver products to customers may be materially and adversely affected.

In addition, popular uprisings in various countries in the Middle East and North Africa have affected the political stability of those countries. Such instability may lead to a deterioration in the political and trade relationships that exist between the State of Israel and these countries, such as Turkey. Moreover, some countries around the world restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. These restrictions may limit materially our ability to obtain raw materials from these countries or sell our products to companies and customers in these countries. In addition, there have been increased efforts by activists to cause companies and consumers to boycott Israeli goods. Such efforts, particularly if they become more widespread, may materially and adversely impact our ability to sell our products outside of Israel.

Prior to the Hamas attack in October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. In response to such initiative, many individuals, organizations and institutions, both within and outside of Israel, have voiced concerns that the proposed changes may negatively impact the business environment in Israel including due to reluctance of foreign investors to invest or transact business in Israel as well as to increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in security markets, and other changes in macroeconomic conditions. The risk of such negative developments has increased in light of the recent Hamas attacks and the war against Hamas declared by Israel. To the extent that any of these negative developments do occur, they may have an adverse effect on our business, our results of operations and our ability to raise additional funds, if deemed necessary by our management and board of directors.

Our manufacturing takes place in China and is susceptible to shutdowns and delays caused by the Coronavirus and other diseases and epidemics. Additionally, we rely on independent manufacturers and suppliers.

As of November 24, 2023, one of our manufacturing facilities is located in southern China. Following the outbreak of the Coronavirus our manufacturing facility was shut down for three months, which caused some unforeseen delays in manufacturing and delivery of our products. However, there may be further outbreaks of the Coronavirus and other diseases and epidemics, which may cause further delays and shutdowns. This, in turn, will negatively affect our revenue and increase our expenses and costs.

We do not control our independent manufacturers and suppliers or their labor and other business practices. Violations of labor, environmental or other laws by an independent manufacturer or supplier, or divergence of an independent manufacturer’s or supplier’s labor or other practices from those generally accepted as ethical or appropriate in the U.S., could disrupt the shipments of our products or draw negative publicity for us, thereby diminishing the value of our brand, reducing demand for our products and adversely affecting our net income. Additionally, since we do not manufacture our products, we are subject to risks associated with inventory and product quality-control.

Further, we have not historically entered into manufacturing contracts with our manufacturers; instead, we have hired them on an ad hoc basis. Identifying a suitable manufacturer is an involved process that requires us to become satisfied with the prospective manufacturer’s quality control, responsiveness and service capabilities, financial stability and labor practices. While we have business continuity and contingency plans for alternative sourcing, we may be unable, in the event of a significant disruption in our sourcing, to locate alternative manufacturers or suppliers of comparable quality at an acceptable price, or at all, which could result in product shortages or decreases in product quality, and adversely affect our net sales, gross margin, net income, customer relationships and our reputation.

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We rely heavily on supply chain reliability and predictability and continued disruption in our supply chain could have a material adverse impact on operations.

We rely heavily on supply chain reliability and predictability in producing, transporting and delivering our products. The COVID-19 pandemic, Ukraine war, Israel-Hamas war, inflationary trends, shifts in consumer purchasing patterns, availability of transport, labor shortages in the shipping, trucking, and warehousing industries, port strikes, infrastructure congestion, equipment shortages and other factors have all contributed to delivery delays, greater costs and uncertainty in arranging and scheduling transport of our products. If we are unable to reliably and consistently arrange shipment and storage of our products, we may be unable to ship, deliver and store our products in which case, we will have to reverse sales and issue refunds to purchasers of our products. Changes in U.S. and international trade policies, including to import tariffs and trade policies and agreements, to address supply chain issues or otherwise could also have a significant impact on our activities both in the United States and internationally. Supply chain disruptions, both domestic and international, have adversely impacted our operations. Continued disruptions in our supply chain and adverse consequences from aggressive trade policies could have a material adverse impact on our profitability and financial performance.

We face risks associated with operating in international markets.

We operate in a global marketplace and international sales growth is a key element of our growth strategy. We are subject to risks associated with our international operations, including, but not limited to:

●	Foreign currency exchange rates;

●	Economic or governmental instability in foreign markets in which we operate or in those countries from which we source our merchandise;

●	Unexpected changes in laws, regulatory requirements, taxes or trade laws;

●	Increases in the cost of transporting goods globally;

●	Acts of war, terrorist attacks, outbreaks of contagious disease and other events over which we have no control; and

●	Changes in foreign or domestic legal and regulatory requirements resulting in the imposition of new or more onerous trade restrictions, tariffs, duties, taxes, embargoes, exchange or other government controls.

Any of these risks could have an adverse impact on our results of operations, financial position or growth strategy. Furthermore, some of our international operations are conducted in parts of the world that experience corruption to some degree. Our employees and wholesalers could take actions that violate applicable anti-corruption laws or regulations. Violations of these laws, or allegations of such violations, could have an adverse impact on our reputation, our results of operations or our financial position.

Foreign exchange movements may also negatively affect the relative purchasing power of consumers and their willingness to purchase discretionary premium goods, such as our products, which would adversely affect our net sales. We do not currently use the derivative markets to hedge foreign currency fluctuations.

The growth of our business depends on the successful execution of our growth strategy, and our efforts to expand internationally by growing our e-commerce business.

We are focused on developing an integrated Play and Learn platform under our Connexa brand. The Platform will bring together our owned offerings of Gameface and Slinger Bag under the umbrella of the Connexa brand. We believe our success will in large part depend on our ability to develop a cohesive platform that integrates elements of performance analysis from each. We may face difficulties integrating the technology and offerings from each brand in order create a cohesive business. For example, users of the Slinger Bag may view us a sporting goods company and choose not to engage with our technology offerings from the Gameface brand, and users of our Gameface app services may not purchase our ball launchers.

Our current growth strategy depends on our ability to continue to expand our reach geographically in a number of international regions in Asia, Europe, North America, Africa and Australia. This growth strategy is contingent upon our ability to introduce our products to new markets. The implementation of higher tariffs, quotas or other restrictive trade policies in any international regions in which we seek to operate could adversely affect our ability to commence new international operations, which could have an adverse impact on our growth strategy. Further, consumer demand behavior, as well as tastes and purchasing trends, may differ in various countries and, as a result, sales of our products may not be, or may take time to become, successful, and gross margins on those net sales may not be in line with what we currently experience. Our ability to execute our international growth strategy, especially where we are not yet established, depends on our ability to understand regional market demographics, and we may not be able to do so.

If we are unable to develop the integrated Play and Learn platform and expand our business internationally, our growth strategy and our financial results could be materially adversely affected.

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If we are unable to respond effectively to changes in market trends and consumer preferences, our market share, net sales and profitability could be adversely affected.

The success of our business depends on our ability to identify the key product and market trends and bring products to market in a timely manner that satisfy the current preferences of a broad range of consumers (either by enhancing existing products or by developing new product offerings). Consumer preferences differ across and within different parts of the world, and shift over time in response to changing aesthetics and economic circumstances. We believe that our success in developing products that are innovative and that meet our consumers’ functional needs is an important factor in our image as a premium brand, and in our ability to charge premium prices. We may not be able to anticipate or respond to changes in consumer preferences, and, even if we do anticipate and respond to such changes, we may not be able to bring to market in a timely manner enhanced or new products that meet these changing preferences. If we fail to anticipate or respond to changes in consumer preferences or fail to bring products to market in a timely manner that satisfy new preferences, our market share and our net sales and profitability could be adversely affected.

We may be unable to appeal to new consumers while maintaining the loyalty of our core consumers.

Part of our growth strategy is to introduce new consumers, including young consumers, to our brands. If we are unable to attract new consumers, including young consumers, our business and results of operations may be adversely affected as our core consumers’ age increases and purchasing frequency decrease. Initiatives and strategies intended to position our brand to appeal to new and young consumers may not appeal to our core consumers and may diminish the appeal of our brand to our core consumers, resulting in reduced core consumer loyalty. If we are unable to successfully appeal to new and young consumers while maintaining our brand’s image with our core consumers, then our net sales and our brand image may be adversely affected.

Our business could suffer if we are unable to maintain our website or manage our inventory effectively.

We employ a distribution strategy that is heavily dependent upon our website and third-party distributors’ e-commerce websites. The effectiveness of our e-commerce strategy depends on our ability to manage our inventory and our distribution processes effectively so as to ensure that our products are available in sufficient quantities and thereby prevent lost sales. If we are not able to maintain our e-commerce channels, or if we are not able to effectively manage our inventory, we could experience a decline in net sales, as well as excess inventories for some products and missed opportunities for other products. In addition, the failure to deliver our products to customers in accordance with our delivery schedules could damage our relationship with these customers and lead to negative feedback being posted on e-commerce sites. Consequently, our net sales, profitability and the implementation of our growth strategy could be adversely affected.

We plan to use cash provided by operating activities to fund our expanding business and execute our growth strategy and may require additional capital, which may not be available to us.

We expect our business to rely on net cash provided by our future operating activities as our primary source of liquidity. To support our business and execute our growth strategy as planned, we will need to generate significant amounts of cash from operations in order to purchase inventory, pay personnel, invest in research and development, and pay for the increased costs associated with operating as a public company. Operating cash flows were weak earlier this year and, as a result, we had to significantly curtail operations and dispose of our PlaySight and Foundation Sports operations. See section entitled “Description of Business—Recent Developments” for more information. If our business does not generate cash flow from operating activities sufficient to fund these activities, and if sufficient funds are not otherwise available to us, we will need to seek additional capital, through debt or equity financings, to fund our growth. Conditions in the credit markets (such as availability of finance and fluctuations in interest rates) may make it difficult for us to obtain such financing on attractive terms or even at all. Additional debt financing that we may undertake, may be expensive and might impose on us covenants that restrict our operations and strategic initiatives, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our capital stock, make investments and engage in merger, consolidation and asset sale transactions. Equity financings may be on terms that are dilutive or potentially dilutive to our shareholders, and the prices at which new investors would be willing to purchase our equity securities may be lower than the price per share of the Common Stock. The holders of new securities may also have rights, preferences or privileges that are senior to those of existing holders of Common Stock. If new sources of financing are required, but are unattractive, insufficient or unavailable, then we will be required to modify our growth and operating plans based on available funding, if any, which would inhibit our growth and could harm our business.

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Our extended supply chain requires long lead times and relies heavily on manufacturers in Asia.

We rely heavily on manufacturers in Asia, which requires long lead times to get goods to markets. The long lead times will require us to carry extra inventory to avoid out-of-stock scenarios. In the event of a decline in demand for our products, due to general economic conditions or other factors, we may be forced to liquidate this extra inventory at lower margins or at a loss. In addition, consumers’ tastes can change between the time a product is designed and the time it takes to get to market. If the designs are not popular with consumers, it could also result in the need to liquidate the inventories at lower margins or at a loss, which would adversely affect our results of operations.

We depend on existing members of management and key employees to implement key elements in our strategy for growth, and the failure to retain them or to attract appropriately qualified new personnel could affect our ability to implement our growth strategy successfully.

The successful implementation of our growth strategy depends in part on our ability to retain our experienced management team and key employees and on our ability to attract appropriately qualified new personnel. For instance, our chief executive officer has extensive experience running branded sporting goods. The loss of any key member of our management team or other key employees could hinder or delay our ability to implement our growth strategy effectively. Further, if we are unable to attract appropriately qualified new personnel, including a chief financial officer, we may not be successful in implementing our growth strategy. In either instance, our profitability and financial performance could be adversely affected.

We do not employ traditional advertising channels, and if we fail to adequately market our brand through product introductions and other means of promotion, our business could be adversely affected.

Our marketing strategy depends on our ability to promote our brand’s message by using online advertising and social media, and possibly the use of newspapers and magazines to promote new product introductions in a cost-effective manner. We do not employ traditional advertising channels such as billboards, television and radio. If our marketing efforts are not successful at attracting new consumers and increasing purchasing frequency by our existing consumers, there may be no cost-effective marketing channels available to us for the promotion of our brand. If we increase our spending on advertising, or initiate spending on traditional advertising, our expenses will rise, and our advertising efforts may not be successful. In addition, if we are unable to successfully and cost-effectively employ advertising channels to promote our brand to new consumers and new markets, our growth strategy may be adversely affected.

We rely significantly on information technology to operate our business. Any significant security breach of our confidential information of our customers, applications, technology, networks, or other systems critical to our operations, or failure to comply with privacy and security laws and regulations could damage our reputation, brands and business.

We are heavily dependent on information technology systems and networks, including the Internet and third-party services (“Information Technology Systems”), across our supply chain, including product design, production, forecasting, ordering, manufacturing, transportation, sales and distribution, as well as for processing financial information for external and internal reporting purposes, operations and other business activities. Information Technology Systems are critical to many of our operating activities and our business processes and they may be negatively impacted by any service interruption or shutdown. For example, our ability to effectively manage and maintain our inventory and to ship products to customers on a timely basis depends significantly on the reliability of these Information Technology Systems. We rely on a third party systems provider to manage all our company data and transactions, record our financial transactions and manage our operations. The failure of these systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes, or failure to properly maintain, protect, repair or upgrade systems, or problems with transitioning to upgraded or replacement systems could cause delays in product fulfillment and reduced efficiency of our operations, could require additional capital to remediate the problem which may not be sufficient to cover all eventualities, and may have an adverse effect on our reputation, results of operations and financial condition.

We also use Information Technology Systems to process financial information and results of operations for internal reporting purposes and to comply with regulatory financial reporting, legal and tax requirements. If Information Technology Systems suffer severe damage, disruption or shutdown and our business continuity plans, or those of our vendors, do not effectively resolve the issues in a timely manner, we could experience delays in reporting our financial results, which could result in lost revenues and profits, as well as reputational damage. Furthermore, we depend on Information Technology Systems and personal data collection for digital marketing, digital commerce, consumer engagement and the marketing and use of our digital products and services. We also rely on our ability to engage in electronic communications throughout the world between and among our employees as well as with other third parties, including customers, suppliers, vendors and consumers. Any interruption in Information Technology Systems may impede our ability to engage in the digital space and result in lost revenues, damage to our reputation, and loss of users.

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In connection with various facets of our business, we collect and use a variety of personal data related to our customers. Our failure to prevent security breaches could damage our reputation and brands and substantially harm our business and results of operations. On our website, a majority of the sales are billed to our consumers’ credit card accounts directly, orders are shipped to a consumer’s address, and consumers log on using their email address. In such transactions, maintaining complete security for the transmission of confidential information on our website, such as consumers’ credit card numbers and expiration dates, personal information and billing addresses is essential to maintaining consumer confidence. In addition, we hold certain private information about our consumers, such as their names, addresses, phone numbers and browsing and purchasing records. We rely on encryption and authentication technology licensed from third parties to effect the secure transmission of confidential information, including credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect consumer transaction data. In addition, any party who is able to illicitly obtain a user’s password could potentially access the user’s transaction data or personal information. We may not be able to prevent third parties, such as hackers or criminal organizations, from stealing information provided by our consumers to us through our website. In addition, our third-party merchants and delivery service providers may violate their confidentiality obligations and disclose information about our consumers. Any compromise of our security or material violation of a non-disclosure obligation could damage our reputation and brand and expose us to a risk of loss or litigation and possible liability, which could substantially harm our business and results of operations. In addition, anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations.

Moreover, the platform and applications that we use to operate our business are highly technical and complex and may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our code may only be discovered after the code has been deployed. Any errors, bugs or vulnerabilities discovered in our code after deployment, inability to identify the cause or causes of performance problems within an acceptable period of time or difficultly maintaining and improving the performance of our platform, particularly during peak usage times, could result in damage to our reputation or brand, loss of revenues, or liability for damages, any of which could adversely affect our business and financial results. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

Global economic, political and industry conditions constantly change and unfavorable conditions may have a material adverse effect on our business and results of operations.

We are a global company with worldwide operations. Volatile economic, political and market conditions, such as political or economic instability, civil unrest, trade sanctions, acts of terrorism in the regions or hostilities, including the recent conflict between Russia and Ukraine, and the Israel-Hamas war, in which we operate may have a negative impact on our operating results and our ability to achieve our business objectives. We may not have insight into economic and political trends that could emerge and negatively affect our business. In addition, significant or volatile changes in exchange rates between the U.S. dollar and other currencies may have a material adverse impact upon our liquidity, revenues, costs and operating results.

Additionally, natural disasters and public health emergencies, such as extreme weather events and the COVID-19 pandemic, the Ukraine War and the Israel-Hamas war, could have a significant adverse effect on our business, including interruption of our business operations, supply chain disruption, endangerment of our personnel, and other delays or losses of materials and results.

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The Russian-Ukrainian Conflict may adversely affect our business, financial condition and results.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. The specific impact on our financial condition, results of operations and cash flows is not determinable as of November 24, 2023. However, to the extent that such military action spreads to other countries, intensifies, or otherwise remains active, such action could have an impact on the broader macroeconomic impact and therefore, could have a material adverse effect on our financial condition, results of operations, and cash flows. If the Russia-Ukraine conflict continues, the U.S., the European Union, the United Kingdom, and other jurisdictions could impose wider economic and trade sanctions as well as export restrictions, which could impact our business opportunities. In addition, our contractors may take actions in violation of such policies and applicable law, and we could be held ultimately responsible. If we are held responsible for a violation of U.S. or other countries’ sanctions laws, we may be subject to various penalties, any of which could have a material adverse effect on our business, financial condition or results of operations.

Geopolitical tensions and conflicts in the Middle East, specifically the Israel-Hamas war, may lead to global economic instability and adversely affect supply chains, which may adversely impact our operations, financial conditions and business prospects.

While we do not have any direct operations or significant sales in the Middle East, geopolitical tensions and ongoing conflicts in the region, particularly between Israel and Hamas, may lead to global economic instability and fluctuating energy prices that could materially affect our business. It is not possible to predict the broader consequences of the Israel-Hamas war, including related geopolitical tensions, and the measures and actions taken by other countries in respect thereof, which could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. While it is difficult to predict the impact of any of the foregoing, the Israel-Hamas war may increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition and results of operations.

Our products face intense competition.

We are a sports equipment and technology company delivering products and technologies and the relative popularity of tennis, pickleball and padel tennis and other various sports activities and changing design trends affect the demand for our products. The sports equipment industry and sports-related technology industry are both are highly competitive both in the U.S. and worldwide. We compete internationally with a significant number of athletic and sports equipment companies and sports-related technology companies, including sports-related technology companies, including large companies having diversified lines of athletic and sports equipment and sports technology products. We also compete with other companies for the production capacity of independent manufacturers that produce our products. Our online digital e-commerce operations compete with brand wholesalers or specialist retailers.

Product offerings, technologies, marketing expenditures (including expenditures for advertising and endorsements), pricing, costs of production, customer service, digital commerce platforms and social media presence are areas of intense competition. This, in addition to rapid changes in technology and consumer preferences in the markets for athletic and sports equipment, constitute significant risk factors in our operations. In addition, the competitive nature of retail including shifts in the ways in which consumers are shopping, and the rising trend of digital commerce, constitutes a risk factor implicating our online and wholesale operations. If we do not adequately and timely anticipate and respond to our competitors, our costs may increase or the consumer demand for our products may decline significantly.

The AI-based technology market is new and unproven, and it may decline or experience limited growth, which would adversely affect our ability to fully realize the potential of our platforms.

The AI-based technology market is relatively new and evaluating the size and scope of the market is subject to a number of risks and uncertainties. We believe that our future success will depend in large part on the continued growth of this market. The utilization of our app platform by users is untested, and users may not recognize the need for, or benefits of, this app platform, which may prompt them to cease use of our platform or decide to adopt alternative products and services to satisfy their cognitive computing search and analytics requirements. In order to expand our business and extend our market position, we intend to focus our marketing and sales efforts on educating users about the benefits and technological capabilities of our platforms and the applications of our platform to the specific needs of customers in different market verticals. Our ability to access and expand the market that our platform is designed to address depends upon a number of factors, including the cost, performance and perceived value of our platforms. Market opportunity estimates are subject to significant uncertainty and are based on assumptions and estimates, including our internal analysis and industry experience. The market for our platform may fail to grow significantly or be unable to meet the level of growth we expect. As a result, we may experience lower-than-expected demand for our products and services due to lack of customer acceptance, technological challenges, competing products and services, decreases in spending by current and prospective customers, weakening economic conditions and other causes. If our market does not experience significant growth, or if demand for our products does not increase in line with our projections, then our business, results of operations and financial condition will be adversely affected.

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We rely on technical innovation and high-quality products to compete in the market for our products.

Research and development play a key role in technical innovation. We rely upon specialists in the fields of electrical and mechanical engineering, industrial design, sustainability and related fields, as well as other experts to develop and test cutting-edge performance products. While we strive to produce products that help to enhance player performance, if we fail to introduce technical innovation in our products, consumer demand for our products could decline, and if we experience problems with the quality of our products, we may incur substantial expense to remedy the problems.

With the acquisition of Gameface, we are slowly transforming from a sports products only company to offering an additional sports technology platform focused on the Play & Learn Platform. If we are unable to successfully integrate this new technology with our existing products, we may not realize the benefits of the Gameface acquisition and / or our relationships with Foundation, and our business may be materially adversely affected.

Prior to our acquisition of Gameface, we focused on the production and sale of the Slinger Bag. Now our focused has shifted to the Play and Learn integrated platform which includes the analysis and AI offered by Gameface. The Play and Learn Platform requires integration of the capabilities of our existing business with those of Gameface. We may not realize the benefits of the Gameface acquisition and our business may be materially adversely affected.

Failure to continue to obtain or maintain high-quality endorsers of our products could harm our business.

We establish relationships with professional athletes, as well as other public figures such as teaching pros and influencers, to develop, evaluate and promote our products, as well as establish product authenticity with consumers. However, as competition in our industry has increased, the costs associated with establishing and retaining such sponsorships and other relationships have increased. If we are unable to maintain our current associations with professional athletes, or other public figures, or to do so at a reasonable cost, we could lose the high visibility or on-field authenticity associated with our products, and we may be required to modify and substantially increase our marketing investments. Any substantial deterioration in these relationships, or substantial deterioration of our relationship with their talent managers or other key personnel, could adversely affect our business. As a result, our brands, net revenues, expenses and profitability could be harmed. If certain endorsers were to stop using our products contrary to their endorsement agreements, our business could be adversely affected.

Actions taken by athletes or other endorsers, associated with our products that harm the reputations of those athletes or endorsers, could also seriously harm our brand image with consumers and, as a result, could have an adverse effect on our sales and financial condition.

Actions taken by athletes or other endorsers, associated with our products that harm the reputations of those athletes or endorsers, could also seriously harm our brand image with consumers and, as a result, could have an adverse effect on our sales and financial condition. Poor performance by our endorsers, a failure to continue to correctly identify future athletes, public figures or sports organizations, to use and endorse our products or a failure to enter into cost-effective endorsement arrangements with prominent athletes, public figures, and sports organizations could adversely affect our brand, sales and profitability. We are also subject to laws, regulations and industry standards relating to endorsements and influencer marketing. Many of these laws, regulations and industry standards are changing and may be subject to differing interpretations, are costly to comply with or inconsistent among jurisdictions.

Our business may be affected by seasonality, which could result in fluctuations in our operating results.

We expect to experience moderate fluctuations in aggregate sales volume during the year. We expect revenues in the first and fourth fiscal quarters to exceed those in the second and third fiscal quarters. However, the mix of product sales may vary considerably from time to time as a result of changes in seasonal and geographic demand for tennis and other sports equipment and in connection with the timing of significant sporting events, such as any Grand Slam tennis tournament and, over time, other sports competitions. In addition, our customers may cancel orders, change delivery schedules or change the mix of products ordered with minimal notice. As a result, we may not be able to accurately predict our quarterly sales. Accordingly, our results of operations are likely to fluctuate significantly from period to period. Our operating margins are also sensitive to a number of additional factors that are beyond our control, including manufacturing and transportation costs, shifts in product sales mix and geographic sales trends, all of which we expect to continue. Results of operations in any period should not be considered indicative of the results to be expected for any future period.

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We may be adversely affected by the financial health of our third-party internet partners, wholesale purchasers, retailers, and distributors.

We extend credit to our distributors and to a select number of third party internet partners based on an assessment of a customer’s financial condition, generally without requiring collateral. To assist in the scheduling of production and the shipping of our products, we offer our distributor partners the opportunity to place orders three months ahead of delivery under our direct ship ordering program. These advance orders may be canceled under certain conditions, and the risk of cancellation may increase when dealing with financially unstable distribution partners struggling with economic uncertainty. In the past, some sports customers have experienced financial difficulties up to and including bankruptcies. Such future events would have an adverse effect on our sales, our ability to collect on receivables and our financial condition. When the retail economy weakens or as consumer behavior shifts, distributors may be more cautious with orders. A slowing or changing economy in our key markets could adversely affect the financial health of our customers, which in turn could have an adverse effect on our results of operations and financial condition. In addition, product sales are dependent in part on high quality digital advertising and merchandising to attract consumers, which requires continuing investments by the company, our distributors and our third party internet partners. Distributors or partners that experience financial difficulties may fail to make such investments or delay them, resulting in lower sales and orders for our products.

Failure to accurately forecast consumer demand could lead to excess inventories or inventory shortages, which could result in decreased operating margins, reduced cash flows and harm to our business.

There is a risk we may be unable to sell excess products ordered from manufacturers. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have an adverse effect on our operating results, financial condition and cash flows. Conversely, if we underestimate consumer demand for our products or if our manufacturers fail to supply products we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, negatively impact retailer, distributor and consumer relationships and diminish brand loyalty. The difficulty in forecasting demand also makes it difficult to estimate our future results of operations, financial condition and cash flows from period to period. A failure to accurately predict the level of demand for our products could adversely affect our net revenues and net income, and we are unlikely to forecast such effects with any certainty in advance.

Consolidation of retailers or concentration of retail market share among a few retailers may increase and concentrate our credit risk and impair our ability to sell products.

The sports equipment retail markets in some countries are dominated by a few large athletic equipment retailers with many stores. These retailers have in the past increased their market share by expanding through acquisitions and construction of additional stores. These situations concentrate our credit risk with a relatively small number of retailers, and, if any of these retailers were to experience a shortage of liquidity or consumer behavior shifts away from traditional retail, it would increase the risk that their outstanding payables to us may not be paid. In addition, increasing market share concentration among one or a few retailers in a particular country or region increases the risk that if any one of them substantially reduces their purchases of our products, we may be unable to find a sufficient number of other retail outlets for our products to sustain the same level of sales and revenues.

If the technology-based systems that give our consumers the ability to shop with us online do not function effectively, our operating results, as well as our ability to grow our digital commerce business globally, could be materially adversely affected.

Many of our consumers shop with us through our digital platforms. Increasingly, consumers are using mobile-based devices and applications to shop online with us and with our competitors and to do comparison shopping. We are increasingly using social media and proprietary mobile applications to interact with our consumers and as a means to enhance their shopping experience. Any failure on our part to provide attractive, effective, reliable, user-friendly digital commerce platforms that offer a wide assortment of merchandise with rapid delivery options and that continually meet the changing expectations of online shoppers could place us at a competitive disadvantage, result in the loss of digital commerce and other sales, harm our reputation with consumers, have a material adverse impact on the growth of our digital commerce business globally and could have a material adverse impact on our business and results of operations. Risks specific to our digital commerce business also include liability for online content. Our failure to successfully respond to these risks might adversely affect sales in our digital commerce business, as well as damage our reputation and brands. Many factors unique to e-commerce operations, some of which are beyond our control, pose risks and uncertainties. Risks include, but are not limited to, credit card fraud or data mismanagement.

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Our products are subject to risks associated with overseas sourcing, manufacturing and financing.

The principal materials used in our products (e.g., injection molded plastics, polyester, electrical motors, remote controls, trolley bags) are available in countries where our manufacturing takes place. Our products are dependent upon the ability of our unaffiliated contract manufacturers to locate, train, employ and retain adequate personnel. Our contractors and suppliers buy raw materials and are subject to wage rates that are oftentimes regulated by the governments of the countries in which our products are manufactured.

There could be a significant disruption in the supply of raw materials from current sources or, in the event of a disruption, our contract manufacturers might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price or at all. Further, our unaffiliated contract manufacturers have experienced and may continue to experience in the future, unexpected increases in work wages, whether government mandated or otherwise and increases in compliance costs due to governmental regulation concerning certain metals used in the manufacturing of our products. In addition, we cannot be certain that our unaffiliated manufacturers will be able to fill our orders in a timely manner. If we experience significant increases in demand, or reductions in the availability of materials, or need to replace an existing manufacturer, there can be no assurance additional supplies of raw materials or additional manufacturing capacity will be available when required on terms acceptable to us, or at all, or that any supplier or manufacturer would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new manufacturing or sources of materials, we may encounter delays in production and added costs as a result of the time it takes to train suppliers and manufacturers in our methods, products, quality control standards and labor, health and safety standards. Any delays, interruption or increased costs in labor or wages, or the supply of materials or manufacture of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short- and long-term.

Because independent manufacturers make all of our products outside of our principal sales markets, our products must be transported by third parties over large geographic distances. Delays in the shipment or delivery of our products due to the availability of transportation, work stoppages, port strikes, infrastructure congestion or other factors, and costs and delays associated with consolidating or transitioning between manufacturers, could adversely impact our financial performance. In addition, manufacturing delays or unexpected demand for our products may require us to use faster, but more expensive, transportation methods such as air freight, which could adversely affect our profit margins. The cost of oil is a significant component in manufacturing and transportation costs, so increases in the price of petroleum products can adversely affect our profit margins. Changes in U.S. trade policies, including new and potential changes to import tariffs and existing trade policies and agreements, could also have a significant impact on our activities in foreign jurisdictions, and could adversely affect our results of operations.

Our financial results may be adversely affected if substantial investments in businesses and operations fail to produce the expected returns.

From time to time, we may invest in technology, business infrastructure, new businesses, product offering and manufacturing innovation and expansion of existing businesses, such as our digital commerce operations, which require substantial cash investments and management attention. We believe cost-effective investments are essential to business growth and profitability; however, significant investments are subject to typical risks and uncertainties inherent in developing a new business or expanding an existing business. The failure of any significant investment to provide expected returns or profitability could have a material adverse effect on our financial results and divert management attention from more profitable business operations.

Our business is sensitive to consumer spending and general economic conditions.

Our business may be adversely affected by the COVID-19 pandemic, the Ukraine war, and the Israel-Hamas war, as well as macro-economic conditions such as inflation, employment levels, wage and salary levels, trends in consumer confidence and spending, reductions in consumer net worth, interest rates, inflation, the availability of consumer credit and taxation policies influence on public spending confidence. Recent dramatic downturns in the strength of global stock markets, currencies and key economies have highlighted many if not all, of these risks.

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Consumer purchases in general may decline during recessions, periods of prolonged declines in the equity markets or housing markets and periods when disposable income and perceptions of consumer wealth are lower, and these risks may be exacerbated for us due to our focus on discretionary premium sporting good items. A downturn in the global economy, or in a regional economy in which we have significant sales, could have a material, adverse effect on consumer purchases of our products, our results of operations and our financial position, and a downturn adversely affecting our consumer base or travelers could have a disproportionate impact on our business.

There continues to be a significant and growing volatility and uncertainty in the global economy due to the Coronavirus pandemic affecting all business sectors and industries. In addition, the on-going uncertainty in Europe and any resulting disruption could adversely impact our net sales in Europe and globally unless and until economic conditions in that region improve and the prospects of national debt defaults in Europe decline. Further or future downturns may adversely affect traffic at our on-line sales portals (which currently includes our own website https://www.connexasports.com/ and could materially and adversely affect our results of operations, financial position and growth strategy).

Likewise, the current impasse in U.S.-China trade relations has resulted in import duties for all Slinger products into the U.S. being increased from the previous standard of 5% to 30%. Our management has taken the view that at this time, gaining distribution and share outweighs the immediate margin consideration and has decided to take the added increase in import tariffs as a margin loss.

There is substantial doubt regarding our ability to continue as a going concern absent obtaining adequate new debt or equity financing and achieving sufficient sales levels.

The Company’s management has determined that there is substantial doubt about the Company’s ability to continue as a going concern and the report of our independent registered public accounting firm on our consolidated financial statements for the years ended April 30, 2023 and 2022 included an explanatory paragraph with respect to the foregoing. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and implement our business plan. This determination was based on the following factors: (i) the Company has a working capital deficit as of April 30, 2023, used cash in operations for the fiscal year ended April 30, 2023 of $6,365,389 and the Company’s Available cash as of the date of this filing will not be sufficient to fund its anticipated level of operations for the next 12 months; (ii) the Company will require additional financing for the fiscal year ending April 30, 2023 to continue at its expected level of operations; and (iii) if the Company fails to obtain the needed capital, it will be forced to delay, scale back, or eliminate some or all of its development activities or perhaps cease operations. In the opinion of management, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern as of the date of the end of the period covered by this report and for one year from the issuance of the consolidated financial statements.

We have limited financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

As a result of our deficiency in working capital on April 30, 2023 and other factors, our auditors have included a paragraph in their audit report regarding substantial doubt about our ability to continue as a going concern. Our plans in this regard are to increase product sales, increase production, obtain inventory financing, seek strategic alternatives and to seek additional capital through future equity private placements or debt facilities.

We have recorded net losses since inception and have significant accumulated deficits. We have relied upon loans and equity financings for operating capital. Total revenues will be insufficient to pay off existing debt and fund operations. We may be required to rely on further debt financing, further loans from related parties, and private placements of shares of Common Stock for our additional cash needs. Such funding sources may not be available, or the terms of such funding sources may not be acceptable to the Company.

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We will need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial working capital needs. Our cash on hand, together with cash generated from product sales, services, cash equivalents and short-term investments will not meet our working capital and capital expenditure requirements for the next twelve months. In fact, we will be required to raise additional funds throughout 2023 or we will need to limit operations until such time as we can raise substantial funds to meet our working capital needs. In addition, we will need to raise additional funds to fund our operations and implement our growth strategy, or to respond to competitive pressures and/or perceived opportunities, such as investment, acquisition, marketing and development activities.

If we experience operating difficulties or other factors, many of which may be beyond our control, cause our revenues or cash flows from operations, if any, to decrease, we may be limited in our ability to spend the capital necessary to complete our development, marketing and growth programs. We require additional financing, in addition to the anticipated cash generated from our operations, to fund our working capital requirements. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our marketing, development, and operational activities or be forced to sell some of our assets on an untimely or unfavorable basis.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors of the Company (the “Board of Directors”), management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer a “smaller reporting company”.

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The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we are required to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of maintaining public company reporting requirements could be significant and may preclude us from seeking financing or equity investment on terms acceptable to us and our shareholders. We estimate these costs to be in excess of $500,000 per year and may be higher if our business volume or business activity increases significantly. Our current estimate of costs does not include the necessary expenses associated with compliance, documentation and specific reporting requirements of Section 404 as we will not be subject to the full reporting requirements of Section 404 until we no longer qualify as a “smaller reporting company”.

If our revenues are insufficient or non-existent, and/or we cannot satisfy many of these costs through the issuance of shares or debt, we may be unable to satisfy these costs in the normal course of business. This would certainly result in our being unable to continue as a going concern.

If we fail to maintain effective internal controls over financial reporting, then the price of the Common Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of the Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of the Common Stock.

Any acquisitions we make could disrupt our business and seriously harm our financial condition.

We have in the past made (and may, from time to time, consider) acquisitions of complementary companies, products or technologies. A primary component of our growth strategy has been to acquire complementary businesses to grow our Company. For example, we acquired the business of Foundation Sports Systems, LLC, in our fiscal year ended April 30, 2021, and the acquisitions of PlaySight and Gameface closed in the fiscal year ended April 30, 2022. In the Company’s fiscal quarter ended January 31, 2023, the Company divested PlaySight and 75% of its interest in Foundation Sports as the required monthly cash burn became increasingly difficult to manage as inflation rose and the cost of manufacturing the Company’s non-technological products grew. As a result, the Company sold PlaySight back to its original owners of in November 2022, and the Company sold most (75%) of Foundation Tennis back to their original owners, with an option to purchase any remaining interests. We intend to continue to pursue acquisitions of complementary technologies, products and businesses as a primary component of our growth strategy to enhance the features and functionality of our applications, expand our customer base and provide access to new markets and increase benefits of scale. Acquisitions involve numerous risks, including difficulties in the assimilation of the acquired businesses, the diversion of our management’s attention from other business concerns and potential adverse effects on existing business relationships could cause our actual growth or operating results to differ from our expectations. In addition, any acquisitions could involve the incurrence of substantial additional indebtedness. We cannot assure you that we will be able to successfully integrate any acquisitions that we pursue or that such acquisitions will perform as planned or prove to be beneficial to our operations and cash flow. Any such failure could seriously harm our business, financial condition and results of operations. In addition, there might be potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers.

Some aspects of our business processes include open-source software, which poses risks that could have a material and adverse effect on our business, financial condition and results of operations. In addition, any failure to comply with the terms of one or more of these open-source licenses could negatively affect our business.

We incorporate open-source software into processes supporting our business and anticipate using open- source software in the future. Such open-source software may include software covered by licenses like the GNU General Public License and the Apache License. The terms of various open-source licenses to which we are subject have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to operate our systems, limits our use of the software, inhibits certain aspects of our systems and negatively affects our business operations.

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Some open-source licenses contain requirements that we make source code modifications or derivative works we create publicly available or make such modifications or derivative works available on unfavorable terms or at no cost, depending on the type of open-source software used.

While we monitor our use of open-source software and try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open-source license, such use could inadvertently occur, or could be claimed to have occurred, in part because open-source license terms are often ambiguous. We may face claims from third parties claiming ownership of, or demanding the release or license of, modifications or derivative works that we have developed using such open-source software (which could include our proprietary source code or artificial intelligence (“AI”) models), or otherwise seeking to enforce the terms of the applicable open-source license. These claims could result in litigation and if portions of our proprietary AI models or software are determined to be subject to an open-source license, or if the license terms for the open-source software that we incorporate change, we could be required to publicly release all or affected portions of our source code, purchase a costly license, cease offering the implicated products or services unless and until we can re-engineer such source code in a manner that avoids infringement, discontinue or delay the provision of our offerings if re-engineering could not be accomplished on a timely basis or change our business activities, any of which could negatively affect our business operations and potentially our intellectual property rights. In addition, the re-engineering process could require us to expend significant additional research and development resources, and we may not be able to complete the re-engineering process successfully. If we were required to publicly disclose any portion of our proprietary models, it is possible we could lose the benefit of trade secret protection for our models.

In addition to risks related to license requirements, the use of certain open-source software can lead to greater risks than the use of third-party commercial software, as open-source licensors generally do not provide support, warranties, indemnification, controls or other contractual protections regarding infringement claims or the quality of the origin of the software. There is little legal precedent in this area, and any actual or claimed requirement to disclose our proprietary source code or pay damages for breach of contract could harm our business and could help third parties, including our competitors, develop products and services that are similar to or better than ours. Use of open-source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to breach our website and systems that rely on open-source software. Any of these risks associated with the use of open-source software could be difficult to eliminate or manage, and if not addressed, could materially and adversely affect our business, financial condition and results of operations.

Systems defects, failures or disruptions, including events beyond our control, and resulting interruptions in the availability of our websites, applications, products, or services could harm our business, harm our reputation, result in significant costs to us, decrease our potential profitability and expose us to substantial liability.

We use vendors, such as our cloud computing web services provider and third-party software providers, in the operation of our platform. The satisfactory performance, reliability and availability of our technology and our underlying network and infrastructure are critical to our operations and reputation and the ability of our platform to attract new and retain existing customers. We rely on these vendors to protect their systems and facilities against damage or service interruptions from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses or attempts to harm these systems, criminal acts, unauthorized access, sabotage, acts of vandalism, military actions, negligence, human errors, fraud, spikes in platform use and denial of service issues, hardware failures, improper operation, cyberattacks, data loss, wars and similar events. If our arrangement with a vendor is terminated or if there is a lapse of service or damage to its systems or facilities, we could experience interruptions in our ability to operate our platform. We also may experience increased costs and difficulties in replacing that vendor and replacement services may not be available on commercially reasonable terms, on a timely basis, or at all.

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In addition, our platform may be accessed by many users at the same time. As we continue to expand the number of our users, and products and services available through our platform, we may not be able to scale our technology to accommodate the increased capacity requirements. The failure of data centers, internet service providers or other third- party service providers to meet our capacity requirements could result in interruptions or delays in access to our platform or impede our ability to grow our business and scale our operations. Any interruptions or delays in our platform availability, whether as a result of a failure to perform on the part of a vendor, any damage to one of our vendor’s systems or facilities, the termination of any of our third-party vendor agreements, software failures, our or our vendor’s error, natural disasters, terrorism, other man-made problems, security breaches, whether accidental or willful, or other factors, could harm our relationships with our customers, prevent our customers from accessing their accounts, damage our reputation with current and potential customers, expose us to liability, cause us to lose customers, cause the loss of critical data, prevent us from supporting our platform, products or services or cause us to incur additional expense in arranging for new facilities and support or otherwise harm our business and also harm our reputation.

In addition, we source certain information from third parties. In the event that any third party from which we source information experiences a service disruption, whether as a result of maintenance, natural disasters, terrorism, or security breaches, whether accidental or willful, or other factors, the ability to access our platform may be adversely impacted. Additionally, there may be errors contained in the information provided by third parties. This may result in the inability to approve otherwise qualified applicants through our platform, which may adversely impact our business by negatively impacting our reputation and reducing our transaction volume.

To the extent we use or are dependent on any particular third-party data, technology, or software, we may also be harmed if such data, technology, or software becomes non-compliant with existing regulations or industry standards, becomes subject to third-party claims of intellectual property infringement, misappropriation, or other violation, or malfunctions or functions in a way we did not anticipate. Any loss of the right to use any of this data, technology, or software could result in delays in the provisioning of our products and services until equivalent or replacement data, technology, or software is either developed by us, or, if available, is identified, obtained, and integrated, and there is no guarantee that we would be successful in developing, identifying, obtaining, or integrating equivalent or similar data, technology, or software, which could result in the loss or limiting of our products, services, or features available in our products or services.

Our ability to sell our products and services will be dependent on the quality of our technical support and our failure to deliver high-quality technical support services could have a material adverse effect on our sales and results of operations.

If we do not effectively assist our users in deploying our products and services, succeed in helping our users quickly resolve post-deployment issues and provide effective ongoing support, or if potential customers perceive that we may not be able to achieve the foregoing, our ability to sell our products and services would be adversely affected, and our reputation with potential users could be harmed. In addition, if we expand our operations internationally, our technical support team will face additional challenges, including those associated with delivering support, training and documentation in languages other than the English language. As a result, our failure to deliver and maintain high-quality technical support services to our users could result in customers choosing to use our competitors’ products or services in the future.

Our Gameface products and services may fail to keep pace with rapidly changing technology and evolving industry standards.

The market in which Gameface operates is characterized by rapid, and sometimes disruptive, technological developments, evolving industry standards, frequent new product introductions and enhancements and changes in user requirements. In addition, both traditional and new competitors are investing heavily in our market areas and competing for users. As next-generation video analytics technology continues to evolve, we must keep pace in order to maintain or expand our market position. If we are not able to successfully add staff resources with sufficient technical skills to develop and bring new products to market in a timely manner, achieve market acceptance of our products and services or identify new market opportunities for our products and services, our business and results of operations may be materially and adversely affected.

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The business-to-business e-commerce industry is highly competitive, and we may not be able to compete effectively.

The market for business-to-business (“B2B”) e-commerce solutions is rapidly changing and intensely competitive. We expect competition to intensify as the number of entrants and new technologies increases. We may not be able to compete successfully against current or future competitors. The competitive pressures facing us may harm our business, operating results and financial condition.

If we are not able to enhance or introduce new products that achieve market acceptance and keep pace with technological developments, our business, results of operations and financial condition could be harmed.

Our ability to attract new users and increase revenue from existing customers depends in part on our ability to enhance and improve our platforms, increase adoption and usage of our products and introduce new products and features. The success of any enhancements or new products depends on several factors, including timely completion, adequate quality testing, actual performance quality, market-accepted pricing levels and overall market acceptance and demand. Enhancements and new products that we develop may not be introduced in a timely or cost-effective manner, may contain defects, may have interoperability difficulties with our platform, or may not achieve the market acceptance necessary to generate significant revenue. If we are unable to successfully enhance our existing platform and capabilities to meet evolving customer requirements, increase adoption and usage of our platform, develop new products, or if our efforts to increase the usage of our products are more expensive than we expect, then our business, results of operations and financial condition could be harmed.

Customers may experience difficulty in integrating Gameface with third-party applications, which would inhibit sales.

Gameface may serve a customer base with a wide variety of constantly changing hardware, operating system software, packaged software applications and networking platforms. If Gameface fails to gain broad market acceptance due to its inability to support a variety of these platforms, our operating results may suffer. Our business depends, in part, on the following factors:

●	Our ability to integrate Gameface with multiple platforms and existing systems and to modify our product as new versions of packaged applications are introduced;

●	Access to application program interfaces for the third-party software products that are integrated with our products; and

●	Our ability to anticipate and support new standards.

Lack of cooperation from Vendors of the software we use in Gameface and other products may interfere with the use of Gameface apps and inhibit our business.

Application program interfaces provide the instructions that are required to transfer information into and out of an application and trigger the specific characteristics of that application. These instructions are needed to create adapters between Gameface and third-party software products, but access to application program interfaces is controlled by the vendors of these applications. If the application vendor denies or delays our access to application program interfaces, our business may be harmed. Some application vendors may become competitors or establish alliances with our competitors, increasing the likelihood that we would not be granted access to their application program interfaces. Furthermore, we may need to modify Gameface or develop new adapters in the future as new applications or newer versions of existing applications are introduced. If we fail to continue to develop adapters or respond to new applications or newer versions of existing applications in a timely manner, our business could suffer.

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Risks Related to the Company’s Legal and Regulatory Requirements

Failure to adequately protect our intellectual property and curb the sale of counterfeit merchandise could injure our brand and negatively affect our sales.

Our trademarks, copyrights, patents, designs and other intellectual property rights are important to our success and our competitive position. We devote significant resources to the registration and protection of our trademarks and patents. In spite of our efforts, counterfeiting and design copies may still occur. If we are unsuccessful in challenging the usurpation of these rights by third parties, this could adversely affect our future sales, financial condition and results of operations. Our efforts to enforce our intellectual property rights can potentially be met with defenses and counterclaims attacking the validity and enforceability of our intellectual property rights. Unplanned increases in legal fees and other costs associated with protecting our intellectual property rights could result in higher operating expenses. Additionally, legal regimes outside the U.S., particularly those in Asia, including China, may not always protect intellectual property rights to the same degree as U.S. laws, or the time required to enforce our intellectual property rights under these legal regimes may be lengthy and delay our recovery.

We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

A significant portion of our intellectual property has been developed by our employees, or outside consultants in the course of their employment or retention with us. Under the Israeli Patent Law, 5727-1967, or the Patent Law, inventions conceived by an employee during the scope of his or her employment with a company are regarded as “service inventions.” The Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patent Law, has previously held, in certain cases, that employees may be entitled to remuneration for service inventions that they develop during their service for a company despite their explicit waiver of such right. Therefore, we may face claims by employees demanding remuneration beyond their regular salary and benefits.

We may be subject to product liability lawsuits or claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may be subject to product liability lawsuits and claims that, individually or in the aggregate, could harm our business, prospects, results of operations and financial condition. We may face lawsuits or claims if our products do not perform as expected, malfunction or are used without complying with their specifications. Moreover, a product liability lawsuit or claim, regardless of merit, could generate negative publicity about our products, which could have a material adverse effect on our brand, business, prospects, results of operations and financial condition. Any lawsuit or claim seeking monetary damages significantly exceeding our coverage or outside of our coverage may have a material adverse effect on our business and financial condition.

If we provide products and services related to sports betting, our business may become subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business. Any adverse change in regulations or their interpretation, or the regulatory climate applicable to these contemplated products and services, or changes in tax rules and regulations or interpretation thereof related to these contemplated products and services, could adversely impact our ability to operate our business as we seek to operate in the future, which could have a material adverse effect on our financial condition and results of operations.

Our business could potentially expand into sports betting, in which case our business partners are generally subject to laws and regulations in the jurisdictions in which we will conduct our business or in some circumstances, of those jurisdictions in which we offer our services or those are available, as well as the general laws and regulations that apply to all e-commerce businesses, such as those related to privacy and personal information, tax and consumer protection. These laws and regulations vary from one jurisdiction to another and future legislative and regulatory action, court decisions or other governmental action, which may be affected by, among other things, political pressures, attitudes and climates, as well as personal biases, may at such time have a material impact on our operations and financial results, or may prevent our business partners from expanding into such businesses entirely and thus, may have impact on our business. In addition, some jurisdictions in which we may operate could presently be unregulated or partially regulated and therefore more susceptible to the enactment or change of laws and regulations.

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As a result of the foregoing, future legislative and regulatory action, and court decisions or other governmental action, may have a material impact on our business partners’ business and operations, and that may also have an impact on our operations and financial results. Governmental authorities could view us as having violated local laws, despite efforts to obtain all applicable licenses or approvals. There is also a risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities or incumbent monopoly providers, or private individuals, could be initiated against our business partners, us, and others involved in the sports betting industry. Such potential proceedings could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed upon us or our business partners. Such proceedings could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as impact our reputation.

Furthermore, there can be no assurance that legally enforceable legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to our business to prohibit, legislate or regulate various aspects of the sports betting industry (or that existing laws in those jurisdictions will not be interpreted negatively). Compliance with any such legislation may have a material adverse effect on our business, financial condition and results of operations, either as a result of our determination not to offer products or services in a jurisdiction or to cease doing so, or because a local license or approval may be costly for us or our business partners to obtain and/or such licenses or approvals may contain other commercially undesirable conditions.

Fluctuations in our tax obligations and effective tax rate may have a negative effect on our operating results.

We may be subject to income taxes in multiple jurisdictions. We record tax expense based on our estimates of future payments, which include reserves for uncertain tax provisions in multiple tax jurisdictions. At any one time, many tax years may be subject to audit by various taxing jurisdictions. The results of these audits and negotiations with taxing authorities may affect the ultimate settlement of these issues. As a result, we expect that throughout the year there could be ongoing variability in our quarterly tax rates as events occur and exposures are evaluated. Further, our effective tax rate in a given financial period may be materially impacted by changes in mix and level of earnings or by changes to existing accounting rules or regulations. In addition, tax legislation enacted in the future could negatively impact our current or future tax structure and effective tax rates.

We do not have covenants not to compete in place with our key employees.

We generally do not enter into non-competition agreements as part of our employment agreements with our employees and it may be difficult for us to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us.

We could be subject to changes in tax rates, adoption of new tax laws, additional tax liabilities or increased volatility in our effective tax rate.

We are subject to the tax laws in the U.S. and numerous foreign jurisdictions. Current economic and political conditions make tax laws and regulations, or their interpretation and application, in any jurisdiction subject to significant change. On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Tax Act”), which includes a number of significant changes to previous U.S. tax laws that impact us, including provisions for a one-time transition tax on deemed repatriation of undistributed foreign earnings, and a reduction in the corporate tax rate from 35% to 21% for tax years beginning after December 31, 2017, among other changes. The Tax Act also transitions U.S. international taxation from a worldwide system to a modified territorial system and includes base erosion prevention measures on non-U.S. earnings, which has the effect of subjecting certain earnings of our foreign subsidiaries to U.S. taxation.

We earn a substantial portion of our income in foreign countries and are subject to the tax laws of those jurisdictions. There have been proposals to reform foreign tax laws that could significantly impact how U.S. multinational corporations are taxed on foreign earnings. Although we cannot predict whether or in what form these proposals will pass, several of the proposals considered, if enacted into law, could have an adverse impact on our income tax expense and cash flows.

Portions of our operations are subject to a reduced tax rate or are free of tax under various tax holidays and rulings. We also utilize tax rulings and other agreements to obtain certainty in the treatment of certain tax matters. These holidays and rulings expire in whole or in part from time to time and may be extended when certain conditions are met or terminated if certain conditions are not met. The impact of any changes in conditions would be the loss of certainty in treatment thus potentially impacting our effective income tax rate.

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We may also be subject to the examination of our tax returns by the U.S. Internal Revenue Service (“IRS”) and other tax authorities. We regularly assess the likelihood of an adverse outcome resulting from these examinations to determine the adequacy of our provision for income taxes. Although we believe our tax provisions are adequate, the final determination of tax audits and any related disputes could be materially different from our historical income tax provisions and accruals. The results of audits or related disputes could have an adverse effect on our financial statements for the period or periods for which the applicable final determinations are made. For example, we and our subsidiaries are also engaged in a number of intercompany transactions across multiple tax jurisdictions. Although we believe we have clearly reflected the economics of these transactions and the proper local transfer pricing documentation is in place, tax authorities may propose and sustain adjustments that could result in changes that may impact our mix of earnings in countries with differing statutory tax rates.

To the extent we may rely on endorsements or testimonials, we will review any relevant relationships for compliance with the Endorsement Guides and we will otherwise endeavor to follow the FTC Act and other legal standards applicable to our advertising.

The FTC regulates the use of endorsements and testimonials in advertising as well as relationships between advertisers and social media influencers pursuant to principles described in the FTC’s Guides Concerning the Use of Endorsements and Testimonials in Advertising, or the Endorsement Guides. The Endorsement Guides provide that an endorsement must reflect the honest opinion of the endorser and cannot be used to make a claim about a product that the product’s marketer couldn’t legally make. They also say that if there is a connection between an endorser and the marketer that consumers would not expect and it would affect how consumers evaluate the endorsement, that connection should be disclosed. Another principle in the Endorsement Guides applies to ads that feature endorsements from people who achieved exceptional, or even above average, results from using a product. If the advertiser doesn’t have proof that the endorser’s experience represents what people will generally achieve using the product as described in the ad, then an ad featuring that endorser must make clear to the audience what results they can generally expect to achieve and the advertiser must have a reasonable basis for its representations regarding those generally expected results. Although the Endorsement Guides are advisory in nature and do not operate directly with the force of law, they provide guidance about what the FTC staff generally believes the Federal Trade Commission Act, or FTC Act, requires in the context using of endorsements and testimonials in advertising and any practices inconsistent with the Endorsement Guides can result in violations of the FTC Act’s proscription against unfair and deceptive practices.

To the extent we may rely on endorsements or testimonials, we will review any relevant relationships for compliance with the Endorsement Guides and we will otherwise endeavor to follow the FTC Act and other legal standards applicable to our advertising. However, if our advertising claims or claims made by our social media influencers or by other endorsers with whom we have a material connection do not comply with the Endorsement Guides or any requirement of the FTC Act or similar state requirements, the FTC and state consumer protection authorities could subject us to investigations and enforcement actions, impose penalties, require us to pay monetary consumer redress, require us to revise our marketing materials and require us to accept burdensome injunctions, all of which could harm our business, reputation, financial condition and results of operations.

Failure of our contractors or our licensees’ contractors to comply with local laws and other standards could harm our business.

We work with contractors outside of the U.S. to manufacture our products. We require the contractors that directly manufacture our products and our licensees that make products using our intellectual property (including, indirectly, their contract manufacturers) to comply with environmental, health and safety standards for the benefit of workers. We also require these contractors to comply with applicable standards for product safety. Notwithstanding their contractual obligations, from time-to-time contractors may not comply with such standards or applicable local law or our licensees may fail to enforce such standards or applicable local law on their contractors. Significant or continuing noncompliance with such standards and laws by one or more contractors could harm our reputation or result in a product recall and, as a result, could have an adverse effect on our sales and financial condition. Negative publicity regarding production methods, alleged practices or workplace or related conditions of any of our suppliers, manufacturers or licensees could adversely affect our brand image and sales and force us to locate alternative suppliers, manufacturers or licenses.

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We could be subject to a change in tax laws, which may impact tax rates or otherwise adversely impact our tax position and may be subject to a tax audit.

We are subject to the tax laws in the U.S. and numerous foreign jurisdictions. Such laws may change as a result of economic and political conditions, or there may be changes to such laws interpretation and application.

We earn a substantial portion of our income in foreign countries and are subject to the tax laws of those jurisdictions. There have been proposals to reform foreign tax laws that could significantly impact how U.S. multinational corporations are taxed on foreign earnings. Although we cannot predict whether or in what form these proposals will pass, several of the proposals considered, if enacted into law, could have an adverse impact on our income tax expense and cash flows.

We are subject to a complex array of laws and regulations, which could have an adverse effect on our business, financial condition and results of operations.

As a global business, we are subject to and must comply with extensive laws and regulations in the U.S. and other jurisdictions in which we have operations and distribution channels. If we or our employees, agents, suppliers, and other partners fail to comply with any of these laws or regulations, such failure could subject us to fines, sanctions or other penalties that could negatively affect our reputation, business, financial condition and results of operations. We may be involved in various types of claims, lawsuits, regulatory proceedings and government investigations relating to our business, our products and the actions of our employees and representatives, including contractual and employment relationships, product liability, antitrust, trademark rights and a variety of other matters. It is not possible to predict with certainty the outcome of any such legal or regulatory proceedings or investigations, and we could in the future incur judgments, fines or penalties, or enter into settlements of lawsuits and claims that could have a material adverse effect on our business, financial condition and results of operations and negatively impact our reputation. The global nature of our business means legal and compliance risks, such as anti-bribery, anti-corruption, fraud, trade, environmental, competition, privacy and other regulatory matters, will continue to exist and additional legal proceedings and other contingencies will arise from time to time, which could adversely affect us. In addition, the adoption of new laws or regulations, or changes in the interpretation of existing laws or regulations, may result in significant unanticipated legal and reputational risks. Any current or future legal or regulatory proceedings could divert management’s attention from our operations and result in substantial legal fees.

For as long as we are a “smaller reporting company,” we will not be required to comply with certain reporting requirements that apply to other publicly reporting companies. We cannot predict whether the reduced disclosure requirements applicable to smaller reporting companies will make our common shares less attractive to investors.

We are currently a “smaller reporting company.” For as long as we continue to be a smaller reporting company, we may choose to take advantage of certain exemptions from reporting requirements applicable to other publicly reporting companies that are not smaller reporting companies. These include not being required to comply with the auditor attestation requirements for the assessment of our internal controls over financial reporting provided by Section 404 of the Sarbanes- Oxley Act of 2002, or the Sarbanes-Oxley Act, and not being required to provide certain disclosure regarding executive compensation required of larger publicly reporting companies. We cannot predict if investors will find our common shares less attractive if we choose to rely on these exemptions. If some investors find our common shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our shares and our share price may be more volatile. Further, as a result of these scaled regulatory requirements, our disclosure may be more limited than that of other publicly reporting companies and you may not have the same protections afforded to shareholders of such companies.

We are subject to the periodic reporting requirements of the Exchange Act that require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will affect the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

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However, for as long as we remain a “smaller reporting company,” as defined in in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may take advantage of these reporting exemptions until we are no longer an emerging growth company.

If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of the Common Stock, could drop significantly.

Risks Related to Ownership of Our Shares

Our stock price may be volatile, or may decline regardless of our operating performance, and you could lose all or part of your investment as a result.

You should consider an investment in our securities to be risky, and you should invest in our securities only if you can withstand a significant loss and wide fluctuation in the market value of your investment. The market price of our common shares could be subject to significant fluctuations in response to the factors described in this section and other factors, many of which are beyond our control. Among the factors that could affect our stock price are:

●	Actual or anticipated variations in our quarterly and annual operating results or those of companies perceived to be similar to us;

●	Weather conditions, particularly during holiday shopping periods;

●	Changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors, or differences between our actual results and those expected by investors and securities analysts;

●	Fluctuations in the market valuations of companies perceived by investors to be comparable to us;

●	The public’s response to our or our competitors’ filings with the SEC or announcements regarding new products or services, enhancements, significant contracts, acquisitions, strategic investments, litigation, restructurings or other significant matters;

●	Speculation about our business in the press or the investment community;

●	Future sales of our shares;

●	Actions by our competitors;

●	Additions or departures of members of our senior management or other key personnel; and

●	The passage of legislation or other regulatory developments affecting us or our industry.

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In addition, the securities markets have experienced significant price and volume fluctuations that have affected and continue to affect the market price of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations, as well as general economic, systemic, political and market conditions, such as recessions, loss of investor confidence, interest rate changes, or international currency fluctuations, may negatively affect the market price of our shares.

If any of the foregoing occurs, it could cause our stock price to fall and may expose us to securities class action litigation that, even if unsuccessful, could be costly to defend and a distraction to management.

The trading market for our common shares will be influenced by the research and reports that equity research analysts publish about us and our business. The price of our common shares could decline if one or more securities analysts downgrade our common shares or if those analysts issue a sell recommendation or other unfavorable commentary or cease publishing reports about us or our business. If one or more of the analysts who elect to cover us downgrade our common shares, our share price could decline rapidly. If one or more of these analysts cease coverage of us, we could lose visibility in the market, which in turn could cause our common share price and trading volume to decline.

We do not intend to pay dividends on our shares of Common Stock and under the terms of certain outstanding loans, we are not permitted to pay any dividends.

We intend to retain all of our earnings, if any, for the foreseeable future to finance the operation and expansion of our business and do not anticipate paying cash dividends. Any future determination to pay dividends will be at the discretion of our Board of Directors, subject to compliance with applicable law and any contractual provisions, and will depend on, among other factors, our results of operations, financial condition, capital requirements and other factors that our Board of Directors deems relevant. In addition, under the terms of certain loan agreements between the Company and its lenders, the Company, we may not make any distributions until these loan agreements are repaid in full. At this time, such loans have not been repaid in full. As a result, you should expect to receive a return on your investment in our common shares only if the market price of the Common Stock increases, which may never occur.

Future sales, or the perception of future sales, of shares of Common Stock may depress the price of the Common Stock.

As of February 23, 2024, we had 21,572,447 outstanding shares of Common Stock. Of these shares, 12,807,519 shares were in the public float. The remaining shares of Common Stock outstanding were “restricted securities” within the meaning of Rule 144. Sales of the shares underlying the Notes or the December Warrants in the public market, or the perception that these sales could occur, could reduce the market price of the Common Stock.

Certain of the Company’s large shareholders may be able to exert significant influence on the Company and their interests may conflict with the interests of its other shareholders.

Certain of the Company’s large shareholders represented approximately 35.7% of the Company’s voting rights as of November 24, 2023. Therefore, these shareholders would be able to exert significant influence over certain matters, including matters that must be resolved by the general meeting of shareholders, such as the election of members to the board of directors or the declaration of dividends or other distributions. To the extent that the interests of these shareholders may differ from the interests of the Company’s other shareholders, the Company’s other shareholders may be disadvantaged by any actions that these shareholders may seek to pursue.

Our stockholders may not be able to enforce judgments entered by United States courts against certain of our officers and directors.

We are incorporated in the State of Delaware. However, some of our directors and executive officers may reside outside of the U.S. As a result, our stockholders may not be able to effect service of process upon those persons within the U.S. or enforce against those persons judgments obtained in U.S. courts.

Future sales of shares of Common Stock may result in a decrease in the market price of the Common Stock, even if our business is doing well.

The market price of the Common Stock could drop due to sales of a large number of shares of Common Stock in the market or the perception that such sales could occur. This could make it more difficult to raise funds through future offerings of Common Stock.

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Our stock traded below $1.00 for 30 consecutive days, which resulted in our receipt of a notice of delinquency from Nasdaq, which, in turn, may result in the delisting of the Common Stock from the Nasdaq.

On December 12, 2023, the Company received a letter from the Staff indicating that the Common Stock is subject to potential delisting from Nasdaq because, for a period of 30 consecutive business days, the bid price of the Common Stock has closed below the minimum $1.00 per share requirement for continued listing under the Minimum Bid Price Requirement. The Nasdaq notice indicated that, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company would be provided 180 calendar days, or until June 10, 2024, to regain compliance. If the Company were to fail to regain compliance with the Minimum Bid Price Requirement before June 10, 2024, the Company may be eligible for an additional 180-calendar day compliance period. If the Company fails to regain compliance with the Minimum Bid Price Requirement by June 10, 2024, we may be eligible for another compliance period depending on whether it then meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market. As at the date of this Prospectus, the Company does not meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market. Even if the Company somehow meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market in a timely manner and are therefore granted a compliance period or, if not, the Company will be forced to effect another reverse split in a timely manner, the effect of a future reverse stock split, if any, on the market price for the Common Stock cannot be accurately predicted. In particular, we cannot assure you that the prices for shares of the Common Stock after a future reverse stock split will increase proportionately to prices for shares of the Common Stock immediately before a reverse stock split. The market price of the Common Stock may also be affected by other factors which may be unrelated to a future reverse stock split or the number of shares outstanding.

Furthermore, even if the market price of the Common Stock does rise following a reverse stock split, we cannot assure you that the market price of the Common Stock immediately after a reverse stock split will be maintained for any period of time. Moreover, because some investors may view a reverse stock split negatively, we cannot assure you that a reverse stock split will not adversely impact the market price of the Common Stock. Accordingly, our total market capitalization after a reverse stock split may be lower than the market capitalization before a reverse stock split.

Shareholders may be diluted significantly through our efforts to obtain financing.

Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized 300,000,000 shares that are not issued or reserved for issuance under convertible or exchangeable instruments. In addition, we may attempt to raise additional capital by selling shares, possibly at a deep discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our stock may be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

If our shares of Common Stock become subject to the penny stock rules, it would become more

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USE OF PROCEEDS

All securities sold pursuant to this prospectus will be offered and sold by the selling stockholders. We will not receive any proceeds from the sale of Common Stock offered by the selling stockholders. However, upon the exercise of the December Warrants we would receive aggregate gross proceeds of approximately $1,591,105. Any proceeds from the exercise of the December Warrants will be used for working capital and general corporate purposes. We cannot predict when or if the December Warrants will be exercised, and it is possible that the December Warrants may expire and never be exercised or may be exercised pursuant to a cashless exercise. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares of Common Stock to be sold by the selling stockholders, including registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel, or collectively, the “Registration Expenses.” Other than Registration Expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

The Common Stock is listed on the Nasdaq Capital Market under the symbol “CNXA.” On March 1, 2024, the closing sale price of the Common Stock was $0.2899.

Holders

As of February 23, 2024, we had approximately 224 holders of the Common Stock.

Dividends

We have never declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, to finance the growth and development of our business. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus, our Annual Report on Form 10-K for the year ended April 30, 2023, and our Quarterly Report on Form 10-Q for the period ended October 31, 2023. Certain statements in this discussion and elsewhere in this report constitute forward-looking statements. See “Cautionary Statement Regarding Forward Looking Statements” elsewhere in this report. Because this discussion involves risks and uncertainties, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Lazex Inc. (“Lazex”) was incorporated under the laws of the State of Nevada on July 12, 2015. On August 23, 2019, the majority owner of Lazex entered into a Stock Purchase Agreement with Slinger Bag Americas Inc., a Delaware corporation (“Slinger Bag Americas”), which was 100% owned by Slinger Bag Ltd. (“SBL”), an Israeli company. In connection with the Stock Purchase Agreement, Slinger Bag Americas acquired 2,000,000 shares of common stock of Lazex for $332,239. On September 16, 2019, SBL transferred its ownership of Slinger Bag Americas to Lazex in exchange for the 2,000,000 shares of Lazex acquired on August 23, 2019. As a result of these transactions, Lazex owned 100% of Slinger Bag Americas and the sole shareholder of SBL owned 2,000,000 shares of common stock (approximately 82%) of Lazex. Effective September 13, 2019, Lazex changed its name to Slinger Bag Inc.

On October 31, 2019, Slinger Bag Americas acquired control of Slinger Bag Canada, Inc., (“Slinger Bag Canada”) a Canadian company incorporated on November 3, 2017. There were no assets, liabilities or historical operational activity of Slinger Bag Canada.

On February 10, 2020, Slinger Bag Americas became the 100% owner of SBL, along with SBL’s wholly owned subsidiary Slinger Bag International (UK) Limited (“Slinger Bag UK”), which was formed on April 3, 2019. On February 10, 2021, Zehava Tepler, the owner of SBL, contributed Slinger Bag UK to Slinger Bag Americas for no consideration.

Effective February 25, 2020, the Company increased the number of authorized shares of Common Stock from 75,000,000 to 300,000,000 via a four-to-one forward split of its outstanding shares of Common Stock.

On June 21, 2021, Slinger Bag Americas entered into a membership interest purchase agreement with Charles Ruddy to acquire a 100% ownership stake in Foundation Sports.

On February 2, 2022, the Company entered into a share purchase agreement with Flixsense Pty, Ltd. (“Gameface”). As a result of the share purchase agreement, Gameface would become a wholly owned subsidiary of the Company.

On February 22, 2022, the Company entered into a merger agreement with PlaySight and Rohit Krishnan (the “Shareholders’ Representative”). As a result of the merger agreement, PlaySight became a wholly owned subsidiary of the Company.

On June 14, 2022, the Company effected a 1-for-10 reverse stock split, where the Common Stock began to trade on a reverse split adjusted basis. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of Common Stock. The Company also consummated a public offering of shares of Common Stock and the listing of the Common Stock on the Nasdaq Capital Market.

On November 17, 2022, Gabriel Goldman and Rohit Krishnan resigned from the board of directors of the Company. Gabriel and Rohit were members of the audit and compensation committees. Gabriel Goldman was a member of the Company’s Nominating and Corporate Governance Committee. Neither Gabriel nor Rohit advised the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

On December 5, 2022, the Company assigned 75% of its membership interest in Foundation Sports to Charles Ruddy, its founder and granted him the right for a period of three years to purchase the remaining 25% of its Foundation Sports membership interests for $500,000 in cash. As of December 5, 2022, the results of Foundation Sports were no longer consolidated in the Company’s financial statements, the Company recorded a loss on the sale and the investment is now accounted for as an equity method investment. On December 5, 2022, the Company analyzed this investment and established a reserve for the investment at the full amount of $500,000.

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On November 27, 2022, the Company entered into a share purchase agreement (the “Agreement”) with PlaySight, Chen Shachar and Evgeni Khazanov (together, the “Buyer”) pursuant to which the Buyer purchased 100% of the issued and outstanding shares of PlaySight from the Company in exchange for (1) releasing the Company from all of PlaySight’s obligations towards its vendors, employees, tax authorities and any other (past, current and future) creditors of PlaySight; (2) waiver by the Buyer of 100% of the personal consideration owed to them under their employment agreements in the total amount of $600,000 (which would have been increased in December 2022 to $800,000); and (3) cash consideration of $2 million to be paid to the Company as follows:

(i)	a promissory note in the amount of $2 million issued and delivered to the Company (the “Promissory Note”).

(ii)	The maturity due date of the Promissory Note is December 31, 2023 subject to a one year extension in the discretion of the Buyer until December 31, 2024.

(iii)	The Promissory Note can be partially paid over the time, but in the event it is not paid in full by December 31, 2024, then the remaining amount due (i.e. $2 million less any amount paid), will be converted into ordinary shares of PlaySight (the “Deposited Shares”), which will be deposited with the escrow company of Altshuler Shaham Trust Ltd. (the “Escrow Agent”) for the benefit of the Company or, at the election of the Company, issued in the form of a stock certificate or recorded in some other market-standard format to be held by the Escrow Agent.

(iv)	The number of the Deposited Shares shall be determined according to the post-money valuation of the last investment round of the Company, and in the absence of such investment round, the total number of the Deposited Shares shall be $2 million divided by the Company’s valuation to be determined at that time by a third party appraiser, to be nominated by both the Company and the Buyer (the “Appraiser”). The Company and the Buyer have agreed that the identity of the Appraiser shall be Murray Devine Valuation Advisers, to the extent their cost of the appraisal shall not be higher than the cost of other appraisers from the big 4 accounting firms (i.e., E&Y, KPMG, PWC and Deloitte). The Company and the Buyer have agreed to split the cost of the Appraiser.

The Company also released PlaySight from all of its obligations (except for those created by the Agreement) in respect of the Company, including any inter-company debts on the books, and the Buyer has released the Company from all of its obligations (except for those created by the Agreement) in respect of PlaySight and the Buyer.

The total loss on disposal of Foundation Sports and PlaySight amounted to $41,413,892 in the year ended April 30, 2023.

In April 2023, the Company determined that the technology utilized in Gameface would take substantially more financial resources and more time to bring to market and achieve profitability than originally anticipated. As a result, the goodwill and intangible assets related to Gameface were fully impaired as of April 30, 2023, resulting in an impairment loss of $11,421,817. The Company previously classified Foundation Sports in continuing operations, until December 5, 2022 when they sold 75% of Foundation Sports back to the original owners at which time it deconsolidated this subsidiary and recorded a loss on the sale. The Company also determined to dispose of the PlaySight entity during the year ended April 30, 2023. The Company completed the sale in November 2022 and recorded a loss on the sale at that time. The total loss on disposal of Foundation Sports and PlaySight amounted to $41,413,892 in the year ended April 30, 2023. The Company impaired all goodwill as of April 30, 2023.

On June 8, 2023, the Company entered into a merchant cash advance agreement with Meged Funding Group (“Meged”) pursuant to which the Company sold $315,689 in future receivables to Meged (the “Meged Receivables Purchased Amount”) to in exchange for payment to the Company of $210,600 in cash less fees of $10,580. The Company agreed to pay Meged $17,538 each week until the Meged Receivables Purchased Amount is paid in full.

On August 7, 2023, the Company entered into an agreement with UFS (the “UFS Agreement”) pursuant to which the Company sold $797,500 in future receivables (the “UFS Second Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $550,000 in cash less fees of $50,000. The Company agreed to pay UFS $30,000 each week until the UFS Second Receivables Purchased Amount is paid in full.

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In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement, the Company granted to UFS a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On September 13, 2023, the Company held a special meeting of stockholders in which the following items were approved: (i) the issuance of (i) 25,463 shares of Common Stock, par value $0.001 per share, that were issued on October 3, 2022, and, (ii) 295,051 shares of Common Stock issuable upon exercise of Pre-Funded Warrants at an exercise price of $0.00001 per share, (iii) 320,513 shares of Common Stock issuable upon the exercise of 5-Year Warrants at an exercise price of $15.60 per share, (iv) 641,026 shares of Common Stock issuable upon the exercise of 7.5 Year Warrants at an exercise price of $17.20 per share and (v) 452,489 shares of Common Stock issuable upon the exercise of 5.5-Year Warrants at an exercise price per share equal to $8.84 per share to the Armistice Selling Stockholder and (ii) a reverse stock split of the Common Stock within a range of one (1)-for-ten (10) to one (1)-for-forty (40), with the Board of Directors of the Company to set the specific ratio and determine the date for the reverse stock split to be effective and any other action deemed necessary to effectuate the reverse stock split, without further approval or authorization of stockholders, at any time within 12 months of the special meeting date. The Company effected a 1-for-40 reverse stock split (the “Reverse Stock Split”) on September 25, 2023.

On September 19, 2023, the Company entered into an agreement with Meged (the “Second Meged Agreement”) pursuant to which the Company sold $423,000 in future receivables to Meged (the “Meged Second Receivable Amount”) in exchange for paying the then outstanding balance of $70,153.20 of the Meged Receivables Purchased Amount in full with the balance being retained by the Company in cash for general purposes. The Company agreed to pay Meged $15,107.14 each week until the Meged Second Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Meged under the Second Meged Agreement, the Company granted to Meged a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On September 19, 2023, the Company entered into an agreement with Meged (the “Second Meged Agreement”) pursuant to which the Company sold $423,000 in future receivables to Meged (the “Meged Second Receivable Amount”) in exchange for paying the then outstanding balance of $70,153.20 of the Meged Receivables Purchased Amount in full with the balance being retained by the Company in cash for general purposes. The Company agreed to pay Meged $15,107.14 each week until the Meged Second Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Meged under the Second Meged Agreement, the Company granted to Meged a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On October 11, 2023, the Company entered into a loan and security modification agreement (the “Loan and Security Modification Agreement”) with a one or more institutional investors (the “Lenders”) and a certain institutional investor, as agent for the Lenders (the “Agent”) amending the terms of the Loan and Security Agreement dated January 6, 2023 pursuant to which a note for $2,000,000 was issued (the “LSA”) by and among the Company, the Lenders and the Agent to make an additional loan of $1,000,000 and modify the terms of the LSA to reflect the new loan. In addition, on October 11, 2023, the Company agreed to issue the October Warrants.

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On October 12, 2023, the Board of Directors of the Company approved an amendment to the Bylaws of the Company to reduce the percentage of shares of stock, issued and outstanding and entitled to vote, to be present in person or represented by proxy in order to constitute a quorum for the transaction of any business from a majority to thirty three and one third percent (33 1/3%).

On December 6, 2023, the Company entered into an inducement offer letter agreement (the “Inducement Letter”) with the Armistice Selling Stockholder with regard to certain of the Company’s existing warrants to purchase up to a total of 4,972,203 shares of Common Stock, consisting of: (i) 1,410,151 shares of Common Stock issuable upon the exercise of warrants issued on September 28, 2022 each at an exercise price of $3.546 per share with a term of five year (the “September 2022 Five Year Warrants”); (ii) 3,109,563 shares of Common Stock issuable upon the exercise of warrants issued on September 28, 2022 each at an exercise price of $3.546 per share with a term of seven and one half years (the “September 2022 Seven and a Half Year Warrants”); and (iii) 452,489 shares of Common Stock issuable upon the exercise of warrants issued on January 6, 2023 (the “January 2023 Warrants” and, together with the September 2022 Five Year Warrants and the September 2022 Seven and a Half Year Warrants, the “2022 and 2023 Warrants”).

Pursuant to the Inducement Letter, the Armistice Selling Stockholder agreed to exercise for cash the 2022 and 2023 Warrants to purchase an aggregate of 4,972,203 shares of Common Stock at a reduced exercise price of $0.294 per share in consideration of the Company’s agreement to issue new warrants (the “December Warrants”), as described below, to purchase up to an aggregate of 9,944,406 shares of Common Stock (the “December Warrant Shares”). The Company received aggregate gross proceeds of $1,461,827.68 from the exercise of the 2022 and 2023 Warrants by the Holder, before deducting offering expenses payable by us. The transaction closed on December 7, 2023 (the “Closing Date”).

The resale of the shares of the Common Stock underlying the 2022 and 2023 Warrants and 224,472 shares of Common Stock owned by Sapir LLC, a consultant engaged by the Company were registered pursuant to an existing registration statement on Form S-1 (File No. 333-275407), declared effective by the Securities and Exchange Commission (the “SEC”) on December 4, 2023.

On December 12, 2023, the Company received a letter (“Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market informing the Company that because the closing bid price for the Common Stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company is not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from December 12, 2023, or until June 10, 2024, to regain compliance with the Minimum Bid Price Requirement. If at any time before June 10, 2024, the closing bid price of the Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive trading days (which number days may be extended by Nasdaq), Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement, and the matter would be resolved. The Notice also disclosed that in the event the Company does not regain compliance by June 10, 2024, the Company may be eligible for an additional 180-calendar day compliance period. To qualify for additional time, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. In the event the Company is not eligible for the second grace period, Nasdaq will provide written notice that the Common Stock is subject to delisting. If the Company is notified by Nasdaq that its securities will be subject to delisting, the Company may appeal the delisting determination and request a hearing before a Nasdaq Hearings Panel. If the request for a panel is timely made, any further suspension or delisting action would be stayed pending the conclusion of the hearing process and expiration of any extension that may be granted by the panel. There can be no assurance that the Company will be able to satisfy Nasdaq’s continued listing requirements, regain compliance with the Minimum Bid Price Requirement and maintain compliance with other Nasdaq listing requirements.

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On January 10, 2024, the Company entered into an agreement with Agile Capital Funding, LLC (the “Agile Jan Agreement”) pursuant to which the Company sold $1,460,000 in future receivables to Agile Capital Funding, LLC (the “Agile Jan Receivable Amount”) in exchange for $1,000,000 in cash. The Company agreed to pay Agile Capital Funding, LLC (“Agile”) $52,142.86 each week until the Agile Receivable Amount is paid in full. In order to secure payment and performance of the Company’s obligations to Agile under the Agile Jan Agreement, the Company granted to Agile a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral. The proceeds from the sale of future receivables were used, in part, to pay the outstanding balance of the ACF Receivable Amount (as defined below).

On January 19, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with three investors (the “Investors”) for the issuance and sale to each investor of (i) 2,330,200 shares of Common Stock (the “Shares”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 25,169,800 shares of Common Stock at a combined purchase price of $0.20 per share of Common Stock for an aggregate amount of approximately $16.5 million. The Pre-Funded Warrants have an exercise price of $0.00001 per share of Common Stock and are exercisable beginning on the date stockholder approval is received and effective allowing exercisability of Pre-Funded Warrants under Nasdaq rules until the Pre-Funded Warrants are exercised in full. The aggregate number of Shares to be issued is 6,990,600 and the aggregate number of Pre-Funded Warrants is 75,509,400.

On January 23, 2024, the Company issued 200,000 shares of Common Stock to Smartsports LLC. Smartsports LLC is an investor relations consultant to the Company who is a party to a consulting agreement with the Company dated January 23, 2024 (the “Smartsports Consulting Agreement”). Pursuant to the Smartsports Consulting Agreement, the Company agreed to issue and deliver to Smartsports LLC 200,000 shares of Common Stock as a consulting fee for the provision of investor relations services (the “Consulting Fee Compensation”) and use its commercially reasonable efforts to prepare and file with the Securities Exchange Commission a registration statement covering the resale of all of the shares on Form S-1 as soon as is reasonably practicable. The registration statement of which this prospectus forms a part was filed in compliance with this obligation.

On January 29, 2024, the Company entered into an agreement with Cedar Advance LLC (the “Cedar Agreement”) pursuant to which the Company sold $1,183,200 in future receivables to Cedar Advance LLC (the “Cedar Receivable Amount”) in exchange for $752,000 in cash. The Company agreed to pay Cedar Advance LLC (“Cedar”) $39,440 each week until the Cedar Receivable Amount is paid in full. In order to secure payment and performance of the Company’s obligations to Cedar under the Cedar Agreement, the Company granted to Cedar a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On January 30, 2024, the Company received a letter from the staff of the Nasdaq Stock Market confirming that following the receipt of a an investment of $16.5 million as disclosed in the Company’s current report filed on Form 8-K on January 24, 2024 (i) the Company has regained compliance with the minimum shareholder equity requirement in Listing Rule 5550(b)(1) (the “Equity Rule”), as required by the Nasdaq Hearing Panel’s (“Panel”) decision dated April 12, 2023, as amended, and (ii) in application of Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor for a period of one year from the date of such letter. If, within that one-year monitoring period, the Staff finds that the Company is no longer in compliance with the Equity Rule, then, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to such deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to such deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

It is further reported that, in application of Listing Rule 5815(d)(4)(B), the Company is also subject to a mandatory panel monitor in respect of its period filing requirements in Listing Rule 5250(c)(1) (the “Periodic Filing Rule”) for a period of one year from October 11, 2023. If, within that one-year monitoring period, the Staff finds the Company again out of compliance with the Periodic Filing Rule, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the hearing panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

As of February 21, 2024, the total amount owed pursuant to the Note was $3,197,335.65. Of this amount, the Company received gross proceeds of $3 million from the Lenders.

On February 21, 2024, the Company and the Lenders and the Agent entered into the Waiver, Amendment, and Modification Agreement.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to waive certain events of default with regard to certain covenants and obligations the Company had pursuant to (a) that certain registration rights agreement between the Company and the Lenders and the Agent entered into in September 2022, (b) the LSA (as modified), and (c) the Inducement Letter.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed to modify the Loan and Security Agreement such that the Note is now convertible into up to 9,991,674 shares of Common Stock based on the agreed to conversion price of $0.32. The Company believes that the $0.32 conversion price meets the definition of “Minimum Price” in Nasdaq Listing Rule 5635(d).

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to use its reasonable best efforts to voluntarily convert all amounts owed under the Note on or prior to the last trading day before the trading day on which the next meeting of the Company’s shareholders will take place.

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Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that following shareholder approval, which the Company will seek to obtain by May 3, 2024 (and, if not obtained by such date, the Company agreed to call a shareholder meeting every sixty (60) days until shareholder approval is obtained), the October Warrants and December Warrants will be amended to lower the exercise price of such warrants to $0.16 per share. The October Warrants and December Warrants cannot be exercised at the $0.16 exercise price until the Company, in compliance with Nasdaq Listing Rule 5635(d), obtains shareholder approval to issue the shares of Common Stock at a price below the Minimum Price.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed that Slinger will, within ten (10) business days of the six month anniversary of the Effectiveness Date, pay in cash to the Lenders and the Agent the difference, if any, between (i) the Guaranteed Amount and (ii) the Realized Amount. Slinger is obligated to fund an escrow account with $2 million within ten (10) weeks of February 21, 2024. The Company and the Lenders and the Agent also agreed that if, due to a Force Majeure Event, the Lenders and the Agent has not fully converted the Note prior to the six-month anniversary of the Effectiveness Date, the Company will repurchase the Note and the October Warrants and December Warrants by paying in cash to the Lenders and the Agent the difference, if any, between the Guaranteed Amount and the Realized Amount.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that once the Note is fully repaid (either via a combination of cash payments and conversions into shares of Common Stock or just via conversions into shares of Common Stock) all liens and security interests of the Lenders and the Agent in any and all of the property of the Company and the Guarantors (as defined in the Waiver, Amendment, and Modification Agreement) will be automatically released and terminated, including without limitation, any liens and security interests evidenced by Uniform Commercial Code financing statements.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed to prepare and file a registration statement on Form S-1 registering the shares of Common Stock issuable pursuant to the conversion of the Note with the SEC within five (5) business days of February 21, 2024 and use commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practical thereafter and, in any event, within thirty (30) calendar days of February 21, 2024. The registration statement of which this prospectus forms a part was filed in compliance with this obligation.

The Company operates in the sports equipment and technology business. The Company is the owner of the Slinger Bag Launcher, which is comprised of a portable tennis ball launcher, a portable padel tennis ball launcher and a portable pickleball launcher and Gameface, providing AI technology and performance analytics for sports.

Critical Accounting Policies and Estimates

The critical accounting policies relate exclusively to our continuing operations.

Basis of Presentation

The consolidated financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As a result of the transactions described above, the accompanying consolidated financial statements include the combined results of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL and Gameface for the years ended April 30, 2023 and 2022. All intercompany accounts and transactions have been eliminated in consolidation.

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Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from those estimates.

Valuation of Inventory

Inventory is valued at the lower of the cost (determined principally on a first-in, first-out basis) or net realizable value. The Company’s valuation of inventory includes inventory reserves for inventory that will be sold below cost and the impact of inventory shrink. Inventory reserves are based on historical information and assumptions about future demand and inventory shrink trends. It is possible that changes to inventory reserve estimates could be required in future periods due to changes in market conditions.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. The Company recognizes revenue for its performance obligation associated with its contracts with customers at a point in time once products are shipped. Amounts collected from customers in advance of shipping products ordered are reflected as deferred revenue on the accompanying consolidated balance sheets. The Company’s standard terms are non-cancelable and do not provide for the right-of-return, other than for defective merchandise covered under the Company’s standard warranty. The Company has not historically experienced any significant returns or warranty issues.

Business Combinations

Upon acquisition of a company, we determine if the transaction is a business combination, which is accounted for using the acquisition method of accounting. Under the acquisition method, once control is obtained of a business, the assets acquired, and liabilities assumed, are recorded at fair value. We use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. The determination of the fair values is based on estimates and judgments made by management. Our estimates of fair value are based upon assumptions we believe to be reasonable, but which are inherently uncertain and unpredictable. Measurement period adjustments are reflected at the time identified, up through the conclusion of the measurement period, which is the time at which all information for determination of the values of assets acquired and liabilities assumed is received and is not to exceed one year from the acquisition date. We may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill.

Additionally, uncertain tax positions and tax-related valuation allowances are initially recorded in connection with a business combination as of the acquisition date. We continue to collect information and reevaluate these estimates and assumptions periodically and record any adjustments to preliminary estimates to goodwill, provided we are within the measurement period. If outside of the measurement period, any subsequent adjustments are recorded to the consolidated statement of operations.

Fair Value of Financial Instruments

Fair value of financial and non-financial assets and liabilities is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The three-tier hierarchy for inputs used in measuring fair value, which prioritizes the inputs used in the methodologies of measuring fair value for assets and liabilities, is as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities

Level 3 — Unobservable pricing inputs in the market

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Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Our assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their categorization within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying amount of these financial instruments approximates fair value due to their short-term maturity. The Company’s derivative liabilities were calculated using Level 2 assumptions.

The Company’s contingent consideration in connection with the acquisition of Gameface and PlaySight were calculated using Level 3 inputs.

The Company estimates the fair value of its intangible assets using Level 3 assumptions, primarily based on the income approach utilizing the discounted cash flow method.

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts that are more likely than not to be realized.

Long-Lived Assets and Goodwill

In accordance with ASC 360-10, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. If those net undiscounted cash flows do not exceed the carrying amount, impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value or discounted expected cash flows of those assets and is recorded in the period in which the determination is made. Long-lived assets and goodwill related to Gameface in the amount of $11,421,817 were fully impaired as of April 30, 2023, resulting in an impairment loss.

The Company accounts for goodwill in accordance with ASC 350, Intangibles - Goodwill and Other (“ASC 350”). ASC 350 requires that goodwill not be amortized, but reviewed for impairment if impairment indicators arise and, at a minimum, annually. The Company records goodwill as the excess purchase price over assets acquired and includes any work force acquired as goodwill. Goodwill is evaluated for impairment on an annual basis.

With the adoption of the ASU 2017-04, which eliminates the second step of the goodwill impairment test, the Company tests impairment of goodwill in one step. In this step, the Company compares the fair value of each reporting unit with goodwill to its carrying value. The Company determines the fair value of its reporting units with goodwill using a combination of a discounted cash flow and a market value approach. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, the Company will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that reporting unit, goodwill is not impaired and the Company will not record an impairment charge.

Valuation of Warrants

The Company grants warrants to key employees and executives as compensation on a discretionary basis. The Company also grants warrants in connection with certain note payable agreements and other key arrangements. The Company is required to estimate the fair value of share-based awards on the measurement date and recognize as expense that value of the portion of the award that is ultimately expected to vest over the requisite service period.

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Recent Accounting Pronouncements

Recently Adopted

In January 2017, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), which simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Under ASU 2017-04, goodwill impairment will be tested by comparing the fair value of a reporting unit with its carrying amount, and recognizing an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The new guidance must be applied on a prospective basis and is effective for periods beginning after December 15, 2022, with early adoption permitted. The Company adopted ASU 2017-04 effective May 1, 2021. The adoption of the new standard did not have a material effect on the Company’s consolidated financial statements.

In December 2019, the FASB issued Accounting Standards Update (“ASU”), 2019-12, Simplifying the Accounting for Income Taxes, which amends ASC 740, Income Taxes (ASC 740). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted.

The adoption of the new standard did not have a material effect on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective for public companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact that the adoption of ASU 2020-06 will have on the Company’s consolidated financial statement presentation or disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”). The guidance replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credits, financial guarantees, and other similar instruments) and net investments in leases recognized by a lessor in accordance with Topic 842 on leases. ASC 326 requires enhanced disclosures related to the significant estimates and judgments used in estimating credit losses as well as the credit quality and underwriting standards of a company’s portfolio. In addition, ASC 326 made changes to the accounting for available-for-sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write-down on available-for-sale debt securities the Company does not intend to sell or believes that it is more likely than not they will be required to sell. The ASU can be adopted no later than January 1, 2020 for SEC filers and January 1, 2023 for private companies and smaller reporting companies. The Company has not yet adopted this ASU as it qualifies as a smaller reporting company. The Company does not expect this ASU will have a material impact on its consolidated financial statements.

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In October 2021, the FASB issued ASU 2021-08, “Business Combinations - Accounting for Contract Assets and Contract Liabilities (Topic 805)”. The amendments in this Update address diversity and inconsistency related to the recognition and measurement of contract assets and contract liabilities acquired in a business combination. The amendments in this Update require that an acquirer recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606, Revenue from Contracts with Customers. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The Company does not expect the adoption of this ASU to have a material impact on the Company’s financial statements.

The FASB has issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). ASU 2021-04 provides guidance that an entity should treat a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as an exchange of the original instrument for a new instrument. The standard also provides guidance on how an entity should measure and recognize the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified. The amendments in this ASU are effective for the Company for fiscal years beginning after December 15, 2021. Early adoption is permitted for all entities, including adoption in an interim period. The Company does not expect the adoption of this ASU to have a material impact on the Company’s financial statements.

Results of Operations for the Three Months Ended October 31, 2023 and 2022

The following are the results of our operations for the three months ended October 31, 2023 as compared to 2022:

	For the Three Months Ended
	October 31, 2023	October 31, 2022	Change
	(Unaudited)	(Unaudited)

Net sales	$2,295,918	$2,443,821	$(147,903)
Cost of sales	1,648,955	2,156,780	(507,825)
Gross Profit	646,943	287,041	359,922

Operating expenses:
Selling and marketing expenses	305.037	347,129	(42,092)
General and administrative expenses	1,616,325	4,436,860	(2,820,535)
Research and development costs	-	14,980	(14,980)
Total operating expenses	1,921,362	4,798,969	(2,877,607)
Loss from operations	(1,274,399)	(4,511,928)	3,237,529

Other expenses (income):
Amortization of debt discounts	(13,070)	-	(13,070)
Loss on conversion of accounts payable to common stock	-	-	-
Gain on change in fair value of derivative liability	14,800,253	3,100,102	11,700,151
Derivative expense	(11,398,589)	(7,280,405)	(4,118,184)
Interest expense - related party	-	(21,293)	(21,293)
Interest expense	(352,076)	(406,277)	54,201
Total other (income) expense	3,036,518	(4,607,873)	7,644,391

Net loss from continuing operations	$1,762,119	$(9,119,801)	$10,881,920

Net sales

Net sales decreased $147,903, or 6%, during the three months ended October 31, 2023 as compared to the three months ended October 31, 2022. The decrease was due to the inventory becoming depleted in 2023 due to higher than planned sales orders. Orders received but not invoiced in 2023 were $207,700. Had inventory been at our normal levels, sales would have been greater in this three month period.

Cost of sales and Gross income

Cost of sales decreased $507,826 or 24% during the three months ended October 31, 2023 as compared to the three months ended October 31, 2022, which is primarily due to the reduction in net sales coupled with the reduction in container rates and shipping costs from Asia. Gross income increased $359,922, or 25%, during the three months ended October 31, 2023 as compared to the three months ended October 31, 2022 due to the decrease in cost of sales resulting from reduced container rates, ocean freight and import duties.

Selling and marketing expenses

Selling and marketing expenses decreased $49,092, or 12%, during the three months ended October 31, 2023 as compared to the three months ended October 31, 2022. This decrease is largely driven by a decrease in social media advertising, sponsorships, and other investments in our public relations presence, all based on lower cash flows being generated by lower net sales. In addition, Slinger Bag ambassador agreements came to an end contributing to the overall reduction in marketing expense.

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General and administrative expenses

General and administrative expenses, which primarily consist of compensation (including share-based compensation) and other employee-related costs, as well as legal fees and fees for professional services, decreased $2,820,535 or 64% during the three months ended October 31, 2023 as compared to the three months ended October 31, 2022. This decrease is primarily driven by a decrease in share-based compensation as well as in both headcount and legal costs related to the prior year acquisitions we had.

Research and development costs

Research and development costs decreased $14,980 or 100% during the three months ended October 31, 2023 as compared to the three months ended October 31, 2022. This decrease is primarily driven by our need to pause all development activity in the period due to limited cash flow being available for investment.

Loss From Operations

Loss from operations improved $3,237,529 or 72% in the three months ended 31 October, 2023 as compared to the three months ended October 31, 2022. This improvement was driven by a combination of increased gross income $359,922 or 125% coupled with a reduction in total operating expenses of $2,877,607 or 60%.

Other expense

Total other expense decreased $7,644,391 during the three months ended October 31, 2023 as compared to the three months ended October 31, 2022. We recorded a gain in fair value of derivatives of $14,800,253 compared to $3,100,102 in the same period in 2022. Excluding these gains during the periods to October 31,2023 and 2022, we had other expenses totaling $11,763,735 and $7,280,405) respectively. The increases in other expenses for the three months ended October 31, 2023 as compared to October 31, 2022 was a reduction in amortization of debt discounts and interest as well as an expense related to derivative liability.

Results of Operations for the Six Months Ended October 31, 2023 and 2022

The following are the results of our operations for the six months ended October 31, 2023 as compared to 2022:

	For the Six Months Ended
	October 31, 2023	October 31, 2022	Change
	(Unaudited)	(Unaudited)

Net sales	$5,416,149	$6,027,157	$(611,008)
Cost of sales	3,876,437	4,718,824	(842,387)
Gross Profit	1,539,712	1,308,333	231,739

Operating expenses:
Selling and marketing expenses	547,390	1,103,952	(556,562)
General and administrative expenses	4,121,385	7,751,470	(3,630,085)
Research and development costs	-	34,405	(34,405)
Total operating expenses	4,668,775	8,889,827	(4,221,052)
Loss from operations	(3,129,063)	(7,581,494)	4,452,431

Other expenses (income):
Amortization of debt discounts	(790,262)	(2,872,222)	2,081960
Loss on conversion of accounts payable to common stock	(289,980)	-	(289,980)
Gain on change in fair value of derivative liability	16,944,807	6,787,597	10,157,210
Derivative expense	(11,398,589)	(7,280,405)	(4,118,184)
Interest expense - related party	-	(82,414)	(82,414)
Interest expense	(421,559)	(597,580)	176,021
Total other (income) expense	4,044,417	(4,045,024)	8,089,441

Net loss from continuing operations	$915,354	$(11,626,518)	$12,541,872

Net sales

Net sales decreased $611,008, or 10%, during the six months ended October 31, 2023 as compared to the six months ended October 31, 2022. The decrease was due to the inventory becoming depleted in 2023 due to higher than planned sales orders.

Cost of sales and Gross income

Cost of sales decreased $842,387 or 18% during the six months ended October 31, 2023 as compared to the six months ended October 31, 2022, which is primarily due to the reduction in net sales. Gross income increased $231,379, or 18%, during the six months ended October 31, 2023 as compared to the six months ended October 31, 2022 due to the cost of sales resulting from reduced container rates, ocean freight and import duties.

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Selling and marketing expenses

Selling and marketing expenses decreased $556,562, or 50%, during the six months ended October 31, 2023 as compared to the six months ended October 31, 2022. This decrease is largely driven by a decrease in social media advertising, sponsorships, and other investments in our public relations presence based on lower cash flows being generated by lower net sales. In addition, all Slinger Bag ambassador agreements came to an end contributing to a reduction in overall marketing expense.

General and administrative expenses

General and administrative expenses, which primarily consist of compensation (including share-based compensation) and other employee-related costs, as well as legal fees and fees for professional services, decreased $3,630,085 or 47% during the six months ended October 31, 2023 as compared to the six months ended October 31, 2022. This decrease is primarily driven by a decrease in share-based compensation as well as in both headcount and legal costs related to the prior year acquisitions.

Research and development costs

Research and development costs decreased $34,405 or 100% during the six months ended October 31, 2023 as compared to the six months ended October 31, 2022. This decrease is primarily driven by our need to pause all development activity in the period due to limited cash flow being available for investment.

Loss from Operations

Loss from operations improved $4,452,431 or 59% in the six months ended 31 October 2023 as compared to the six months ended October 31, 2022. This improvement was driven by a combination of increased gross income $231,379 or 18% coupled with a reduction in total operating expenses of $4,221,052 or 59%.

Other expense

Total other expense decreased $8,089,441 or 200% during the six months ended October 31, 2023 as compared to the six months ended October 31, 2022. We recorded a gain in fair value of derivatives of $16,944,807 compared to $6,787,597 in the same period in 2022. Excluding these gains during the periods to October 31,2023 and 2022, we had other expenses totaling $12,900,390 and $10,832,621 respectively. The increases in these other expenses for the six months ended October 31, 2023 as compared to October 31, 2022 was a reduction in amortization of debt discounts, interest and interest paid to related parties offset by increased expenses in loss on conversion of accounts payable to common stock and derivative liability expenses.

Liquidity and Capital Resources

Our financial statements have been prepared on a going concern basis, which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We had an accumulated deficit of $150,835,256 as of October 31, 2023, and more losses are anticipated in the development of the business. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

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The ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or being able to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or Common Stock. In respect to additional financing, refer to the consolidated financial statements herein. In the event that the Company is unable to successfully raise capital and/or generate revenues, the Company will likely reduce general and administrative expenses, and cease or delay its development plan until it is able to obtain sufficient financing. There can be no assurance that additional funds will be available on terms acceptable to the Company, or at all.

The following is a summary of our cash flows from operating, investing and financing activities for the six months ended October 31, 2023 and 2022:

	For the Six Months Ended
	October 31, 2023	October 31, 2022
Net cash provided by operating activities	$(648,056)	$(6,496,591)
Net cash used in investing activities	-	-
Net cash (used in) financing activities	654,479	(5,345,073)

We had cash and cash equivalents of 285,861 as of October 31, 2023, as compared to $202,095 as of April 30, 2023.

Net cash used in operating activities was $(648,056) during the six months ended October 31, 2023, as compared to net cash used in operating activities of $(5,999,452) during the same period in 2022. Our net cash used in operating activities during the six months ended October 31, 2023 was primarily the result of our net income of $915,354 for the period, partially offset by our net non-cash expenses of ($3,553,747), incorporating the change in fair value of derivative liability, reductions in shares and warrants issued for services, share-based compensation, amortization of debt discounts, interest and interest due to related parties, settlement expense, loss on depreciation, amortization and impairment expenses, as well as changes in our current assets and liabilities related to our operations. The most notable changes occurred in in our accounts receivables. inventory and prepaid inventory significantly decreased in the six month periods, as well as a significant increase in other current liabilities and an increases in accounts payable related to our cash flow issues during the respective periods.

Our net cash used in operating activities during the six months ended October 31, 2022 was primarily the result of our net loss of $15,289,998 for the period and our net non-cash expenses of $4,026,866 as well as the changes in our operating current assets and liabilities.

We incurred no investing activities in either of the six-month periods ended October 31, 2023 and 2022.

Net cash used in financing activities was $654,749 for the six months ended October 31, 2023, as compared to net cash provided by financing activities of $5,345,073 for the same period in 2022. The changes is financing activities for the six months ended October 31, 2023 primarily consisted of $1,276,000 proceeds from notes payable, offset by $556,025 in payments of notes payable to related parties and $65,496 in payments of notes payable. Changes in financing activities for the six months ended October 31, 2022 consisted of proceeds of $9,194,882 resulting from issuance of Common Stock, offset with $14,133 in payments of notes to related parties and $3,835,676 in payment of notes payable.

On June 8, 2023, the Company entered into a merchant cash advance agreement with Meged Funding Group (“Meged”) pursuant to which the Company sold $315,689 in future receivables to Meged (the “Meged Receivables Purchased Amount”) to in exchange for payment to the Company of $210,600 in cash less fees of $10,580. The Company agreed to pay Meged $17,538 each week until the Meged Receivables Purchased Amount is paid in full.

On August 7, 2023, the Company entered into an agreement with UFS (the “UFS Agreement”) pursuant to which the Company sold $797,500 in future receivables (the “UFS Second Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $550,000 in cash less fees of $50,000. The Company agreed to pay UFS $30,000 each week until the UFS Second Receivables Purchased Amount is paid in full.

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In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement, the Company granted to UFS a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On September 19, 2023, the Company entered into an agreement with Meged (the “Second Meged Agreement”) pursuant to which the Company sold $423,000 in future receivables to Meged (the “Meged Second Receivable Amount”) in exchange for paying the then outstanding balance of $70,153.20 of the Meged Receivables Purchased Amount in full with the balance being retained by the Company in cash for general purposes. The Company agreed to pay Meged $15,107.14 each week until the Meged Second Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Meged under the Second Meged Agreement, the Company granted to Meged a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On October 11, 2023, the Company entered into the Loan and Security Modification Agreement with the Lenders and the Agent amending the terms of the LSA by and among the Company, the Lenders and the Agent to make an additional loan of $1,000,000 and modify the terms of the LSA to reflect the new loan.

As of February 21, 2024, the total amount owed pursuant to the Note was $3,197,335.65. Of this amount, the Company received gross proceeds of $3 million from the Lenders.

On February 21, 2024, the Company and the Lenders and the Agent entered into the Waiver, Amendment, and Modification Agreement.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to waive certain events of default with regard to certain covenants and obligations the Company had pursuant to (a) that certain registration rights agreement between the Company and the Lenders and the Agent entered into in September 2022, (b) the LSA (as modified), and (c) the Inducement Letter.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed to modify the Loan and Security Agreement such that the Note is now convertible into up to 9,991,674 shares of Common Stock based on the agreed to conversion price of $0.32. The Company believes that the $0.32 conversion price meets the definition of “Minimum Price” in Nasdaq Listing Rule 5635(d).

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to use its reasonable best efforts to voluntarily convert all amounts owed under the Note on or prior to the last trading day before the trading day on which the next meeting of the Company’s shareholders will take place.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that following shareholder approval, which the Company will seek to obtain by May 3, 2024 (and, if not obtained by such date, the Company agreed to call a shareholder meeting every sixty (60) days until shareholder approval is obtained), the October Warrants and December Warrants will be amended to lower the exercise price of such warrants to $0.16 per share. The October Warrants and December Warrants cannot be exercised at the $0.16 exercise price until the Company, in compliance with Nasdaq Listing Rule 5635(d), obtains shareholder approval to issue the shares of Common Stock at a price below the Minimum Price.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed that Slinger will, within ten (10) business days of the six month anniversary of the Effectiveness Date, pay in cash to the Lenders and the Agent the difference, if any, between (i) the Guaranteed Amount and (ii) the Realized Amount. Slinger is obligated to fund an escrow account with $2 million within ten (10) weeks of February 21, 2024. The Company and the Lenders and the Agent also agreed that if, due to a Force Majeure Event, the Lenders and the Agent has not fully converted the Note prior to the six-month anniversary of the Effectiveness Date, the Company will repurchase the Note and the October Warrants and December Warrants by paying in cash to the Lenders and the Agent the difference, if any, between the Guaranteed Amount and the Realized Amount.

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Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that once the Note is fully repaid (either via a combination of cash payments and conversions into shares of Common Stock or just via conversions into shares of Common Stock) all liens and security interests of the Lenders and the Agent in any and all of the property of the Company and the Guarantors (as defined in the Waiver, Amendment, and Modification Agreement) will be automatically released and terminated, including without limitation, any liens and security interests evidenced by Uniform Commercial Code financing statements.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed to prepare and file a registration statement on Form S-1 registering the shares of Common Stock issuable pursuant to the conversion of the Note with the SEC within five (5) business days of February 21, 2024 and use commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practical thereafter and, in any event, within thirty (30) calendar days of February 21, 2024. The registration statement of which this prospectus forms a part was filed in compliance with this obligation.

Description of Indebtedness

Notes Payable – Related Party

On January 14, 2022, the Company entered into two loan agreements with Yonah Kalfa and Naftali Kalfa, each for $1,000,000, pursuant to which the Company received a total amount of $2,000,000. The loans bear interest at a rate of 8% per annum and are required to be repaid in full by July 31, 2024 or such other date as may be accepted by the lenders. The Company is not permitted to make any distribution or pay any dividends unless or until the loans are repaid in full.

There were $1,398,775 and $1,953,842 in outstanding borrowings from the Company’s related parties for the period ended October 31, 2023 and 2022, respectively. Accrued interest due to related parties as of October 31, 2023 and 2022 amounted to $917,957 and $917,957, respectively.

On January 6, 2023, we sold certain of our inventory including all components, parts, additions and accessions thereto to Yonah Kalfa and Naftali Kalfa who immediately consigned it back to us in exchange for a payment of $103 per ball launcher we sell until we have paid them an aggregate total of $2,092,700, which represents payment in full of the principal amounts of the Loan Agreements (as defined below) and certain other expenses they incurred in connection with the Company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Effect of Inflation and Changes in Prices

We do not believe that inflation and changes in prices will have a material effect on our operations.

Going Concern

Our independent registered public accounting firm auditors’ report accompanying our April 30, 2023 financial statements contained an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared assuming that we will continue as a going concern, which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

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Results of Operations for the Years Ended April 30, 2023 and 2022

The following are the results of our operations for the year ended April 30, 2023 as compared to April 30, 2022:

	For the Years Ended April 30,
	2023	2022	Change ($)	Change (%)

Net sales	$9,922,799	$16,102,672	$(6,179,873)	-38%
Cost of sales	7,144,335	11,878,010	(4,733,675)	-40%
Gross profit	2,778,464	4,224,662	(1,446,198)	-34%

Operating expenses:
Selling and marketing expenses	1,928,198	3,447,570	(1,549,372)	-45%
General and administrative expenses	22,743,877	46,718,986	(23,975,109)	49%
Research and development costs	65,164	736,141	(670,977)	-91%
Total operating expenses	24,737,239	50,932,697	(26,195,458)	49%

Loss from operations	(21,958,775)	(46,708,035)	24,749,260	-53%

Other expenses (income):
Amortization of debt discount	(4,095,030)	8,150,284	4,055,254	-50%
Loss on extinguishment of debt	-	(7,096,730)	7,096,730	-100%
Loss on issuance of convertible notes	-	(5,889,369)	5,889,369	-100%
Gain on change in fair value of derivative liability	10,950,017	18,557,184	(7,607,167)	-41%
Gain on change in fair value of contingent consideration	-	4,847,000	(4,847,000)	-100%
Derivative Expense	(8,995,962)		(8,995,962)	-100%
Interest expense - related party	(293,090)	165,558	(127,532)	77%
Interest expense	(884,985)	(1,920,183)	1,035,198	-54%
Total other (income) expense	(3,319,050)	(182,060)	(3,501,110)	-1,923%
Net loss from Continuing Operations	$(25,227,825)	$(46,525,975)	$21,248,150	-46%

Net sales

Our net sales during the year ended April 30, 2023 were $9,922,799, compared to net sales of $16,102,672, in the same period to April 30, 2022, a reduction of -38%. Net sales consisted partially of shipped orders related to new orders placed and fulfilled to consumers via our online marketplace and to our international distributors. The significant decrease in our online consumer marketing of Slinger Bag, coupled with the general marketplace impact resulting from the increased consumer social mobility following the lifting of all covid -related restrictions contributed to the significant decrease in sales.

Cost of sales

Our cost of sales during the year ended April 30, 2023 were $7,144,335, compared to $11,878,010 for the period to April 30, 2022, a reduction of -40%. Cost of Sales represents the costs of units shipped during the period. This reduction in Cost of Sales is a direct result of the reduction in net sales. This resulted in a gross profit of $2,778,464, or 28.00%. compared to a gross profit of $4,224,622, or 26.24% for the period to April 30, 2022. The 4.28% in gross profit margin can be attributed to a combination of a reduction in transportation costs from Asia, compared to the same period in 2022, coupled with a small increase in average selling price of the Slinger Bag units.

Selling and marketing expenses

During the year ended April 30, 2023, we incurred selling and marketing expenses of $1,928,198 compared with $3,477,570 during the year ended April 30, 2022, a reduction of -45%. This decrease is largely driven by a decrease in social media advertising, sponsorships, and other investments in our public relations presence based on lower cash flows being generated by lower sales.

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General and administrative expenses

General and administrative expenses consist primarily of compensation, including share-based compensation, and other employee-related costs, as well as legal fees and fees for professional services. During the year ended April 30, 2023, we incurred general and administrative expenses of $22,743,877 compared with $46,718,986 during the year ended April 30, 2022, a reduction of -51%. The decrease in general and administrative expenses is largely due to a reduction in our share based compensation that resulted in an expense of $31,727,091, and our impairment loss on the intangible assets and goodwill of Gameface of $11,421,817 in the year ended April 30, 2023.

Research and development costs

During the year ended April 30, 2023, we incurred research and development costs of $65,164 compared with $736,141 during the year ended April 30, 2022. This decrease is mainly driven by our need to pause all development activity in the period due to limited cash flow being available for investment.

Other expenses

During the year ended April 30, 2023, we recorded a gain on change in fair value of derivatives of $10,950,017, compared to $18,557,184 during the year ended April 30, 2022. $0 gain on change in fair value of contingent consideration and $4,847,000 was recorded during the years ended April 30, 2023 and 2022. Excluding the gains, during the years ended April 30, 2023 and 2022, we had other expenses totaling $14,269,067 and $23,222,124, respectively. The decrease in other expenses for the year ended April 30, 2023 as compared to April 30, 2022 was primarily due a reduction in amortization of discounts and losses incurred on extinguishment of our debt and convertible notes, a decrease in interest expense from 2022 to 2023 due to changes in our long-term debt, offset by increases in derivative expense and interest to related parties.

Discontinued Operations

Discontinued operations incorporates the impact of the divestments of both PlaySight and Gameface during the period to April 30, 2023. Total loss from discontinued operations was $45,875,860 during the year ended April 30, 2023 compared to $5,247,677 in the year ended April 30, 2022.

The loss from discontinued operations was $4,461,968 during the period to April 30,2023 compared to $5,247,677 in the period to April 30, 2022.

The Company previously classified Foundation Sports in continuing operations, until December 5, 2022 when they sold 75% of Foundation Sports back to the original owners at which time it deconsolidated this subsidiary and recorded a loss on the sale. The Company also determined to dispose of the PlaySight entity during the year ended April 30, 2023. The Company completed the sale in November 2022 and recorded a loss on the sale at that time. The total loss on disposal of Foundation Sports and PlaySight amounted to $41,413,892 in the year ended April 30, 2023.

Liquidity and Capital Resources

Our financial statements have been prepared on a going concern basis, which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We had an accumulated deficit of $151,750,610 as of April 30, 2023, and more losses are anticipated in the development of the business. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or being able to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or Common Stock.

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The following is a summary of our cash flows from operating, investing and financing activities for the years ended April 30, 2023 and 2022:

	For the Years Ended April 30,
	2023	2022
Cash flows used in operating activities	$(6,365,389)	$(12,366,700)
Cash flows used in investing activities	$-	$(1,618,341)
Cash flows provided by financing activities	$5,700,362	$13,734,286

We had cash and cash equivalents of $202,095 as of April 30, 2023, as compared to $665,002 as of April 30, 2022.

Net cash used in operating activities was $6,365,389 during the year ended April 30, 2023, compared with $12,366,700 during the year ended April 30, 2022. Our cash used in operating activities during the year ended April 30, 2023 was primarily the result of our net loss of $71,153,685 for the year which was partially offset by our non-cash expenses of $56,348,619 as well as increases in accounts receivable, accounts payable, accrued interest and contract liabilities.

Net cash used in investing activities was $0 for the year ended April 30, 2023, compared with net cash used in investing activities of $1,618,341 for the for year ended April 30, 2022. Investing activities for the year ended April, 30 2022 mostly related to the issuance of a note receivable in the amount of $2,250,000, offset by cash received in acquisitions of the entities acquired in fiscal April 30, 2022.

Net cash provided by financing activities was $5,821,178 for the year ended April 30 2023, compared with $13,734,286 for the year ended April 30, 2022. Cash provided by financing activities for the year ended April 30, 2023 consisted of proceeds of $8,744,872 from issuance of Common Stock, $2,000,000 from notes payable, offset by $4,377,537 in repayments of notes payable and $546,158 in repayments of notes payable to related parties.

Cash provided by financing activities for the year ended April 30, 2022 consisted of proceeds of $7,500,000 from notes payable and related party notes payable, $11,000,000 proceeds from convertible notes, offset by $3,965,463 in repayments of notes payable and debt $800,251 of issuance costs on convertible notes.

Merchant Cash Advances

On July 29, 2022, the Company entered into two merchant cash advance agreements. The details of the merchant cash advance agreements are as follows:

UFS Agreement

The Company entered into an agreement with Unique Funding Solutions LLC (“UFS”) pursuant to which the Company sold $1,124,250 in future receivables (the “UFS Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $750,000 in cash less fees of $60,000. The Company agreed to pay UFS $13,491 each week for the first three weeks and thereafter $44,970 per week until the UFS Receivables Purchased Amount is paid in full.

Cedar Agreement

The Company entered into an agreement with Cedar pursuant to which the Company sold the Cedar Receivables Purchased Amount to Cedar in exchange for payment to the Company of $750,000 in cash less fees of $60,000. The Company agreed to pay Cedar $13,491 each week for the first three weeks and thereafter $44,970 per week until the Cedar Receivables Purchased Amount is paid in full.

Meged Agreement

On June 8, 2023, the Company entered into a merchant cash advance agreement with Meged Funding Group (“Meged”) pursuant to which the Company sold $315,689 in future receivables to Meged (the “Meged Receivables Purchased Amount”) to in exchange for payment to the Company of $210,600 in cash less fees of $10,580. The Company agreed to pay Meged $17,538 each week until the Meged Receivables Purchased Amount is paid in full.

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UFS Agreement

On August 7, 2023, the Company entered into an agreement with UFS (the “UFS Agreement”) pursuant to which the Company sold $797,500 in future receivables (the “UFS Second Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $550,000 in cash less fees of $50,000. The Company has agreed to pay UFS $30,000 each week until the UFS Second Receivables Purchased Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement, the Company granted to UFS a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Description of Indebtedness

Loan and Security Agreement

On January 6, 2023, the Company entered into the LSA pursuant to which a note for $2,000,000 was issued.

On October 11, 2023, the Company, the Lenders and the Agent (as defined in the LSA) entered into a loan and security modification agreement to allow for an additional loan of $1,000,000 pursuant to the loan and security modification agreement. In addition, on October 11, 2023, the Company agreed to issue the October Warrants.

As of February 21, 2024, the total amount owed pursuant to the Note was $3,197,335.65. Of this amount, the Company received gross proceeds of $3 million from the Lenders.

On February 21, 2024, the Company and the Lenders and the Agent entered into the Waiver, Amendment, and Modification Agreement.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to waive certain events of default with regard to certain covenants and obligations the Company had pursuant to (a) that certain registration rights agreement between the Company and the Lenders and the Agent entered into in September 2022, (b) the LSA (as modified), and (c) the Inducement Letter.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed to modify the Loan and Security Agreement such that the Note is now convertible into up to 9,991,674 shares of Common Stock based on the agreed to conversion price of $0.32. The Company believes that the $0.32 conversion price meets the definition of “Minimum Price” in Nasdaq Listing Rule 5635(d).

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to use its reasonable best efforts to voluntarily convert all amounts owed under the Note on or prior to the last trading day before the trading day on which the next meeting of the Company’s shareholders will take place.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that following shareholder approval, which the Company will seek to obtain by May 3, 2024 (and, if not obtained by such date, the Company agreed to call a shareholder meeting every sixty (60) days until shareholder approval is obtained), the October Warrants and December Warrants will be amended to lower the exercise price of such warrants to $0.16 per share. The October Warrants and December Warrants cannot be exercised at the $0.16 exercise price until the Company, in compliance with Nasdaq Listing Rule 5635(d), obtains shareholder approval to issue the shares of Common Stock at a price below the Minimum Price.

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Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed that Slinger will, within ten (10) business days of the six month anniversary of the Effectiveness Date, pay in cash to the Lenders and the Agent the difference, if any, between (i) the Guaranteed Amount and (ii) the Realized Amount. Slinger is obligated to fund an escrow account with $2 million within ten (10) weeks of February 21, 2024. The Company and the Lenders and the Agent also agreed that if, due to a Force Majeure Event, the Lenders and the Agent has not fully converted the Note prior to the six-month anniversary of the Effectiveness Date, the Company will repurchase the Note and the October Warrants and December Warrants by paying in cash to the Lenders and the Agent the difference, if any, between the Guaranteed Amount and the Realized Amount.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that once the Note is fully repaid (either via a combination of cash payments and conversions into shares of Common Stock or just via conversions into shares of Common Stock) all liens and security interests of the Lenders and the Agent in any and all of the property of the Company and the Guarantors (as defined in the Waiver, Amendment, and Modification Agreement) will be automatically released and terminated, including without limitation, any liens and security interests evidenced by Uniform Commercial Code financing statements.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed to prepare and file a registration statement on Form S-1 registering the shares of Common Stock issuable pursuant to the conversion of the Note with the SEC within five (5) business days of February 21, 2024 and use commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practical thereafter and, in any event, within thirty (30) calendar days of February 21, 2024. The registration statement of which this prospectus forms a part was filed in compliance with this obligation.

Notes Payable - Related Party

On January 14, 2022, the Company entered into two loan agreements with Yonah Kalfa and Naftali Kalfa, each for $1,000,000 (together, the “Loan Agreements”), pursuant to which we received a total amount of $2,000,000. The loans bear interest at a rate of 8% per annum, and we agreed to repay the loans in full by July 3, 2022, or such other date as may be accepted by the lenders. On June 28, 2022, the Company entered into amendments for the two related party loan agreements with the lenders in which the repayment date was extended to July 31, 2024.

There were $1,953,842 and $2,000,000 in outstanding borrowings from the Company’s related parties for the years ended April 30, 2023 and 2022, respectively. Accrued interest due to related parties as of April 30, 2023 and 2022 amounted to $917,957 and $908,756, respectively.

On January 6, 2023, we sold certain of our inventory including all components, parts, additions and accessions thereto to Yonah Kalfa and Naftali Kalfa who immediately consigned it back to us in exchange for a payment of $103 per ball launcher we sell until we have paid them an aggregate total of $2,092,700, which represents payment in full of the principal amounts of and accrued interest in respect of the Loan Agreements (as defined above) and certain other expenses they incurred in connection with the Company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Effect of Inflation and Changes in Prices

We do not believe that inflation and changes in prices will have a material effect on our operations.

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DESCRIPTION OF BUSINESS

History of our Company

Lazex Inc. (“Lazex”) was incorporated under the laws of the State of Nevada on July 12, 2015. On August 23, 2019, the majority owner of Lazex entered into a Stock Purchase Agreement with Slinger Bag Americas Inc., a Delaware corporation (“Slinger Bag Americas”), which was 100% owned by Slinger Bag Ltd. (“SBL”), an Israeli company. In connection with the Stock Purchase Agreement, Slinger Bag Americas acquired 2,000,000 shares of common stock of Lazex for $332,239. On September 16, 2019, SBL transferred its ownership of Slinger Bag Americas to Lazex in exchange for the 200,000 shares of Lazex acquired on August 23, 2019. As a result of these transactions, Lazex owned 100% of Slinger Bag Americas and the sole shareholder of SBL owned 200,000 shares of common stock (approximately 82%) of Lazex. Effective September 13, 2019, Lazex changed its name to Slinger Bag Inc.

On October 31, 2019, Slinger Bag Americas acquired control of Slinger Bag Canada, Inc., (“Slinger Bag Canada”) a Canadian company incorporated on November 3, 2017. There were no assets, liabilities or historical operational activity of Slinger Bag Canada.

On February 10, 2020, Slinger Bag Americas became the 100% owner of SBL, along with SBL’s wholly owned subsidiary Slinger Bag International (UK) Limited (“Slinger Bag UK”), which was formed on April 3, 2019. On February 10, 2021, Zehava Tepler, the owner of SBL, contributed Slinger Bag UK to Slinger Bag Americas for no consideration.

Effective February 25, 2020, the Company increased the number of authorized shares of Common Stock from 75,000,000 to 300,000,000 via a four-to-one forward split of its outstanding shares of Common Stock.

On June 21, 2021, Slinger Bag Americas entered into a membership interest purchase agreement with Charles Ruddy to acquire a 100% ownership stake in Foundation Sports.

On February 2, 2022, the Company entered into a share purchase agreement with Flixsense Pty, Ltd. (“Gameface”). As a result of the share purchase agreement, Gameface would become a wholly owned subsidiary of the Company.

On February 22, 2022, the Company entered into a merger agreement with PlaySight and Rohit Krishnan (the “Shareholders’ Representative”). As a result of the merger agreement, PlaySight would become a wholly owned subsidiary of the Company.

During April 2022, the Company determined that the technology utilized in the Foundation Sports acquired entity would take substantially more financial resources and more time to bring to market and achieve profitability than originally anticipated. As a result, the goodwill and intangible assets related to Foundation Sports were fully impaired as of April 30, 2022, resulting in an impairment loss of $3,486,599. In addition, during April 2022 the Company decided to sell a portion of Foundation Sports. The Company continued to classify Foundation Sports in continuing operations, until December 5, 2022 when it sold 75% of Foundation Sports back to the original owners at which time it deconsolidated this subsidiary and recorded a loss on the sale. The Company also determined to dispose of the PlaySight entity during the year ended April 30, 2023. The Company completed the sale in November 2022 and recorded a loss on the sale at that time.

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In April 2022, the Company changed its domicile from Nevada to Delaware. On April 7, 2022, the Company effected a name change to Connexa Sports Technologies Inc. We also changed our ticker symbol, “CNXA.” Connexa is now the holding company under which Slinger Bag and Gameface reside.

On June 14, 2022, the Company effected a 1-for-10 reverse stock split, where the Common stock began to trade on a reverse split adjusted basis. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of Common Stock. The Company also consummated a public offering of shares of the Common Stock and the listing of the Common Stock on the Nasdaq Capital Market.

On November 17, 2022, Gabriel Goldman and Rohit Krishnan resigned from the board of directors of the Company. Gabriel and Rohit were members of the audit and compensation committees. Gabriel Goldman was a member of the Company’s Nominating and Corporate Governance Committee. Neither Gabriel nor Rohit advised the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

On November 27, 2022, the Company entered into a share purchase agreement (the “Agreement”) with PlaySight, Chen Shachar and Evgeni Khazanov (together, the “Buyer”) pursuant to which the Buyer purchased 100% of the issued and outstanding shares of PlaySight from the Company in exchange for (1) releasing the Company from all of PlaySight’s obligations towards its vendors, employees, tax authorities and any other (past, current and future) creditors of PlaySight; (2) waiver by the Buyer of 100% of the personal consideration owed to them under their employment agreements in the total amount of $600,000 (which would have been increased in December 2022 to $800,000); and (3) cash consideration of $2 million to be paid to the Company as follows:

(i)	a promissory note in the amount of $2 million issued and delivered to the Company (the “Promissory Note”).

(ii)	The maturity due date of the Promissory Note is December 31, 2023 subject to a one year extension in the discretion of the Buyer until December 31, 2024.

(iii)	The Promissory Note can be partially paid over the time, but in the event it is not paid in full by December 31, 2024, then the remaining amount due (i.e. $2 million less any amount paid), will be converted into ordinary shares of PlaySight (the “Deposited Shares”), which will be deposited with the escrow company of Altshuler Shaham Trust Ltd. (the “Escrow Agent”) for the benefit of the Company or, at the election of the Company, issued in the form of a stock certificate or recorded in some other market-standard format to be held by the Escrow Agent.

(iv)	The number of the Deposited Shares shall be determined according to the post-money valuation of the last investment round of the Company, and in the absence of such investment round, the total number of the Deposited Shares shall be $2 million divided by the Company’s valuation to be determined at that time by a third party appraiser, to be nominated by both the Company and the Buyer (the “Appraiser”). The Company and the Buyer have agreed that the identity of the Appraiser shall be Murray Devine Valuation Advisers, to the extent their cost of the appraisal shall not be higher than the cost of other appraisers from the big 4 accounting firms (i.e. E&Y, KPMG, PWC and Deloitte). The Company and the Buyer have agreed to split the cost of the Appraiser.

The Company has also released PlaySight from all of its obligations (except for those created by the Agreement) in respect of the Company, including any inter-company debts on the books, and the Buyer has released the Company from all of its obligations (except for those created by the Agreement) in respect of PlaySight and the Buyer.

The reason for the entry into the Agreement and the transactions contemplated thereby was to eliminate the need for the Company to provide further financing for PlaySight’s operations.

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On December 5, 2022, the Company assigned 75% of its membership interest in Foundation Sports to Charles Ruddy, its founder and granted him the right for a period of three years to purchase the remaining 25% of its Foundation Sports membership interests for $500,000 in cash. As of December 5, 2022, the results of Foundation Sports will no longer be consolidated in the Company’s financial statements, and the investment was accounted for as an equity method investment. On December 5, 2022, the Company analyzed this investment and established a reserve for the investment at the full amount of $500,000. The Company intends to enter into a database access and marketing agreement with Foundation Sports pursuant to which Foundation Sports will (i) provide the Company with sporting or racquet facility information and contact data of its customers (subject to applicable law) and (ii) publish any promotional content, call to action, survey or similar promotional communications provided by the Company to Foundation Sport’s customers for its Customers to promote said material to their extended network of consumers in exchange for 7% of any gross revenue to be generated from such activities.

On March 7, 2023, Slinger Bag entered into an exclusive distribution agreement for Padel Tennis with a company located in Valencia, Spain called with Desarrollo y Promocion de Padel S.L. This agreement is contracted to deliver approximately $20 million in revenue over a 5-year period.

Delinquency Notices

On December 12, 2023, the Company received a letter from the Staff indicating that the Common Stock is subject to potential delisting from Nasdaq because, for a period of 30 consecutive business days, the bid price of the Common Stock has closed below the minimum $1.00 per share requirement for continued listing under the Minimum Bid Price Requirement. The Nasdaq notice indicated that, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company would be provided 180 calendar days, or until June 10, 2024, to regain compliance. If the Company were to fail to regain compliance with the Minimum Bid Price Requirement before June 10, 2024, the Company may be eligible for an additional 180-calendar day compliance period.

There can be no assurance that the Company will be able to satisfy the Nasdaq’s continued listing requirements, regain compliance with the Minimum Bid Price Requirement and maintain compliance with other Nasdaq listing requirements.

Operations

The Company operates in the sports equipment and technology business. The Company is the owner of the Slinger Launcher, which is comprised of a portable tennis ball launcher, a portable padel tennis ball launcher and a portable pickleball launcher and Gameface, providing AI technology and performance analytics.

From inception to date, we have been focused on the ball sport market globally. Our first product, the Slinger Bag Launcher, is a patented, highly portable, versatile and affordable ball launcher built into an easy to transport wheeled trolley bag.

Tennis ball machines have been around since the 1950’s when Rene Lacoste introduced them. Improvements to performance were made in the 1970’s when Prince started its tennis business on the back of its first product – Little Prince – which was a vacuum operated ball machine. In the 1990’s the first battery operated machines came to the market and since that time very little, if anything, has changed in the structure of ball machines products outside of added computerization. Typically, the machines being marketed by traditional ball machine brands are large, cumbersome and awkward to operate. They are also generally expensive – often well above $1,000 compared to the entry price of $500 for a Slinger Bag Launcher. We believe that up until the introduction of the Slinger Bag Launcher, the majority of traditional tennis ball machines were sold to tennis facilities, institutions and tennis teachers, with only a few being sold directly to tennis playing consumers.

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Recent Developments

On June 8, 2023, the Company entered into a merchant cash advance agreement with Meged Funding Group (“Meged”) pursuant to which the Company sold $315,689 in future receivables to Meged (the “Meged Receivables Purchased Amount”) to in exchange for payment to the Company of $210,600 in cash less fees of $10,580. The Company agreed to pay Meged $17,538 each week until the Meged Receivables Purchased Amount is paid in full.

On July 26, 2023, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2023 did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1), which requires that a listed company’s stockholders’ equity be at least $2.5 million (the “Minimum Stockholders’ Equity Requirement”). The Company timely submitted a compliance plan to the Panel and on August 23, 2023 received notice from Nasdaq that it has until January 22, 2024 to demonstrate compliance with the Minimum Stockholders’ Equity Requirement. On January 22, 2024, the Company consummated and received a cash investment of $16,500,000 (as described in more detail below), which increased the company’s stockholder equity to $4,484,993, which has brought the Company back into compliance with the Minimum Stockholders’ Equity Requirement.

On August 7, 2023, the Company entered into an agreement with UFS (the “UFS Agreement”) pursuant to which the Company sold $797,500 in future receivables (the “UFS Second Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $550,000 in cash less fees of $50,000. The Company agreed to pay UFS $30,000 each week until the UFS Second Receivables Purchased Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement, the Company granted to UFS a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On September 13, 2023, the Company held a special meeting of stockholders in which the following items were approved: (i) the issuance of (i) 25,463 shares of our Common Stock, par value $0.001 per share, that were issued on October 3, 2022, and, (ii) 295,051 shares of Common Stock issuable upon exercise of Pre-Funded Warrants at an exercise price of $0.00001 per share, (iii) 320,513 shares of Common Stock issuable upon the exercise of the 5-Year Warrants at an exercise price of $15.60 per share, (iv) 641,026 shares of Common Stock issuable upon the exercise of the 7.5 Year Warrants at an exercise price of $17.20 per share and (v) 452,489 shares of Common Stock issuable upon the exercise of the 5.5-Year Warrants at an exercise price per share equal to $8.84 per share to the Armistice Selling Stockholder and (ii) a reverse stock split of the Common Stock within a range of one (1)-for-ten (10) to one (1)-for-forty (40), with the Board of Directors of the Company to set the specific ratio and determine the date for the reverse split to be effective and any other action deemed necessary to effectuate the reverse stock split, without further approval or authorization of stockholders, at any time within 12 months of the special meeting date. The Company effected the Reverse Stock Split on September 25, 2023.

From September 18, 2023 through January 31, 2024, the Company issued the Armistice Selling Stockholder 9,574,165 shares of Common Stock related to the exercise of the pre-funded warrants.

On September 19, 2023, the Company entered into an agreement with Meged (the “Second Meged Agreement”) pursuant to which the Company sold $423,000 in future receivables to Meged (the “Meged Second Receivable Amount”) in exchange for paying the then outstanding balance of $70,153 of the Meged Receivables Purchased Amount in full with the balance being retained by the Company in cash for general purposes. The Company agreed to pay Meged $15,107 each week until the Meged Second Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Meged under the Second Meged Agreement, the Company granted to Meged a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On October 11, 2023, the Company entered into the Loan and Security Modification Agreement with the Lenders and the Agenet amending the terms of the LSA by and among the Company, the Lenders and the Agent to make an additional loan of $1,000,000 and modify the terms of the LSA to reflect the new loan.

In connection with the Loan and Security Modification Agreement, the Company agreed to issue to the investor the October Warrants. The October Warrants are exercisable six months after their issuance and will expire five and one-half years from their date of issuance. The October Warrants and the shares of our Common Stock issuable upon the exercise of the October Warrants were not registered under the Securities Act upon issuance and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

On October 12, 2023, the Board of Directors of the Company approved an amendment to the Bylaws of the Company to reduce the percentage of shares of stock, issued and outstanding and entitled to vote, to be present in person or represented by proxy in order to constitute a quorum for the transaction of any business from a majority to thirty three and one third percent (33 1/3%).

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On November 14, 2023, the Company issued 224,472 shares of Common Stock to Sapir LLC. Sapir LLC is controlled by Aitan Zacharin, an investor relations and financial structuring consultant to the Company who is a party to the AZ Consulting Agreement. Pursuant to the AZ Consulting Agreement, the Company owed Mr. Zacharin $127,500 as consulting fee compensation through November 30, 2023 (the “Consulting Fee Compensation”). In addition, the Company granted Mr. Zacharin $127,500 as discretionary compensation (“Discretionary Compensation”) pursuant to Section 2.1(d) of the AZ Consulting Agreement. In consideration of the Consulting Fee Compensation and the Discretionary Compensation, the issuance of shares of Common Stock consisted of (i) 160,338 shares of Common Stock as payment of the Consulting Fee Compensation, and (ii) 64,134 shares of Common Stock as payment of the Discretionary Compensation.

On December 6, 2023, the Company entered into an inducement offer letter agreement (the “Inducement Letter”) with the Armistice Selling Stockholder with regard to the 2022 and 2023 Warrants.

Pursuant to the Inducement Letter, the Armistice Selling Stockholder agreed to exercise for cash the 2022 and 2023 Warrants to purchase an aggregate of 4,972,203 shares of Common Stock at a reduced exercise price of $0.294 per share in consideration of the Company’s agreement to issue the December Warrants. The Company received aggregate gross proceeds of $1,461,827.68 from the exercise of the 2022 and 2023 Warrants by the Holder, before deducting offering expenses payable by us. The transaction closed on the Closing Date.

The resale of the shares of the Common Stock underlying the 2022 and 2023 Warrants and 224,472 shares of Common Stock owned by Sapir LLC, a consultant engaged by the Company were registered pursuant to an existing registration statement on Form S-1 (File No. 333-275407), declared effective by the SEC on December 4, 2023.

On December 12, 2023, the Company received the Notice from the Staff of the Nasdaq Stock Market informing the Company that because the closing bid price for the Common Stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company is not in compliance with the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from December 12, 2023, or until June 10, 2024, to regain compliance with the Minimum Bid Price Requirement. If at any time before June 10, 2024, the closing bid price of the Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive trading days (which number days may be extended by Nasdaq), Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement, and the matter would be resolved. The Notice also disclosed that in the event the Company does not regain compliance by June 10, 2024, the Company may be eligible for an additional 180-calendar day compliance period. To qualify for additional time, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. In the event the Company is not eligible for the second grace period, Nasdaq will provide written notice that the Common Stock is subject to delisting. If the Company is notified by Nasdaq that its securities will be subject to delisting, the Company may appeal the delisting determination and request a hearing before the Panel. If the request for a Panel is timely made, any further suspension or delisting action would be stayed pending the conclusion of the hearing process and expiration of any extension that may be granted by the Panel. There can be no assurance that the Company will be able to satisfy the Nasdaq’s continued listing requirements, regain compliance with the Minimum Bid Price Requirement and maintain compliance with other Nasdaq listing requirements.

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On January 10, 2024, the Company entered into an agreement with Agile Capital Funding, LLC (the “Agile Jan Agreement”) pursuant to which the Company sold $1,460,000 in future receivables to Agile Capital Funding, LLC (the “Agile Jan Receivable Amount”) in exchange for $1,000,000 in cash. The Company agreed to pay Agile Capital Funding, LLC (“Agile”) $52,142.86 each week until the Agile Receivable Amount is paid in full. In order to secure payment and performance of the Company’s obligations to Agile under the Agile Jan Agreement, the Company granted to Agile a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral. The proceeds from the sale of future receivables were used, in part, to pay the outstanding balance of the ACF Receivable Amount (as defined below).

On January 19, 2024, the Company entered into the Securities Purchase Agreements with the three Investors for the issuance and sale to each investor of (i) the Shares and (ii) the Pre-Funded Warrants at a combined purchase price of $0.20 per share of Common Stock for an aggregate amount of approximately $16.5 million. The Pre-Funded Warrants have an exercise price of $0.00001 per share of Common Stock and are exercisable beginning on the date stockholder approval is received and effective allowing exercisability of Pre-Funded Warrants under Nasdaq rules until the Pre-Funded Warrants are exercised in full. The aggregate number of Shares to be issued is 6,990,600 and the aggregate number of Pre-Funded Warrants is 75,509,400.

On January 23, 2024, the Company issued 200,000 shares of Common Stock to Smartsports LLC. Smartsports LLC is an investor relations consultant to the Company who is a party to a consulting agreement with the Company dated January 23, 2024 (the “Smartsports Consulting Agreement”). Pursuant to the Smartsports Consulting Agreement, the Company agreed to issue and deliver to Smartsports LLC 200,000 shares of Common Stock as a consulting fee for the provision of investor relations services (the “Consulting Fee Compensation”) and use its commercially reasonable efforts to prepare and file with the Securities Exchange Commission a registration statement covering the resale of all of the shares on Form S-1 as soon as is reasonably practicable. The registration statement of which this prospectus forms a part was filed in compliance with this obligation.

On January 29, 2024, the Company entered into the Cedar Agreement pursuant to which the Company sold the Cedar Receivable Amount in exchange for $752,000 in cash. The Company agreed to pay Cedar $39,440 each week until the Cedar Receivable Amount is paid in full. In order to secure payment and performance of the Company’s obligations to Cedar under the Cedar Agreement, the Company granted to Cedar a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On January 30, 2024, the Company received a letter from the staff of the Nasdaq Stock Market confirming that following the receipt of a an investment of $16.5 million as disclosed in the Company’s current report filed on Form 8-K on January 24, 2024 (i) the Company has regained compliance with the Equity Rule, as required by the Panel’s decision dated April 12, 2023, as amended, and (ii) in application of Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor for a period of one year from the date of such letter. If, within that one-year monitoring period, the Staff finds that the Company is no longer in compliance with the Equity Rule, then, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to such deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to such deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

It is further reported that, in application of Listing Rule 5815(d)(4)(B), the Company is also subject to a mandatory panel monitor in respect of its period filing requirements in the Periodic Filing Rule for a period of one year from October 11, 2023. If, within that one-year monitoring period, the Staff finds the Company again out of compliance with the Periodic Filing Rule, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the hearing panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

As of February 21, 2024, the total amount owed pursuant to the Note was $3,197,335.65. Of this amount, the Company received gross proceeds of $3 million from the Lenders.

On February 21, 2024, the Company and the Lenders and the Agent entered into a Waiver, Warrant Amendment and Second Loan and Security Modification Agreement (the “Waiver, Amendment, and Modification Agreement”).

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to waive certain events of default with regard to certain covenants and obligations the Company had pursuant to (a) that certain registration rights agreement between the Company and the Lenders and the Agent entered into in September 2022, (b) the LSA (as modified), and (c) the Inducement Letter.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed to modify the Loan and Security Agreement such that the Note is now convertible into up to 9,991,674 shares of Common Stock based on the agreed to conversion price of $0.32. The Company believes that the $0.32 conversion price meets the definition of “Minimum Price” in Nasdaq Listing Rule 5635(d).

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to use its reasonable best efforts to voluntarily convert all amounts owed under the Note on or prior to the last trading day before the trading day on which the next meeting of the Company’s shareholders will take place.

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Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that following shareholder approval, which the Company will seek to obtain by May 3, 2024 (and, if not obtained by such date, the Company agreed to call a shareholder meeting every sixty (60) days until shareholder approval is obtained), the October Warrants and December Warrants will be amended to lower the exercise price of such warrants to $0.16 per share. The October Warrants and December Warrants cannot be exercised at the $0.16 exercise price until the Company, in compliance with Nasdaq Listing Rule 5635(d), obtains shareholder approval to issue the shares of Common Stock at a price below the Minimum Price.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed that Slinger Bag Americas Inc., a Delaware subsidiary of the Company (“Slinger”) will, within ten (10) business days of the six month anniversary of the effectiveness of the registration statement on Form S-1 registering the shares of Common Stock issuable pursuant to the conversion of the Note (the “Effectiveness Date”), pay in cash to the Lenders and the Agent the difference, if any, between (i) $6 million (the “Guaranteed Amount”) and (ii) the combined gross proceeds realized by the Lenders and the Agent from its sale of the shares of Common Stock issued pursuant to (a) conversions of the Note and (b) exercises of the October Warrants and December Warrants(the “Realized Amount”). Slinger is obligated to fund an escrow account with $2 million within ten (10) weeks of February 21, 2024. The Company and the Lenders and the Agent also agreed that if, due to a Force Majeure Event, the Lenders and the Agent has not fully converted the Note prior to the six-month anniversary of the Effectiveness Date, the Company will repurchase the Note and the October Warrants and December Warrants by paying in cash to the Lenders and the Agent the difference, if any, between the Guaranteed Amount and the Realized Amount.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that once the Note is fully repaid (either via a combination of cash payments and conversions into shares of Common Stock or just via conversions into shares of Common Stock) all liens and security interests of the Lenders and the Agent in any and all of the property of the Company and the Guarantors (as defined in the Waiver, Amendment, and Modification Agreement) will be automatically released and terminated, including without limitation, any liens and security interests evidenced by Uniform Commercial Code financing statements.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed to prepare and file a registration statement on Form S-1 registering the shares of Common Stock issuable pursuant to the conversion of the Note with the SEC within five (5) business days of February 21, 2024 and use commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practical thereafter and, in any event, within thirty (30) calendar days of February 21, 2024. The registration statement of which this prospectus forms a part was filed in compliance with this obligation.

Industry Overview

Over the next five years, we believe that there will be a significant increase in demand from sports consumers for AI (artificial intelligence) technology that will play an integral role in supporting their enjoyment of their chosen sport through personalized insights and analytics and associated self-coaching tools.

Over the course of the next twelve months, we will be focused on reaching the global tennis, padel tennis and pickleball communities as our primary target markets. The ITF cites the global tennis market as having 80 million active participants, with many million other consumers being acknowledged as avid fans of the sport. Pickleball is now widely recognized as the fastest growing sport in the United States with over 5 million regular players and Padel Tennis is also seeing significant participant growth throughout Europe and South America primarily. Currently it is estimated that there are up to as many as 10 million padel players globally. In addition, we will also be looking to introduce to the tennis market an upgraded Tennis Launcher towards the late spring of 2024 and we aim to be in a final test phase of our Baseball / Softball Launcher consumer testing by summer 2024, as we see this market as a significant future growth opportunity.

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Manufacturing and Distribution

Production of the Slinger Bag Launcher is based in southern China. We are engaged with 10 individual part suppliers, and all of these parts come together at our contracted assembly facility in Xiamen, China, where the Launchers are assembled and quality control checked before being processed for global distribution.

Our manufacturing capacity is estimated at approximately 5,000 units monthly. This capacity will be shared across our three Slinger Bag Launcher products– tennis, pickleball, and padel. The pickleball product was introduced to the market in March 2023 and was followed by Padel Tennis in June 2023.

In developing our Slinger Bag tennis, pickleball and padel launchers, we have designed the three products that share many common parts. We expect this to aid the efficiency of the production process.

We have engaged an independent and experienced vendor management company to manage all of our production activities, our quality control process and quality assurance activities, both across our individual vendor partners and at the assembly facility. These processes have been developed together with the Company with a goal of producing consistently high-quality and high performing products.

We have created a global distribution network, and all shipments of our products made to distributor markets outside of the United States and Canada are shipped free-on-board (“FOB”) from Xiamen, China, at which point they enter into the ownership of the distributors and become their responsibility. South American distributors are sometimes serviced from our US warehouse locations and European distributors continue to be able to place replacement orders through a small third-party distribution facility located in Rotterdam, Netherlands.

Additionally, we ship our Slinger-Dunlop co-branded tennis balls produced by Dunlop (the largest global supplier of tennis balls) to the United States to be sold via our e-commerce platform or directly from source to our distributor network for further distribution around the world.

Gameface is a software-as-a-service company and, as such, has no direct procurement or supply chain requirements.

Strategy

Slinger Bag Launchers for tennis, pickleball and padel

In introducing the Slinger Bag Launcher, we saw an opportunity to disrupt the traditional tennis market. Through March 2023 Slinger Bag has been a single product company marketing its Tennis Launcher for tennis players of all ages and abilities. Currently, approximately 70% of Slinger Bag Tennis Launcher revenues are generated through our direct-to-consumer strategy in North America. We operate a third-party distributor structure in all markets outside of North America. Distributor partners have exclusive territories and / or product categories. We endeavor to partner with distributors who have a recognized background within the tennis, pickleball or padel industries for their respective market, along with them having the requisite financial capacity and service infrastructure to grow the Slinger Bag brand through a similar go-to-market strategy as is operated directly by the Slinger Bag business in North America. All distributors purchase Slinger Bag Launchers at a discounted distributor pricing structure, which is considerably lower than the US consumer price, and are responsible for placing their product orders up to 3 months in advance of their delivery requirement. As part of this distributor program, in April 2023 we appointed a global distribution partner for Padel Tennis - Desarrollo y Promocion de Padel S.L., a division of Manza Sport based in Valencia, Spain – a company that has over 20 years of experience in the global Padel market as a leading supplier of Padel courts.

The United States market will remain predominantly a direct-to-consumer market for Slinger Bag for all sport verticals.

As the largest tennis and pickleball market in the world with 17.4 million tennis players and over 5 million pickleball players, the United States is a key market both to establish the Slinger brand and to drive demonstrable growth. Direct-to-consumer e-commerce sales are further supplemented by one or more third-party internet sites focused on either the tennis or the pickleball market. The Unites States market is served by third-party logistics facilities in Hagerstown, PA and Reno, Nevada, which are operated by our third party logistics partner, 1-Click Logistics. All end consumer service support is currently managed by a small service team based in Canada. All distributor partners are managed and supported by our distributor manager located in Israel.

Gameface

Gameface will provide the consumer with access to analytics data through a sport specific automated AI platform that analyzes and extracts data from uploaded consumer or team videos. Gameface has successfully launched this technology previously in Cricket in Australia and is working to introduce to the market a unique application for Tennis. Once tested and established in Tennis, this technology can easily be adapted for other racquet sports, baseball, cricket, golf and other sports verticals. Gameface’s core capabilities are delivered through a compatible single camera or smart phone, which allows us to build scalable solutions for the sports market without relying on specific hardware or camera types.

We envision Gameface as a product and technology that will be at the heart of ‘powering’ the Connexa portfolio of brands. We also see Gameface technology as a driver of real-time data and analytics for Connexa’s core sport focus – across all racquet sports, baseball and cricket – coupled with partnerships with external brands and other strategic partners for its applications for all other sports, outside of these core categories.

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Gameface initially focused its technology on the cricket and soccer markets, where it has built an automated platform to extract various data points from live and archived match footage. The Gameface team has been dedicated to building its technology to deliver performance insights in tennis, which will form the core of our new Slinger app, which is planned to be launched in late 2023. After launching the tennis app, Gameface plans to revisit the cricket vertical and enhance its technology offering based on the advances made in its tennis AI, which will broaden and deepen its reach across the cricket world. In 2024 and going forward, Gameface expects to dedicate resources to baseball analytics and identifying strategic partners for other high-profile team sports such as basketball and soccer. We also intend to license technology to validated global partners in sports verticals that remain non-core to Connexa with the aim to become the recognized leader in sports AI globally.

Connexa Brand Marketing

With the go-to-market strategy for Slinger Bag focused on its core North American tennis and pickleball markets as a direct-to-consumer business e-commerce brand, all in-house marketing activity and advertising media is centered around a consumer push to the Slinger Bag e-commerce platform at https://www.slingerbag.com/ and then working to convert brand or product interest to purchases. Based on the target tennis and pickleball demographic, our marketing focus centers around three core marketing pillars: digital advertising; influencers and brand ambassadors. Our marketing efforts also focus on core targeted social media platforms such as Facebook, Google, Instagram and You Tube.

Using demographic data for tennis and pickleball and following a period of advertising testing, our digital advertising spend is focused mainly towards Facebook and Google platforms.

In addition to our paid marketing activities, Slinger Bag relies on the expertise of our small internal team to build out a network of ‘followers’ across various social media platforms – mainly Instagram, Facebook, You Tube and LinkedIn. Slinger Bag has significant numbers of its consumers who are avid fans of our brand and fully engaged in generating Slinger Bag related social media content through their own means.

Since inception, Slinger Bag has built up a base of in excess of 60,000 users of Slinger Bag. Through our acquisition and retained interest in Foundation Sports we have access to Foundation’s database of over 500,000 avid tennis players. We use email marketing to engage with this groups a few times per annum in order to generate additional sales interest. Ultimately, this group will also form the core target consumer market for our upcoming launch of the Slinger Tennis App.

The Slinger Bag brand ambassador team has also been integral to the overall brand marketing strategy through their support of our product and by creating and sharing their user content, representing themselves as affiliated with the brand and through their personal appearances at events, tournaments, etc. During the fiscal year that ended on April 30, 2022, our ambassador team included: Tommy Hass, Robert Bryan, Darren Cahill, Eugenie Bouchard, Patrick Mouratoglou, Dustin Brown and the Jensen brothers. All ambassador arrangements terminated prior to November 24, 2023, which means that we no longer have any active tennis ambassadors as we work to negotiate new arrangements with a core team for the future.

Similar prominent ambassadors are being identified for both pickleball in the United States of America and by our exclusive padel distributor for the global padel market and are expected to be in place and active over the coming months.

Outside of our core marketing strategy, Slinger Bag has taken advantage of numerous opportunities to partner with key brands in the tennis and pickleball spaces and/or to advertise at key tennis or pickleball related events.

Additionally, through our management team’s close association to the tennis industry, we have been able to provide many touring professionals with a Slinger Bag Launcher for their personal use. These arrangements were non-contractual product seeding opportunities. Players have occasionally posted on social media about their use of the Slinger Bag Launcher, which, based on their significant social media followings, have supported the growth of the Slinger Bag brand awareness.

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To support the Slinger Bag marketing program, we have engaged the following agencies:

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Ad Venture Media Group, a New York based PPC (pay-per-click) agency whose work is grounded in scientific analysis of consumer data and consumer trends. Ad Venture Media leads all of our paid digital and social media advertising activities for Slinger Bag on a performance-based fee structure.

●	We have partnered with Team Activations through their Team HQS portal to manage an affiliate marketing program geared towards US-based teaching professionals, players, juniors and events, in the United States tennis and pickleball markets. This target market is provided with unique affiliate marketing links and encouraged to create content and to share it on their social media accounts and in other such communities that they are connected to, in order to receive an affiliate marketing fee based on revenues generated by consumers purchasing Slinger Bag products attributable to them, via their direct link.

Each distributor is also conducting its own Slinger brand marketing program. All efforts in this regard are aimed at reaching the avid tennis player directly and are focused on ensuring that the Slinger Bag brand message is consistent around the globe. Slinger Bag supports all of its brand distributors with full access to all of the company’s marketing partners and brand assets, as well as with direct contact to our internal marketing team.

Our marketing budget is primarily funded by, or determined in accordance with, the distributor partner and is linked to the distributors annual purchase objectives. Each distributor executes local grassroots programs, including demonstration days, local teaching pro partnerships, specialist tennis network communications, providing Slinger Bag product locally as necessary to the local market key influencers across tennis, pickleball and padel to further increase the intensity of the influencer effort and broaden consumer awareness. Typically, we support these activities with either discounted products or certain quantities of free products. Distributor marketing budgets are allocated to Google, Facebook, Instagram, YouTube and other relevant websites or platforms in their region, and several are supported, approved and /or overseen by AdVenture Media Group where applicable.

Brand Endorsements

In 2021 we reached agreements with several globally recognized tennis players and coaches to become brand ambassadors, but those agreements terminated in the first two calendar quarters of 2023.

We are now in the process of re-evaluating this program and of potentially either renewing a select core group or identifying new ambassadors for our tennis activities and for relevant ambassadors to support our Pickleball and Padel category activities.

We have also engaged with the following organizations to promote our Slinger brand and products.

Peter Burwash International (“PBI”), a United States-based, highly respected, global tennis services company set up by Peter Burwash some 35 years ago. PBI provides tennis programs and other tennis services to over 28 of the global luxury resorts. Slinger Bag Launchers are available to use at each resort and the PBI team will be actively promoting the Slinger brand as part of our affiliate marketing activity.

The Dink – a leading Pickleball platform with 250,000 active pickleball players on their database.

Strategic Brand Partnerships

Slinger Bag believes that building strong strategic partnerships across the sport of tennis underpins the credibility and awareness of the Slinger Bag brand. As such, we currently have several strategic partnerships across tennis. We believe these partnerships provide us significant levels of brand exposure and credibility driving mutually beneficial marketing campaigns aimed at reaching avid tennis players globally.

Details of such partners announced and active include:

●	Dunlop: We have entered a strategic partnership with one of the most iconic tennis brands in the world, Dunlop, for the supply of co-branded Slinger-Dunlop tennis balls across the globe.

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●	Peter Burwash International: An organization providing coaching and tennis services to high-level, high-quality hotels, resorts and tennis facilities across the globe.

●	Tennis Europe: In partnership with our European distributor, Dunlop, Slinger Bag is the official tennis ball launcher of the Tennis Europe organization. Tennis Europe provides a platform for 60,000 aspiring junior tennis players to compete in age-group categorized events.

In a similar vein, we are looking to deliver partnerships for the co-branded supply of Pickle Balls and Padel Tennis Balls.

Competition

Slinger Bag Launcher

There are currently no direct competitors with products that are similar to the Slinger Bag Launcher, based on its affordability and tennis bag functionality. There are, however, other companies that market traditional tennis ball machines, including the following brands:

●	Nisplay
●	Spinshot
●	Lobster Sports – Tennis, Pickleball and Padel
●	Spinfire
●	MatchMate
●	Sports Tutor - Tennis, Pickleball and Padel
●	Silent Partner
●	Hydrogen Proton
●	Playmate
●	Erne Pickleball
●	Simon X Pickleball
●	Padelmaster - Padel

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Gameface

There are currently no competitors for our cricket and tennis AI analytics product that are similar to the cricket technique analysis app or the Slinger app (currently in beta testing), based on functionality and affordability.

There are, however, other companies that offer analytics using AI across different sports and at different levels, including Track160 (football), Second Spectrum (basketball), Hawk Eye (tennis/football/cricket), Swing Vision (tennis), Home Court (basketball), and Golf Boost Ai (golf).

Intellectual Property

We have applied for international design and utility patent protection for our main three products: Slinger Launcher, Slinger Oscillator and Slinger Telescopic Ball Tube. Our utility patents have been applied for in all key markets including the US, China, Israel, Canada, Japan, Hong Kong, Australia, and EU, and granted in US and China. Our design patents have been applied for and granted in US, China, EU, United Kingdom, Canada, Israel, and Japan. Trademark protection has been applied for and/or received in the following countries:

●	US
●	Chile
●	Mexico
●	EU
●	Russia
●	Poland
●	Czech Republic
●	Australia
●	New Zealand
●	China
●	South Korea
●	Vietnam
●	Singapore
●	Canada
●	United Arab Emirates*
●	South Africa*
●	Columbia*
●	Israel*
●	Japan*
●	Switzerland*
●	Indonesia*
●	Malaysia*
●	Thailand*
●	Turkey*
●	Argentina
●	Brazil

*Trademark protection is pending.

We are engaged in ongoing efforts to register more trademarks across an expanding list of products, services and applications, which are in various stages of the registration process.

We own the rights to its www.connexasports.com domain and other associated and derivative domains.

Gameface

Gameface is currently working to prepare AI-related patent applications, which are expected to include the United States, EU, China, Japan, India and Australia.

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Seasonal Business

We expect to experience minor fluctuations in aggregate sales volume during the year. We expect revenues in the first and fourth fiscal quarters to typically exceed those in the second and third fiscal quarters. However, the mix of product sales across our group may vary considerably from time to time as a result of changes in seasonal and geographic demand for tennis and other sports equipment and in connection with the timing of significant sporting events, such as any Grand Slam tennis tournament and, over time, other sports competitions and in relation to new product market launches.

Costs and Effects of Complying with Environmental Regulations

Set forth below is a detailed chart of all our Product Certifications for key global markets covering battery, remote control (radio wave), and power charger. In addition, within the United States, we comply with the required California 65 regulations in respect to the materials used in the construction of its trolley bag.

Government Regulation

Both the Slinger Bag Launcher and the Slinger Oscillator meet all the United States government requirements for electrical, radio wave and battery standards, as well as having all necessary and required certifications to facilitate global marketing and sales of these products.

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Research and Development

Slinger Bag

Slinger Bag continues to work with our vendor management partner, Stride Innovation, and our China based vendors to produce ball launchers for new market segments, such as Pickleball, Padel and Baseball/Softball. These efforts are collaborative and based on a detailed product brief and in-depth market and consumer research for each product category. The development timetable of the Slinger Bag Launcher for the new market segments from concept to market launch is approximately 18 months and includes at least 2 rounds or in-market field testing.

We introduced ball launchers for Pickleball and Padel in the Spring of 2023 and are currently field testing our new Baseball / Softball launchers, which are expected to be introduced to the market in 2024. We plan to introduce similar transportable, versatile and affordable ball launchers for cricket and other ball sports over the course of the next three years.

In regard to development of our pending performance and analytics app, the development team of Gameface is working to create a Tennis specific analysis code for the app. We have also contracted with a design agency to build the road map for the user experience based on the technology being developed.

Gameface

Gameface is involved in additional research and development of building methods to extract data reliably and more accurately from videos. A large part of our research also includes identifying and associating extracted data points of athlete performance. Gameface is currently field testing its new data visualization techniques to represent data in tennis and cricket, which are expected to be introduced late in 2023.

Quality Control

Quality control is a critical function within our company.

As a relatively new brand in the market, our business enterprise success will in part dependent on the quality and consistency of our products. Slinger Bag has engaged Stride-Innovation, a company with in-depth experience working with ball sport companies such as ours, has the knowledge, resources and 20 years of experience in working with Chinese vendors of sports equipment.

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In partnership, together, we have created and documented quality guidelines, testing procedures and warranty processes. We have implemented an agreed quality audit process for all product parts being received and used by our product assembly vendor. All products go through a rigorous, statistically validated quality control testing approval process before being confirmed as available to be released for shipment to one of our distribution centers or to any of our distribution partners.

We offer a limited warranty with all purchases in accordance with local market statutory regulations.

Vendors

Slinger Bag works only with and through third-party suppliers. Slinger Bag has a formal supply of service agreement in place with our vendor management partner, Stride-Innovation, for a wide range of support and services. We have a written agreement in place with our main assembly vendor partner, Xiamen Ruicheng Industrial Design Co., Ltd.

Stride-Innovation quality control teams regularly visit each of our vendor facilities and monitor production, employee conditions and welfare, and undertake quality control testing. We do not utilize or condone the use of child labor of any kind in the production of our products.

Employees

As at the date of this report, we have 9 full-time employees spread across Israel, USA, Australia and the UK. Management believes its relations with employees is good. We also hire part-time employees and engage consultants to support our operations as needed.

Facilities

Our principal office is located at 2709 N. Rolling Road, Suite 138, Windsor Mill, Maryland 21244. We entered into a lease for use of office space at this location effective September 1, 2019. This location is owned by Zeek Logistics, which is a company owned by Yonah Kalfa, who is a director and Chief Innovation Officer. We do not pay any rent or fee to use this location.

COVID-19 Supply Issues

Slinger Bag is a business fully reliant on China based vendors for manufacture of its product. Throughout the course of 2022 the flow of production was occasionally affected as the China government implemented regional lockdowns. As a company in the late part of 2021 we had anticipated potential issues and made a conscious decision to over produce product to store at our warehouse locations to mitigate any enforced production shutdowns. Over the course of 2022 and through the date of this report we have not experienced any significant supply chain issues in the availability of our product.

Gameface is primarily a software based company. As a result of the nature of its business, in the time that that we owned Gameface we have not seen any material impact on its business because of any Covid related issues.

Ukraine and Israel-Hamas Wars

The impact of the Ukraine and Israel-Hamas wars has been limited on the Company with the direct impact being seen through those distributors bordering the war zone who have seen a significant decline in demand.

The wars have not had a known direct impact on Gameface to date.

Going Concern

Our financial statements have been prepared on a going concern basis, which assumes we will be able to realize our assets and discharge its liabilities in the normal course of business for the foreseeable future. We have an accumulated deficit and more losses are anticipated in the ongoing development of the business. Accordingly, there is substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

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The ability to continue as a going concern is dependent upon us generating profitable operations in the future and/or being able to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or Common Stock.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force us to curtail substantially or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

In the Company’s fiscal quarter ended January 31, 2023, the Company divested PlaySight and 75% of its interest in Foundation Sports as the required monthly cash burn became increasingly difficult to manage as inflation rose and the cost of manufacturing the Company’s non-technological products grew. As a result, the Company sold PlaySight back to its original owners of in November 2022, and the Company sold most (75%) of Foundation Tennis back to their original owners, with an option to purchase any remaining interests. The Company believes these divestitures will bring about greater cash flow and result in a reduction in net loss from operations.

We intend to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. We anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. Our ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of shares of Common Stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights.

Legal Proceedings

On February 8, 2023, Oasis Capital, LLC (“Oasis”) filed a complaint against the Company in the United States District Court for the Southern District of New York seeking damages (i) in the amount of $764,647.53 in for an alleged breach of the terms of the 8% senior convertible note and the securities purchase agreement entered into between Oasis and the Company in connection with a promissory note (as defined below), which in December 2021 was increased to $600,000 in principal amount and (ii) an unspecified amount of damage for an alleged breach of the exclusivity provisions of a term sheet that the Company and Oasis entered into on July 7, 2022 plus an actual damages in an amount to be proven at trial, interest and costs, reasonable attorney’s fees and such other legal and equitable relief as the court deems just and proper. On June 30, 2023, the United States District Court for the Southern District of New York granted the Company’s motion to dismiss this complaint but with leave to amended complaint. On July 31, Oasis filed an amended complaint against the Company and its Chief Executive Officer, Mike Ballardie, seeking damages in an amount to be proven at trial, interest and costs for breach of fiduciary duty and violations of Section 10(b) of the Securities and Exchange Act of 1934, as amended, and Rule 10b-5 thereunder. On December 5, 2023, the United States District Court for the Southern District of New York denied the Company’s motion to dismiss the amended complaint for lack of personal jurisdiction without prejudice to renewable and upon a further evidentiary showing and granted in part and reserved in part the Company’s motion to dismiss the amended complaint for failure to state a claim upon which relief may be granted with leave to amend. The Company believes the claims made in the amended complaint are without merit and the Company and Mike Ballardie are vigorously defending itself.

Except for the Oasis lawsuit against Mike Ballardie, we know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us or has a material interest adverse to us.

None of our executive officers or directors have (i) been involved in any bankruptcy proceedings within the last five years, (ii) been convicted in or has pending any criminal proceedings (other than traffic violations and other minor offenses), (iii) been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or (iv) been found to have violated any Federal, state or provincial securities or commodities law and such finding has not been reversed, suspended or vacated.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name	Age	Positions and Offices*
Mike Ballardie	62	President, Chief Executive Officer, Treasurer and Director
Juda Honickman	37	Chief Marketing Officer
Mark Radom	55	General Counsel
Yonah Kalfa	40	Chief Innovation Officer and Director
Kirk Taylor	43	Director
Stephen Crummey	79	Director
Rodney Rapson	40	Director

*Paul McKeown, our former chief business integration officer, resigned in January 2023, and Tom Dye’s employment agreement terminated on April 30, 2023. Mr. Dye and Mr. McKeown both continue to provide services to the Company as outside consultants.

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On November 17, 2022, Gabriel Goldman and Rohit Krishnan resigned from the board of directors of the Company. Gabriel and Rohit were members of the audit and compensation committees. Gabriel Goldman was a member of the Company’s Nominating and Corporate Governance Committee. Neither Gabriel nor Rohit advised the Company of any disagreement with the Company on any matter relating to its operations, policies or practices. On July 14, 2023, Messrs. Crummey and Rapson joined the Company’s board of directors.

The directors named above will serve until the next annual meeting of the shareholders or until their resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual shareholders’ meeting. Officers will hold their positions pursuant to their respective service agreements.

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Mike Ballardie

Mike Ballardie has served as our President, Chief Executive Officer and a Director since June 2019. Mike is an experienced and widely recognized tennis industry leader with 35 years of experience in tennis as a player, a coach and business leader. Mike started his tennis business career at Wilson in the late 1980s where he spent 11 years growing and ultimately leading Wilson’s Europe, Middle East and Africa Racquet sports division.

In 2002, Mike joined Prince Sports Europe as vice-president and managing director and stayed in this role through 2012. In 2003, Mike was part of the management buyout team that acquired the Prince brand from Benetton Sports in partnership with a private equity group. In 2007, after a highly successful business turnaround the business was sold with the management team in place to another U.S. based private equity group.

In 2013, Mike became the Chief Executive Officer of Prince Global Sports, a role in which he stayed until 2016.

After Prince Global Sports, Mike owned and operated FED Sports Consulting where he managed all aspects of a major restructuring project involving Waitt Brands (a holding company for Prince Global Sports) and Trilium Ltd (UK), a childcare business, from 2018 to 2019.

Immediately prior to joining Prince Sports, Mike worked for VF Corp., where he built the international business for their JanSport brand from scratch.

Mike also served for many years as an Executive Board Director for the Tennis Industry Association (TIA) both in the USA and in the UK. Mike has been at the forefront of many of the most successful tennis racket innovations over this period and highly regarded across this industry sector.

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Juda Honickman

Juda Honickman is Chief Marketing Officer for Slinger Bag Inc. Juda joined Slinger Bag Inc in October 2017 to lead product design and overall strategy for the Company’s pre-sale crowdfunding initiative which exceeded its goal by 2,600%. He is responsible for overseeing the planning, development and execution of the Company’s marketing and advertising initiatives along with ensuring that the Company’s offering and brand messaging is distributed across all channels and is effectively targeting audiences in order to meet sales objectives. In his role, Juda oversees the global communications of Slinger’s brand, including consumer insights, digital marketing, creative development, agency management, marketing effectiveness, social responsibility, sponsorships, media and employee communications. Juda previously served as the Director of Marketing and Strategy for a global legal tech company and before that oversaw marketing and sales for an innovative consumer tech business.

Mark Radom

Since September 2019, Mark Radom has been general counsel of Slinger Bag Inc. Mr. Radom has also served as general counsel of The Greater Cannabis Company, Inc. and from February 2010 through July 2015, general counsel and chief carbon officer of Blue Sphere Corporation. From 2009 through 2010, Mr. Radom was managing director of Carbon MPV Limited, a Cyprus company focused on developing renewable energy and carbon credit projects. From 2007 to 2009, Mr. Radom was general counsel and chief operating officer of Carbon Markets Global Limited, a London-based carbon credit and renewable energy project developer. Mr. Radom has extensive experience in business development in the renewable energy and carbon credit sectors. He has sourced over $100,000,000 in renewable energy, industrial gas and carbon credit projects and managed many complex aspects of their implementation. He was legal counsel for a number of carbon and ecological project developers and was responsible for structuring joint ventures and advising on developing projects through the CDM/JI registration cycle and emission reduction purchase agreements under the auspices of the Kyoto Protocol. Prior to this, he worked on Wall Street and in the City of London as a U.S. securities and capital markets lawyer where he represented sovereigns, global investment banks and fortune 500 companies across a broad range of capital raising and corporate transactions. He is a graduate of Duke University and Brooklyn Law School. Mr. Radom is admitted to practice law in New York and New Jersey and speaks fluent Russian.

Yonah Kalfa

Yonah Kalfa joined Slinger Bag as its Chief Innovation Officer in September 2020. Prior to joining Slinger Bag, Mr. Kalfa owned and operated NA Dental, a company active in the dental supply business since 2010. Mr. Kalfa is a director of Pharmedica Ltd., Plaqless Ltd., Dusmit Ltd. and Parasonic Ltd.

Kirk Taylor

Kirk is the Chief Financial Officer of American Resources Corporation where he conducts all tax and financial accounting roles of the organization, and has substantial experience in tax credit analysis and financial structure. Kirk’s main focus over his 13 years in public accounting had been auditing, tax compliance, financial modeling and reporting on complex real estate and business transactions utilizing numerous federal and state tax credit and incentive programs. Prior to joining American Resources Corporation, Kirk was Chief Financial Officer of Quest Energy, Inc., ARC’s wholly-owned subsidiary. Prior to joining Quest Energy in 2015, he was a Manager at K.B. Parrish & Co. LLP where he worked since 2014. Prior to that, he worked at Katz Sapper Miller since 2012 as Manager. In addition, Kirk is an instructor for the CPA examination and has spoken at several training and industry conferences. He received a BS in Accounting and a BS in Finance from the Kelley School of Business at Indiana University, Bloomington Indiana and is currently completing his Master of Business Administration from the University of Saint Francis at Fort Wayne, Indiana. Kirk serves his community in various ways including as the board treasurer for a community development corporation in Indianapolis, Indiana. Kirk does not have any family relationships with any of the Company’s directors or executive officers. There are no arrangements or understandings between Kirk and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Stephen Crummey

Stephen has served as the senior vice president of Investor Relations at NuEra Capital Corporation since August 2022. Previously, Stephen was (i) a partner in Covid Rapid Exam from January 2021 to September 2022, (ii) an advisor to IdentifySensors Biologics from September 2021 through August 2022, (iii) an advisor to Cmind AI from 2019 to April 2021 and (iv) chairman of CyVision Technologies, Inc. from August 2017 through March 2021. Stephen does not have any family relationships with any of the Company’s directors or executive officers. There are no arrangements or understandings between Stephen and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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Rodney Rapson

Mr. Rapson has served as the chief executive officer of Inspiretek Pty Ltd since November 2022, managing director of PlaySight Europe from January 2027 through January 2022 and managed Base Tennis Academy from September 2010 through December 2022. Rodney does not have any family relationships with any of the Company’s directors or executive officers. There are no arrangements or understandings between Rodney and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

TERM OF OFFICE

All directors hold office until the next annual meeting of the shareholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of five members. With the exception of Mike Ballardie and Yonah Kalfa, we have determined that all of the directors are independent as such term is defined under The Nasdaq Stock Market Rules. We have also determined that as a result of being employed as executive officers, Messrs. Ballardie and Kalfa are not independent under the Nasdaq Stock Market Rules.

The following table identifies the independent and non-independent current board and committee members:

Name:	Independent	Audit	Compensation	Nominating
Mike Ballardie
Yonah Kalfa
Steven Crummey	Yes	Yes	Yes
Kirk Taylor	Yes	Yes		Yes
Rodney Rapson	Yes	Yes	Yes	Yes

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Kirk P. Taylor, Stephen Crummey and Rodney Rapson who each satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Nasdaq’s rules, serve on our audit committee.

Audit Committee Financial Expert

We have determined that Kirk Taylor is qualified as an Audit Committee Financial Expert, as that term is defined under the rules of the SEC and in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The function of the Compensation Committee is to determine the compensation of our executive officers. The Compensation Committee has the power to set performance targets for determining periodic bonuses payable to executive officers and may review and make recommendations with respect to shareholder proposals related to compensation matters. Additionally, the Compensation Committee is responsible for administering the 2020 Global Incentive Plan. Rodney Rapson is the sole independent director on the compensation committee.

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Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establishing procedures for the nomination process including procedures, oversight of possible conflicts of interests involving the Board and its members, developing corporate governance principles, and the oversight of the evaluations of the Board and management. The Nominating and Corporate Governance Committee has not established a policy with regard to the consideration of any candidates recommended by shareholders. If we receive any shareholder recommended nominations, the Corporate Governance Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith. Kirk Taylor and Rodney Rapson who satisfy the “independence” requirements of Nasdaq’s rules, serve on our compensation committee upon their appointment to the board, with Mr. Rapson serving as the chairman.

Board and Committee Meetings in the 2023 Fiscal Year

In the 2023 fiscal year, the Board acted by written consent in lieu of having any meetings and there were no committee meetings insofar as the committees were not established until July 2023, which was after the 2023 fiscal year had ended.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. Our Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its shareholders. Although there are many other factors, the Board seeks individuals with experience on public company boards or the investment community, experience on operating growing businesses, and experience with online universities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of the Common Stock to file initial reports of ownership and changes in ownership of the Common Stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file.

DIRECTOR COMPENSATION

Each director will receive 150,000 shares of Common Stock on the anniversary date each director was appointed to the Board. In the event, a director should resign from the Board mid-year, such director would receive a pro rata issuance of Common Stock at their anniversary date based on the number of days of service since their prior anniversary date. No fractional shares will be issued to non-employee director, and any calculation resulting in a fractional share will be rounded up to the next whole share. Messrs. Goldman and Krishnan did not receive any compensation for or in respect of the period during which they served as directors of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

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RISK OVERSIGHT

Our Board will oversee a company-wide approach to risk management. Our Board will determine the appropriate risk level for us generally, assess the specific risks faced by us and review the steps taken by management to manage those risks. While our Board will have ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, our compensation committee will be responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our audit committee will oversee management of enterprise risks and financial risks, as well as potential conflicts of interests. Our Board of Directors will be responsible for overseeing the management of risks associated with the independence of our Board.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has not adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions as the Company has only recently commenced operations. Our Board adopted a code of business conduct and ethics that applies to our directors, officers and employees (the “Code of Business Conduct and Ethics”), A copy of the Code of Business Conduct and Ethics is available on the Company’s website. The Company intends to disclose on their website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to their principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

CERTAIN LEGAL PROCEEDINGS

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

SIGNIFICANT EMPLOYEES

Other than our officers and directors, we currently have one other person who became in February 2022 what we consider to be a significant employee, Jaluluddin Shaik, President of Gameface.

Jalaluddin Shaik founded and became the chief executive officer of Gameface in 2017. Prior to founding Gameface, Mr. Shaik led product teams at some of the world’s biggest brands, including Telstra, Sony, and Apple. While at Telstra, Shaik led the creation of the Telstra video streaming platform ‘Presto,’ that reaches over 10M Australians. In addition to his role at Telstra, Shaik was the design lead on the Apple airplay technology integration to 80% of Tier1 Audio OEM (Original Equipment Manufacturers) such as Denon, Bose, Pioneer, Yamaha, leading a team of 30 engineers. Previously (2003-2010), Shaik built and deployed various end to end video decoding solutions at Sony and Intel. Mr. Shaik is a graduate of Visvesvaraya Technological University with a bachelor’s degree in computer science with a major in machine learning.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to, our then Officers for all services rendered in all capacities to us for the fiscal years ended as indicated.

Name and Principal Position	Year ended April 30	Salary ($)	Bonus ($)	Share Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All other compensation ($)	Total ($)
Mike Ballardie (1)	2023	570,169	300,000	-	285,000	105,318	1,260,487
	2022	571,123	277,500	16,100,000		375,748	17,324,371
Judah Honickman (2)	2023	179,502	87,400			27,144	294,046
	2022	179,312	72,150	190,000		10,454	451,916
Paul McKeown (3)	2023	366,023	77,411				443,434
	2022	344,048	83,250			-	427,298
Tom Dye (4)	2023	160,000	40,000			16,902	216,902
	2022	160,000	37,000	25,647		-	222,647
Mark Radom (5)	2023	150,000	28,500				178,500
	2022	114,000	23,241				137,241
Yonah Kalfa (6)	2023		-			495,000	495,000
	2022	-	-	16,100,000		593,250	16,693,250
Jason Seifert (7)	2023	35,833				8,442	44,275

(1)

Calculated in accordance with ASC Topi c 718, consistent with the Company’s financial statements.

Mr. Ballardie has served as the Company’s Principal Executive Officer and as Chairman of the Board of Directors since September 16, 2019 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

(2)	Mr. Honickman has served as the Company’s Chief Marketing Officer since September 16, 2019 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

(3)	Paul McKeown served as the Company’s Chief Financial Officer from April 30, 2020 through July 6, 2021 and from July 6, 2021 to January 31, 2023 as the Company’s Chief Business Integration Officer and had an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

(4)	Tom Dye served as the Company’s Chief Operating Officer from April 30, 2020 through April 30, 2023 and had an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

(5)	Mark Radom has served as the Company’s General Counsel since September 16, 2019 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

(6)	Yonah Kalfa has served as the Company’s Chief Innovation Officer since September 7, 2020 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

(7)	Jason Seifert served as the Company’s Chief Financial Officer from July 6, 2021 through June 25, 2022 and had an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

SERVICE AGREEMENTS

The Company is a party to service agreements with each of its executive officers.

Mike Ballardie. On April 6, 2020, we entered into a service agreement with our Chief Executive Officer, Mike Ballardie, which was amended on November 1, 2020. Pursuant to the service agreement, Mr. Ballardie will serve as our Chief Executive Officer for a period of five years. During the five-year term, Mr. Ballardie receives a monthly base salary of $50,000 and a bonus payment at a minimum of 50% of the annual base salary. We also issued Mr. Ballardie warrants to purchase 500,000 shares of Common Stock. The warrants were exercisable at issuance at an exercise price of $0.01 per share and have an expiration date of April 6, 2030. We also provide standard indemnification and directors’ and officers’ insurance. We may terminate Mr. Ballardie’s employment with cause (as defined under the agreement) and without cause by giving at least 180 days prior written notice. If we terminate Mr. Ballardie without cause, all his unvested stock and option compensation of any nature will vest without any further action. Mr. Ballardie may resign for good reason (as defined under the agreement) or without good reason by giving at least 180 days prior written notice. If we terminate Mr. Ballardie without cause or he resigns for good reason, we must pay severance in an amount in lieu of base salary and benefits that would have accrued to Mr. Ballardie for the greater of (a) the unexpired portion of the term of the agreement or (b) two years, to be paid in full within 30 days of termination. In addition, vesting of all unvested common or preferred shares and options and warrants will continue for 12 months following such termination if we terminate Mr. Ballardie without cause or he resigns for good reason. Mr. Ballardie is also subject to standard confidentiality and non-competition provisions.

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Tom Dye. On April 30, 2020, we entered into a service agreement with our Chief Operating Officer, Tom Dye. Pursuant to the service agreement, Mr. Dye served as our Chief Operating Officer for a period of three years. During the three-year term, Mr. Dye received an annual base salary of $120,000 and a bonus payment at a minimum of 25% of the annual gross base salary. We agreed to issue Mr. Dye warrants to purchase a total of 125,000 shares of Common Stock to be issued at the time that certain performance goals are met. The warrants that were issued to Mr. Dye on April 30, 2020 are exercisable at issuance at an exercise price of $3.00 per share and have an expiration date of April 30, 2030. The warrants that were awarded to Mr. Dye on February 9, 2021 are exercisable at issuance at an exercise price of $39.40 per share and have an expiration date of February 9, 2031. We also agreed to issue a one-time bonus of 150,000 shares of Common Stock to Mr. Dye after the value of the Company’s outstanding stock equals $100 million. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Dye’s employment with cause (as defined under the agreement) and without cause by giving at least 60 days prior written notice. If we terminate Mr. Dye without cause, all Mr. Dye’s unvested stock and option compensation of any nature will vest without any further action, and we will pay two years base salary severance within 30 days of termination. In addition, vesting of all unvested common or preferred shares and options and warrants will continue for 12 months following such termination. Mr. Dye may resign for good reason (as defined under the agreement) or without good reason by giving at least 30 days prior written notice. Mr. Dye is also subject to standard confidentiality and non-competition provisions. Since 30 April 2023, Mr. Dye has operated as a consultant to the company.

Paul McKeown. On July 5, 2021, we entered into a service agreement with our former Chief Financial Officer, Paul McKeown. Pursuant to the service agreement, Mr. McKeown served as our Chief Business Integration Officer until January 31, 2023, when he resigned. During the term of this agreement, Mr. McKeown received a base salary at an hourly rate of $150 per hour and an annual performance bonus of at least 30% of the annual gross base salary. and We also issued Mr. McKeown warrants to purchase 150,000 shares of Common Stock. The warrants were exercisable at issuance at an exercise price of $0.01 per share and have an expiration date of The Company will also provide standard indemnification and directors’ and officers’ insurance. Mr. McKeown was also subject to standard confidentiality and non-competition provisions. Since January 2023, Mr. McKeown has operated as a consultant to the Company.

Juda Honickman. On April 30, 2020, we entered into a service agreement with Nest Consulting Inc., a Delaware corporation, owned by our Chief Marketing Officer, Juda Honickman. Pursuant to the service agreement, Mr. Honickman will serve as our Chief Marketing Officer for a period of three years. During the three-year term, Mr. Honickman receives an annual base salary of $102,000 and a bonus payment at a minimum of 50% of his annual base salary. We also issued warrants to purchase 250,000 shares of Common Stock to Mr. Honickman. The warrants were exercisable at issuance at an exercise price of $3.00 per share and have an expiration date of April 30, 2030. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Honickman’s employment with cause (as defined under the agreement) and without cause by giving at least 60 days prior written notice. If we terminate Mr. Honickman without cause, all Mr. Honickman’s unvested stock and option compensation of any nature will vest without any further action and will pay two years base salary severance within 30 days of termination. In addition, Mr. vesting of all unvested common or preferred shares and options and warrants will continue for 12 months following termination. Mr. Honickman may resign for good reason (as defined under the agreement) or without good reason by giving at least 30 days prior written notice. Mr. Honickman is also subject to standard confidentiality and non-competition provisions.

Mark Radom. On February 1, 2022, we entered into the second amended and restated service agreement with our General Counsel, Mark Radom. Pursuant to the service agreement, Mr. Radom will serve as General Counsel for a period of two. During the two-year term, we agreed to pay Mr. Radom a monthly base salary of $12,500 and a bonus payment at a minimum of 25% of the annual base salary. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Radom’s employment with cause (as defined under the agreement) and without cause by giving at least 60 days prior written notice. If we terminate Mr. Radom without cause, all Mr. Radom’s unvested stock and option compensation of any nature will vest without any further action, and we will pay two years base salary severance within 30 days of termination. In addition, vesting of all unvested common or preferred shares and options and warrants will continue for 12 months following termination. Mr. Radom may resign for good reason (as defined under the agreement) or without good reason by giving at least 120 days prior written notice. Mr. Radom is also subject to standard confidentiality and non-competition provisions.

Yonah Kalfa. On September 7, 2020, we entered into a service agreement with our Chief Innovation Officer, Yonah Kalfa. Pursuant to the service agreement, Mr. Kalfa will serve as our Chief Innovation Officer for a period of three years. During the three-year term, Mr. Kalfa receives an annual base salary of 1,162,800 Israeli New Shekel (approximately $350,000) and a bonus payment at a minimum of 25% of the annual gross base salary. Mr. Kalfa agreed to defer receipt of his base salary until otherwise agreed in writing. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Kalfa’s employment with cause (as defined under the agreement) and without cause by giving at least 60 days prior written notice. If we terminate Mr. Kalfa without cause, we will pay two years base salary severance within 30 days of termination. Mr. Kalfa may resign for good reason (as defined under the agreement) or without good reason by giving at least 30 days prior written notice. Mr. Kalfa is also subject to standard confidentiality and non-competition provisions.

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DIRECTOR COMPENSATION

The following table sets forth director compensation for the years ended April 30, 2023 and 2022:

Name	Year Ended April 30	Fees earned or paid in cash ($)	Stock Awards ($)	Total ($)
Mike Ballardie*	2023	-	-	-
	2022	-	-	-
Kirk Taylor*	2023	-	-	-
	2022
Stephen Crummey	2023	-	-	-
	2022	-	-	-
Rodney Rapson	2023	-	-	-
	2022	-	-	-

*The Company intended to award Mike Ballardie and Kirk Taylor 150,000 shares of Common Stock as compensation for their service as directors for the fiscal year ended April 30, 2023, but has not yet done so. While the Company intended to issue each director 150,000 shares of Common Stock per annum as compensation for serving as directors, it has not yet done so.

Stock Options/SAR Grants.

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

On January 14, 2022, the Company entered into two loan agreements with Yonah Kalfa and Naftali Kalfa (the “Lenders”), each for $1,000,000, pursuant to which the Company received a total amount of $2,000,000. The loans bear interest at a rate of 8% per annum and are required to be repaid in full by July 31, 2024 or such other date as may be accepted by the Lenders. The Company is not permitted to make any distribution or pay any dividends unless or until the loans are repaid in full.

There were $1,655,966 and $1,953,842 in outstanding borrowings from the Company’s related parties for the period ended July 31, 2023 and 2022, respectively. Accrued interest due to related parties as of October 31, 2023 and 2022 amounted to $917,957 and $917,957, respectively

On January 6, 2023, we sold certain of our inventory including all components, parts, additions and accessions thereto to Yonah Kalfa and Naftali Kalfa who immediately consigned it back to us in exchange for a payment of $103 per ball launcher we sell until we have paid them an aggregate total of $2,092,700, which represents payment in full of the principal amounts of the Loan Agreements (as defined below) and certain other expenses they incurred in connection with the Company.

Policies and Procedures for Related Person Transactions

Our board of directors intends to adopt a written related person policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Kirk Taylor, Steven Crummey and Rodney Rapson, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 23, 2024, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the SEC pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to the Common Stock.

Information relating to beneficial ownership of the Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days after February 23, 2024, through the exercise of any stock option, warrant or other right. Such securities are deemed outstanding for computing the percentage of the person holding such security but are not deemed outstanding for computing the percentage of any other person. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

	Common Stock
Name	# of Shares	% of Class (1)
Yonah Kalfa (2)	76,987	*
Mike Ballardie (2)	19,750	*
Judah Honickman (3)	6,500	*
Kirk Taylor (4)	-	-
Rodney Rapson (4)	1,876	*
Mark Radom (5)	6,941	*
Steven Crummey (4)	-	-
All current officers and directors as a group (7 persons)	112,054	*

5% Holders
Andy and Lion Co. Ltd.(6)	2,330,200	10.8
Junjie Enterprise Management Co. Ltd. (6)	2,330,200	10.8
Xinsheng Enterprise Management Services Co. Ltd. (6)	2,330,200	10.8

* indicates a share ownership percentage of less than one percent (1%).

(1) Percentages are based on a total of 21,572,447 shares of Common Stock outstanding on February 23, 2024.

(2) Yonah Kalfa is the founder of the Company, a director and the Company’s Chief Innovation Officer. Mike Ballardie is the Company’s Chief Executive Officer, a director and chairman of the board.

In September 2021, Mr. Kalfa was granted warrants to purchase 25,000 shares of Common Stock at an exercise price of par (i.e., $0.001) in September 2021 and transferred 5,250 of such warrants to a third party in August 2022. All such warrants have a contractual life of 10 years from the date of issuance and are vested immediately upon grant.

Mr. Kalfa currently owns a total of 76,987 shares consisting of (i) 57,237 shares of Common Stock; and (ii) 19,750 warrants to purchase shares of Common Stock.

In April 2020, Mr. Ballardie was awarded warrants to purchase 12,500 shares of Common Stock at an exercise price of par (i.e., $0.001) and in September 2021 was awarded warrants to purchase another 12,500 shares of Common Stock at an exercise price of par (i.e., $0.001). In August 2022, Mr. Ballardie transferred 5,250 of such warrants to a third party. All such warrants have a contractual life of 10 years from the date of issuance and are vested immediately upon grant.

(3) Judah Honickman was awarded warrants to purchase 6,250 shares of Common Stock in April 2020 at an exercise price of $116 and warrants to purchase 250 shares of Common Stock in September 2021 at an exercise price of $1,380. All such warrants have a contractual life of 10 years from the date of issuance and are vested immediately upon grant.

(4) The Company has agreed to issue each director 150,000 shares of stock for each year of service (but the shares have not been issued as at the date hereof). Mr. Rapson owns 1,876 shares of Common Stock.

(5) Mark Radom was awarded warrants to purchase 3,125 shares of Common Stock at an exercise price of $116 in April 2020 and warrants to purchase 3,750 shares of Common Stock in February 2021 at an exercise price of$1,568. All such warrants have a contractual life of 10 years from the date of issuance and are vested immediately upon grant.

Mr. Radom currently owns a total of 6,941 shares consisting of (i) 66 shares of Common Stock; and (ii) 6,875 warrants to purchase Common Stock.

(6) Each of these investors was also issued pre-funded warrants to purchase 25,169,800 shares of Common Stock which are not exercisable until receipt of shareholder approval for the issuance of such shares. Such pre-funded warrants are not currently exercisable within the next 60 days. Following shareholder approval, if all pre-funded warrants are fully exercised, each investor will hold 27,500,000 shares and, if no other shares are issued by the Company, a 26.9% ownership stake in the Company (as calculated in accordance with Section 13(d)).

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Securities authorized for issuance under equity compensation plans.

The table below provides information regarding all compensation plans as of the end of the most recently completed fiscal year (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance.

On November 11, 2020, the Board of Directors of the Company approved the Slinger Bag Inc. Global Share Incentive Plan (2020), or the 2020 Plan, which was approved by stockholders holding in the aggregate 19,994,700 shares of Common Stock, or approximately 75.4% of the Common Stock outstanding on such date. The 2020 Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted stock, restricted stock, restricted stock units, performance stock and other equity-based and cash awards or any combination of the foregoing, to eligible key management employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”) (however, solely employees of the Company and its subsidiaries are eligible for incentive stock option awards).

The Company has reserved a total of 37,500 shares of Common Stock for issuance under awards to be made under the 2020 Plan, all of which may, but need not, be issued in connection with ISOs. As of November 24, 2023, there were 27,000 shares of Common Stock subject to outstanding awards and approximately 10,500 shares of Common Stock remain available under the 2020 Plan for future awards. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall again be available for the grant of a new award. The 2020 Plan shall continue in effect, unless sooner terminated, until the tenth anniversary of the date on which it was adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the 2020 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2020 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the 2020 Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	37,500
Equity compensation plans not approved by security holders	61,258	$404.00	-
Total	61,258	$404.00	37,500

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders consists of those previously issued to the selling stockholders and those issuable to the selling stockholders upon conversion of the Note and the exercise of the December Warrants. For additional information regarding the issuances of those shares of Common Stock, the Note, and the December Warrants, see “Prospectus Summary – The Offering” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. The control person of Smartsports LLC was the chairman of PlaySight until February 16, 2022, the date on which the Company acquired PlaySight. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling stockholders’ interest in the Common Stock other than through a public sale.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock by the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholders, based on its ownership of the shares of Common Stock as of February 23, 2024.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Common Stock. In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the selling stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Under the terms of the Note and the December Warrants, the Armistice Selling Stockholder may not convert the Note or exercise the December Warrants to the extent such conversion or exercise would cause the Armistice Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 9.99% and 4.99%, respectively, of our then outstanding shares of Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the Note or exercise of the December Warrants which have not been converted or exercised. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Offered Hereby		Number of Shares of Common Stock Owned After Offering		%
Armistice Capital, LLC(1)	0	(2)	19,936,080	(3)	0	(4)	*
Smartsports LLC(5)	200,000		200,000	(3)	0	(4)	*

* Less than 1%

(1)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)	As of February 23, 2024, the Armistice Selling Stockholder holds or has the ability to acquire up to a total of 20,106,276 shares of Common Stock consisting of: (i) 0 shares of Common Stock, (ii) 169,196 shares of Common Stock issuable upon the exercise of the October Warrants, (iii) 9,944,406 shares of Common Stock issuable upon the exercise of the December Warrants; and (iv) 9,991,674 shares of Common Stock issuable upon conversion, at a conversion price of $0.32, of an aggregate amount of $3,197,335.65 owed pursuant to the Note. Under the terms of the Inducement Letter and the Waiver, Amendment, and Modification Agreement between the Company and the Armistice Selling Stockholder, we were obligated to file the registration statement, of which this prospectus forms a part, registering all of the shares of Common Stock underlying the Note and the December Warrants. The shares underlying the October Warrants have previously been registered. Under the terms of the Note and the December Warrants, the Armistice Selling Stockholder may not convert the Note or exercise the December Warrants to the extent such conversion or exercise would cause the Armistice Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 9.99% and 4.99%, respectively, of our then outstanding shares of Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the Note or exercise of the December Warrants which have not been converted or exercised.

(3)	This is the number of shares of Common Stock being registered pursuant to the registration statement of which this prospectus forms a part.

(4)	Assuming all shares offered by the Armistice Selling Stockholder and Smartsports LLC hereby are sold and that the Armistice Selling Stockholder and Smartsports LLC buy or sell no additional shares of Common Stock prior to the completion of this offering.

(5)	The securities reported herein are held by Smartsports LLC, a Delaware limited liability company that is currently providing investor relations service to the Company on a consulting basis. George Mackin has investment and voting control over the shares held by Smartsports, LLC. The address of Smartsports, LLC is 1085 Orange Grove Blvd, #201, Pasadena, CA 91105.

Each time a selling stockholder sells any shares of Common Stock offered by this prospectus, it is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about the selling stockholder and the terms of the shares of Common Stock being offered in the manner required by the Securities Act.

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the selling stockholders offer or sell shares of Common Stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus or a prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of selected provisions of our certificate of incorporation, bylaws and Delaware General Corporation Law, as amended (the “DGCL”) as in effect on the date of this prospectus relating to us and our capital stock. This summary does not purport to be complete. This discussion is subject to the relevant provisions of Delaware law and is qualified by reference to our certificate of incorporation, our bylaws and the provisions of Delaware law. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Common Stock

We are authorized to issue up to 300,000,000 shares of Common Stock. As of February 23, 2024, there were 21,572,447 shares of Common Stock outstanding. All of the outstanding shares of Common Stock are fully paid and non-assessable.

The Common Stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities. The Common Stock is neither convertible nor redeemable.

Voting Rights

Each holder of shares of Common Stock is entitled to one vote per share on each matter submitted to a vote of stockholders, as provided by our certificate of incorporation. Our bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, our Bylaws or our Certificate of incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Liquidation Rights

If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of shares of Common Stock will participate pro rata in all assets remaining after payment of liabilities.

Dividend Policy

We have not paid and do not expect to declare or pay any cash dividends on the Common Stock in the foreseeable future. We currently expect to retain all future earnings for use in the operation and expansion of our business. The declaration and payment of any cash dividends in the future will be determined by our Board of Directors, in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition and contractual restrictions, if any. In this regard, under the terms of the loan agreements between the Company and Yonah Kalfa and Naftali Kalfa and between the Company, we may not make any distributions of the Common Stock until the loans made under these loan agreements are repaid in full. At this time, such loans have not been repaid in full.

Market for Shares of Common Stock

The Common Stock is listed on the Nasdaq Capital Market under the symbol “CNXA.” On March 1, 2024, the closing sale price of the Common Stock was $0.2899.

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Transfer Agent

The transfer agent and registrar for the Common Stock is Worldwide Stock Transfer, LLC.

Preferred Stock

We do not have any authorized shares of preferred stock.

Options

On February 21, 2022, the Company issued to certain PlaySight employees the options to purchase up to 358 shares of Common Stock in connection with the PlaySight acquisition. The PlaySight employee options vest at issuance, have an exercise price of $0.01 per share, and expire 10 years from issuance.

On November 11, 2020, our Board of Directors approved the 2020 Plan, which provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options, unrestricted stock, restricted stock, restricted stock units, performance stock and other equity-based and cash awards or any combination of the foregoing, to eligible key management employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”). Only the employees of the Company and its subsidiaries are eligible for incentive stock option awards. The Company has reserved a total of 37,500 shares for issuance under awards to be made under the 2020 Plan, all of which may, but need not, be issued in connection with ISOs. As of February 23, 2024, there were 27,000 shares of Common Stock subject to outstanding awards and approximately 10,500 shares of Common Stock remain available under the 2020 Plan for future awards. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall again be available for the grant of a new award. The 2020 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it was adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the 2020 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2020 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

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Certain Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “Business Combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or Bylaws not to be governed by this particular Delaware law.

Our certificate of incorporation, our bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our board of directors or taking other corporate actions, including effecting changes in our management. For instance, our certificate of incorporation does not provide for cumulative voting in the election of directors. Our board of directors are empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions in our bylaws require that stockholders must comply with certain procedures in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued Common Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Certificate of incorporation and Bylaws

Among other things, our certificate of incorporation and our bylaws:

●	do not provide for cumulative voting in the election of directors;
●	provides for the exclusive right of the board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director by stockholders;
●	Requires that a special meeting of stockholders may be called only by the Board of Directors, or by a committee of the Board of Directors that has been designated by the Board of Directors;
●	limits the liability of, and providing indemnification to, our directors and officers;
●	controls the procedures for the conduct and scheduling of stockholder meetings;
●	grants the ability to remove directors only for cause by the affirmative vote of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors;
●	provides for advance notice procedures that stockholders must comply with in order to nominate candidates to the board of directors or to propose matters to be acted upon at a stockholders’ meeting

83

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares of Common Stock and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Common Stock.

Limitation of Liability and Indemnification

Our bylaws provide that we will indemnify our directors to the fullest extent authorized or permitted by applicable law. Under our Bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request as a director, officer, employee or agent for another entity. We must indemnify our officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. Our bylaws also require us to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

84

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such an event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Armistice Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

85

LEGAL MATTERS

Lucosky Brookman, LLP, Woodbridge, New Jersey, will pass upon the validity of the shares of Common Stock offered hereby.

EXPERTS

The financial statements as of and for the years ended April 30, 2023 and 2022 of Connexa Sports Technologies, Inc. have been audited by Olayinka Oyebola & Co. (“OOC”), an independent registered public accounting firm, and have been included on the authority of said firm as experts in auditing and accounting.

No named experts under this section or under Legal Matters own any shares of Common Stock.

CHANGE IN CERTIFYING ACCOUNTANT

On August 28, 2022, the Board of Directors and the audit committee of the Company approved the re-engagement of Mac Accounting Group, LLP (“Mac”) as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2023, effective immediately, and dismissed WithumSmith + Brown, PC (“Withum”) as the Company’s independent registered public accounting firm.

Until Withum was engaged on February 17, 2022, Mac was the Company’s auditor and had audited the Company’s consolidated financial statements for the fiscal years ended April 30, 2022 and 2021.

Withum never issued an audit opinion on our financial statements, and during the course of their engagement there were no disagreements with Withum on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the matter in their audit opinion, if issued. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the period Withum was engaged as the Company’s auditor.

On March 21, 2023, the Board of Directors and the audit committee of the Company approved the engagement of Olayinka Oyebola & Co. (“OOC”) as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2023, effective immediately, and dismissed Mac Accounting Group, LLP (“Mac”) as the Company’s independent registered public accounting firm.

Until OOC was engaged on March 21, 2023, Mac was the Company’s auditor and had audited the Company’s consolidated financial statements for the fiscal years ended April 30, 2022 and 2021.

Mac never issued an audit opinion on our financial statements for the fiscal year ended April 30, 2023, and during the course of their engagement there were no disagreements with Mac on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Mac, would have caused Mac to make reference to the matter in their audit opinion, if issued. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the period Mac was engaged as the Company’s auditor.

WHERE YOU CAN FIND MORE INFORMATION

For further information with respect to the Company and the securities being offered hereby, reference is hereby made to the registration statement of which this prospectus forms a part, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

We are subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K. These filings are available on the SEC’s website at http://www.sec.gov.

86

CONNEXA SPORTS TECHNOLOGIES, INC.

FINANCIAL STATEMENTS
OCTOBER 31, 2023 AND APRIL 30, 2022

FINANCIAL STATEMENTS
APRIL 30, 2023 AND 2022

F-1

CONNEXA SPORTS TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS (IN US$)

OCTOBER 31, 2023 (UNAUDITED) AND APRIL 30, 2023

	OCTOBER 31,	APRIL 30,
	2023	2023
	(UNAUDITED)

ASSETS
Current Assets:
Cash and cash equivalents	$285,861	$202,095
Accounts receivable, net	527,998	399,680
Inventories, net	1,668,189	3,189,766
Prepaid inventory	707,612	936,939
Prepaid expenses and other current assets	272,949	263,020

Total Current Assets	3,462,609	4,991,500

Non-Current Assets:
Note receivable - former subsidiary	2,000,000	2,000,000
Fixed assets, net of depreciation	-	14,791
Intangible assets, net of amortization	1,000	101,281

Total Non-Current Assets	2,001,000	2,116,072

TOTAL ASSETS	$5,463,609	$7,107,572

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Accounts payable	$5,113,362	$5,496,629
Accrued expenses	5,047,118	4,911,839
Accrued interest	50,289	25,387
Accrued interest - related party	917,957	917,957
Current portion of notes payable, net of discount	3,194,799	1,484,647
Derivative liabilities	3,777,148	10,489,606
Contingent consideration	-	418,455
Other current liabilities	361,804	22,971

Total Current Liabilities	18,462,477	23,767,491

Long-Term Liabilities:
Notes payable related parties, net of current portion	1,398,775	1,953,842

Total Long-Term Liabilities	1,398,775	1,953,842

Total Liabilities	19,861,252	25,721,333

Commitments and contingency	-	-

SHAREHOLDERS’ EQUITY (DEFICIT)

Common stock, par value, $0.001, 300,000,000 shares authorized, 2,372,803 and 338,579 shares issued and outstanding as of October 31, 2023 and April 30, 2023, respectively	2,373	339
Additional paid in capital	136,224,410	132,993,998
Accumulated deficit	(150,835,256)	(151,750,610)
Accumulated other comprehensive income	210,830	142,512

Total Stockholders’ Equity (Deficit)	(14,397,643)	(18,613,761)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$5,463,609	$7,107,572

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

CONNEXA SPORTS TECHNOLOGIES, INC

CONSOLIDATED STATEMENTS OF OPERATIONS (IN US$) (UNAUDITED)

SIX AND THREE MONTHS ENDED OCTOBER 31, 2023 AND 2022

	SIX MONTHS ENDED		THREE MONTHS ENDED
	OCTOBER 31,	OCTOBER 31,	OCTOBER 31,	OCTOBER 31,
	2023	2022	2023	2022

NET SALES	$5,416,149	$6,027,157	$2,295,918	$2,443,821

COST OF SALES	3,876,437	4,718,824	1,648,955	2,156,780
		.
GROSS PROFIT	1,539,712	1,308,333	646,963	287,041

OPERATING EXPENSES
Selling and marketing expenses	547,390	1,103,952	305,037	347,129
General and administrative expenses	4,121,385	7,751,470	1,616,325	4,436,860
Research and development costs	-	34,405	-	14,980

Total Operating Expenses	4,668,775	8,889,827	1,921,362	4,798,969

OPERATING LOSS	(3,129,063)	(7,581,494)	(1,274,399)	(4,511,928)

NON-OPERATING INCOME (EXPENSE)
Amortization of debt discounts	(790,262)	(2,872,222)	(13,070)	-
Loss on conversion of accounts payable to common stock	(289,980)	-	-	-
Change in fair value of derivative liability	16,944,807	6,787,597	14,800,253	3,100,102
Derivative expense	(11,398,589)	(7,280,405)	(11,398,589)	(7,280,405)
Interest expense	(421,559)	(597,580)	(352,076)	(406,277)
Interest expense - related party	-	(82,414)	-	(21,293)

Total Non-Operating Income (Expenses)	4,044,417	(4,045,024)	3,036,518	(4,607,873)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	915,354	(11,626,518)	1,762,119	(9,119,801)

DISCONTINUED OPERATIONS
Loss from discontinued operations	-	(3,663,480)	-	(1,903,766)
Loss on disposal of subsidiaries	-	-	-	-
LOSS FROM DISCONTINUED OPERATIONS	-	(3,663,480)	-	(1,903,766)

NET INCOME (LOSS) FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	915,354	(15,289,998)	1,762,119	(11,023,567)

Provision for income taxes	-	-	-	-

NET INCOME (LOSS)	$915,354	$(15,289,998)	$1,762,119	$(11,023,567)

Other comprehensive income (loss)
Foreign currency translations adjustment	68,318	58,139	95,338	(34,630)
Comprehensive income (loss)	$983,672	$(15,231,859)	$1,857,457	$(11,058,197)

Net income (loss) per share - basic and diluted (see Note 3)
Continuing operations	$(23.13)	$(2,708.25)	$(14.29)	$(3,211.20)
Discontinued operations	$-	$(853.36)	$-	$(670.34)

Net loss per share - basic and diluted	$(23.13)	$(3,561.61)	$(14.29)	$(3,881.54)

Weighted average common shares outstanding - basic and diluted	693,092	4,293	912,147	2,840

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

CONNEXA SPORTS TECHNOLOGIES, INC

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT) (IN US$) (UNAUDITED)

FOR THE SIX MONTHS ENDED OCTOBER 31, 2023 AND 2022

				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive	Accumulated
	Shares	Amount	Capital	Income	Deficit	Total

Balance - May 1, 2022	104,871	$105	$113,053,790	$54,962	$(80,596,925)	$32,511,932

Stock issued for:
Conversion of notes payable	109,737	110	14,046,190	-	-	14,046,300
Acquisition	14,960	15	915,530	-	-	915,545
Services	625	1	35,249	-	-	35,250
Cash	26,219	26	4,194,974	-	-	4,195,000
Fractional share issuance	38	-	-	-	-	-
Share-based compensation	-	-	277,625	-	-	277,625
Change in comprehensive income	-	-	-	58,139	-	58,139
Net loss for the period	-	-	-	-	(4,266,431)	(4,266,431)

Balance - July 31, 2022	256,450	$257	$132,523,358	$113,101	$(84,863,356)	$47,773,360

Stock issued for:
Cashless exercise of warrants	750	1	(1)	-	-	-
Acquisition	48,098	48	(48)	-	-	-
Cash	25,463	25	(25)	-	-	-
Share-based compensation	-	-	277,625	-	-	277,625
Change in comprehensive income	-	-	-	113,597	-	113,597
Net loss for the period	-	-	-	-	(11,023,567)	(11,023,567)

Balance - October 31, 2022	330,761	$331	$132,800,909	$226,698	$(95,886,923)	$37,141,015

Balance - May 1, 2023	338,579	$339	$132,993,998	$142,512	$(151,750,610)	$(18,613,761)

Stock issued for:
Services	188	-	-	-	-	-
Accounts payable	67,500	67	559,913	-	-	559,980
Acquisition	1,350	1	(1)	-	-	-
Cashless exercise of warrants	27,000	27	(27)	-	-	-
Satisfaction of profit guarantee on note payable	93,680	94	558,200	-	-	558,294
Share-based compensation	-	-	-	-	-	-
Change in comprehensive income	-	-	-	(27,020)	-	(27,020)
Net loss for the period	-	-	-	-	(846,765)	(846,765)

Balance - July 31, 2023	528,297	$528	$134,112,083	$115,492	$(152,597,375)	$(18,369,272)

Stock issued for:
Services	13,707	14	28,048	-	-	28,062
Fractional adjustment in reverse split	35,683	36	(36)	-	-	-
Acquisition / Contingent consideration	1,964	2	418,453	-	-	418,455
Cashless exercise of warrants	1,708,152	1,708	(1,708)	-	-	-
Satisfaction of profit guarantee on note payable	85,000	85	210,716	-	-	210,801
Reclassification of derivative liability upon amendment of agreement	-	-	1,456,854	-	-	1,456,854
Change in comprehensive income	-	-	-	95,338	-	95,338
Net income for the period	-	-	-	-	1,762,119	1,762,119

Balance - October 31, 2023	2,372,803	$2,373	$136,224,410	$210,830	$(150,835,256)	$(14,397,643)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

CONNEXA SPORTS TECHNOLOGIES, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS (IN US$) (UNAUDITED)

SIX MONTHS ENDED OCTOBER 31, 2023 AND 2022

	2023	2022
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)	$915,354	$(15,289,998)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation, amortization and impairment expense	115,072	71,336
Change in fair value of derivative liability	(16,944,807)	(6,787,597)
Shares and warrants issued for services	28,062	35,250
Share-based compensation	-	555,250
Derivative expense	11,398,589	7,280,405
Amortization of debt discounts	790,262	2,872,222
Settlement expense	769,095	-
Loss on settlement of accounts payable	289,980	-

Changes in assets and liabilities, net of acquired amounts
Accounts receivable	214,355	396,322
Inventories	1,521,577	3,550,026
Prepaid inventory	229,327	(311,972)
Prepaid expenses and other current assets	(6,573)	(228,861)
Accounts payable and accrued expenses	(648,122)	(617,142)
Other current liabilities	654,871	10,974
Accrued interest	24,902	160,963
Accrued interest - related parties	-	4,818
Total adjustments	(1,563,410)	6,991,994

Net cash used in operating activities of continuing operations	(648,056)	(8,298,004)
Net cash provided by operating activities of discontinued operations	-	2,298,552
Net cash used in operating activities	(648,056)	(5,999,452)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock for cash	-	9,194,882
Proceeds from notes payable	1,276,000	-
Payments of notes payable - related parties	(556,025)	(14,133)
Payments of notes payable	(65,496)	(3,835,676)
Net cash provided by financing activities	654,479	5,345,073

Effect of exchange rate fluctuations on cash and cash equivalents	77,343	181,249

NET INCREASE (DECREASE) IN CASH AND RESTRICTED CASH	83,766	(473,130)

CASH AND RESTRICTED CASH - BEGINNING OF PERIOD	202,095	665,002

CASH AND RESTRICTED CASH - END OF PERIOD	$285,861	$191,872

CASH PAID DURING THE PERIOD FOR:
Interest expense	$-	$-

Income taxes	$-	$-

SUPPLEMENTAL INFORMATION - NON-CASH INVESTING AND FINANCING ACTIVITIES:

Conversion of convertible notes payable and accrued interest to common stock	$-	$14,046,300
Shares issued for contingent consideration	$418,455	$915,545
Derivative liability recorded for shares and warrants issued in private placement	$-	$4,999,882

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-5

CONNEXA SPORTS TECHNOLOGIES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: ORGANIZATION AND NATURE OF BUSINESS

Organization

Lazex Inc. (“Lazex”) was incorporated under the laws of the State of Nevada on July 12, 2015. On August 23, 2019, the majority owner of Lazex entered into a Stock Purchase Agreement with Slinger Bag Americas Inc., a Delaware corporation (“Slinger Bag Americas”), which was 100% owned by Slinger Bag Ltd. (“SBL”), an Israeli company. In connection with the Stock Purchase Agreement, Slinger Bag Americas acquired 50,000 shares of common stock of Lazex for $332,239. On September 16, 2019, SBL transferred its ownership of Slinger Bag Americas to Lazex in exchange for the 50,000 shares of Lazex acquired on August 23, 2019. As a result of these transactions, Lazex owned 100% of Slinger Bag Americas and the sole shareholder of SBL owned 50,000 shares of common stock (approximately 82%) of Lazex. Effective September 13, 2019, Lazex changed its name to Slinger Bag Inc.

On October 31, 2019, Slinger Bag Americas acquired control of Slinger Bag Canada, Inc., (“Slinger Bag Canada”) a Canadian company incorporated on November 3, 2017. There were no assets, liabilities or historical operational activity of Slinger Bag Canada.

On February 10, 2020, Slinger Bag Americas became the 100% owner of SBL, along with SBL’s wholly owned subsidiary Slinger Bag International (UK) Limited (“Slinger Bag UK”), which was formed on April 3, 2019. On February 10, 2020, the owner of SBL, contributed Slinger Bag UK to Slinger Bag Americas for no consideration.

On June 21, 2021, Slinger Bag Americas entered into a membership interest purchase agreement with Charles Ruddy to acquire a 100% ownership stake in Foundation Sports Systems, LLC (“Foundation Sports”). On December 5, 2022, the Company sold 75% of Foundation Sports back to the original sellers. As a result, at that time, the Company recorded a loss on the sale and deconsolidated Foundation Sports.

On February 2, 2022, the Company entered into a share purchase agreement with Flixsense Pty, Ltd. (“Gameface”). As a result of the share purchase agreement, Gameface would become a wholly owned subsidiary of the Company.

On February 22, 2022, the Company entered into a merger agreement with PlaySight Interactive Ltd. (“PlaySight”) and Rohit Krishnan (the “Shareholders’ Representative”). As a result of the merger agreement, PlaySight would become a wholly owned subsidiary of the Company. In November 2022, the Company sold PlaySight and recorded a loss on the sale.

On May 16, 2022, the Company changed its domicile from Nevada to Delaware. On April 7, 2022, the Company effected a name change to Connexa Sports Technologies Inc. We also changed our ticker symbol, “CNXA.”

On June 14, 2022, the Company effected a 1-for-10 reverse stock split, where the Company’s common stock began to trade on a reverse split adjusted basis. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of common stock. All references to the outstanding stock have been retrospectively adjusted to reflect this reverse split. The Company also consummated a public offering of shares of its common stock and the listing of its common stock on the Nasdaq Capital Market.

F-6

On July 26, 2023, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2023 did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1), which requires that a listed company’s stockholders’ equity be at least $2.5 million (the “Minimum Stockholders’ Equity Requirement”). In addition, the Company did not meet the alternatives of listed securities or net income from continuing operations as of the date of the letter. The Company timely submitted a compliance plan to the Panel and on August 23, 2023 received notice from Nasdaq that it has until January 22, 2024 to demonstrate compliance with the Minimum Stockholders’ Equity Requirement.

There can be no assurance that the Company will be able to satisfy the Nasdaq’s continued listing requirements, regain compliance with the Rule, the Minimum Stockholders’ Equity Requirement, and the Minimum Bid Price Requirement, and maintain compliance with other Nasdaq listing requirements.

For further details on PlaySight and Foundation Sports we refer you to our Annual Report on Form 10-K for the year ended April 30, 2023, filed with the Securities and Exchange Commission on September 14, 2023. This Form 10-K and the consolidated financial statements will concentrate on our existing business as reflected in the following paragraph.

The Company operates in the sport equipment and technology business. The Company is the owner of the Slinger Launcher, which is a portable tennis ball launcher as well as other associated tennis accessories and Gameface an Australian artificial intelligence sports software company.

The operations of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL, and Gameface are collectively referred to as the “Company.”

Basis of Presentation

The accompanying condensed consolidated financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As a result of the transactions described above, the accompanying consolidated financial statements include the combined results of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL, and Gameface for the periods ended October 31, 2023 and 2022. The operations of Foundation Sports and PlaySight are included as discontinued operations in our statements of operations as these entities were sold in November 2022 and December 2022 for the period ended July 31, 2022.

F-7

Impact of COVID-19 Pandemic

The Company continues to carefully monitor the global COVID-19 pandemic status and its impact on its business. In that regard, while the Company has continued to sell its products it has previously experienced certain minor disruptions in its supply chains. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, the on-going global efforts to contain it. While the Company has not experienced any material disruptions to its business and operations as a result of the COVID-19 pandemic, it is possible such disruptions may occur in the future which may impact its financial and operational results, and which could be material.

Impact of Russian and Ukrainian Conflict

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. We are closely monitoring the unfolding events due to the Russia-Ukraine conflict and its regional and global ramifications. We have one distributor in Russia, which is not material to our overall financial results. We do not currently have operations in Ukraine or Belarus. We are monitoring any broader economic impact from the current crisis. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements. However, to the extent that such military action spreads to other countries, intensifies, or otherwise remains active, such action could have a material adverse effect on our financial condition, results of operations, and cash flows.

Impact of Israel and Hamas Conflict

Because we develop products in Israel and our chief marketing officer is located in Israel, our business and operations are directly affected by economic, political, geopolitical and military conditions affecting Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and other hostile non-state actors. These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel.

On October 7, 2023, Hamas militants and members of other terrorist organizations infiltrated Israel’s southern border from the Gaza Strip and conducted a series of terror attacks on civilian and military targets. Thereafter, these terrorists launched extensive rocket attacks on the Israeli population and industrial centers located along the Israeli border with the Gaza Strip. As of October 11, 2023, such attacks collectively resulted in over 1,200 deaths and over 2,600 injured people, in addition to the kidnapping of a currently indefinite number of civilians, including women and children. Shortly following the attack, Israel’s security cabinet declared war against Hamas.

The intensity and duration of Israel’s current war against Hamas is difficult to predict, and as are such war’s economic implications on the Company’s business and operations and on Israel’s economy in general. On October 9, 2023, the Central Bank of Israel announced its intent to sell up to $30 billion order to protect the New Israeli Shekel (“NIS”) from collapse, however despite the foregoing announcement the NIS weakened to approximately 3.92 NIS for one US dollar as of the same day. In addition, on October 9, 2023, the Tel Aviv-35 stock index of blue-chip companies dropped by 6.4% whereas the benchmark TA-125 index fell by 6.2%. These events may imply wider macroeconomic indications of a deterioration of Israel’s economic standing, which may have a material adverse effect on the Company and its ability to effectively conduct is business, operations and affairs.

It is possible that other terrorist organizations will join the hostilities as well, including Hezbollah in Lebanon, and Palestinian military organizations in the West Bank. In the event that hostilities disrupt the development of our products, our ability to deliver products to customers in a timely manner to meet our contractual obligations with customers and vendors could be materially and adversely affected.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business.

F-8

As a result of the Israeli security cabinet’s decision to declare war against Hamas, several hundred thousand Israeli reservists were drafted to perform immediate military service. If any of our employees and consultants in Israel are called for service in the current war with Hamas, our operations may be disrupted by such absences, which may materially and adversely affect our business and results of operations. Additionally, the absence of employees of our Israeli suppliers and contract manufacturers due to their military service in the current war or future wars or other armed conflicts may disrupt their operations, in which event our ability to deliver products to customers may be materially and adversely affected.

In addition, popular uprisings in various countries in the Middle East and North Africa have affected the political stability of those countries. Such instability may lead to a deterioration in the political and trade relationships that exist between the State of Israel and these countries, such as Turkey. Moreover, some countries around the world restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. These restrictions may limit materially our ability to obtain raw materials from these countries or sell our products to companies and customers in these countries. In addition, there have been increased efforts by activists to cause companies and consumers to boycott Israeli goods. Such efforts, particularly if they become more widespread, may materially and adversely impact our ability to sell our products outside of Israel.

Prior to the Hamas attack in October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. In response to such initiative, many individuals, organizations and institutions, both within and outside of Israel, have voiced concerns that the proposed changes may negatively impact the business environment in Israel including due to reluctance of foreign investors to invest or transact business in Israel as well as to increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in security markets, and other changes in macroeconomic conditions. The risk of such negative developments has increased in light of the recent Hamas attacks and the war against Hamas declared by Israel. To the extent that any of these negative developments do occur, they may have an adverse effect on our business, our results of operations and our ability to raise additional funds, if deemed necessary by our management and board of directors.

Note 2: GOING CONCERN

The financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has an accumulated deficit of $150,835,256 as of October 31, 2023, and more losses are anticipated in the development of the business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or being able to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or common stock. In the event that the Company is unable to successfully raise capital and/or generate revenues, the Company will likely reduce general and administrative expenses, and cease or delay its development plan until it is able to obtain sufficient financing. The Company has begun reducing operating expenses and cash outflows by selling PlaySight, as well as selling 75% of Foundation Sports in November and December 2022, respectively to the former shareholders of those companies. There can be no assurance that additional funds will be available on terms acceptable to the Company, or at all. We have recorded the 25% investment in Foundation Sprots at $0.

Note 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The accompanying condensed financial statements of the Company have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures required by accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These condensed financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the results of operations of the Company for the period presented. The results of operations for the six months ended October 31, 2023, are not necessarily indicative of the results that may be expected for any future period or the fiscal year ending April 30, 2024 and should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended April 30, 2023, filed with the Securities and Exchange Commission on September 14, 2023.

F-9

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from those estimates.

Financial Statement Reclassification

Certain prior year amounts within accounts payable, accrued expenses, and certain operating expenses have been reclassified for consistency with the current year presentation and had no effect on the Company’s balance sheet, net loss, shareholders’ deficit or cash flows.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The majority of payments due from banks for credit card transactions process within 24 to 48 hours and are accordingly classified as cash and cash equivalents.

Accounts Receivable

The Company’s accounts receivable are non-interest bearing trade receivables resulting from the sale of products and payable over terms ranging from 15 to 60 days. The Company provides an allowance for doubtful accounts at the point when collection is considered doubtful. Once all collection efforts have been exhausted, the Company charges-off the receivable with the allowance for doubtful accounts. The Company recorded $200,000 and $209,690 in allowance for doubtful accounts as of October 31, 2023 and April 30, 2023, respectively.

Inventory

Inventory is valued at the lower of the cost (determined principally on a first-in, first-out basis) or net realizable value. The Company’s valuation of inventory includes inventory reserves for inventory that will be sold below cost and the impact of inventory shrink. Inventory reserves are based on historical information and assumptions about future demand and inventory shrink trends. The Company’s inventory as of October 31, 2023 and April 30, 2023 consisted of the following:

	October 31, 2023	April 30, 2023
Finished Goods	$400,147	$1,509,985
Component/Replacement Parts	1,593,591	1,712,553
Capitalized Duty/Freight	24,451	517,228
Inventory Reserve	(350,000)	(550,000)
Total	$1,668,189	$3,189,766

Prepaid Inventory

Prepaid inventory represents inventory that is in-transit that has been paid for but not received from the Company’s third-party vendors. The Company typically prepays for the purchase of materials and receives the products within three months after making payments. The Company continuously monitors delivery from, and payments to, the vendors. If the Company has difficulty receiving products from a vendor, the Company would cease purchasing products from such vendors in future periods. The Company has not had difficulty receiving products during the reporting periods.

F-10

Property and equipment

Property and equipment acquired through business combinations are stated at the estimated fair value at the date of the acquisition. Purchases of property and equipment are stated at cost, net of accumulated depreciation and impairment losses. Expenditures that materially increase the useful life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, which is an average of 5 years.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. While we may be exposed to credit risk, we consider the risk remote and do not expect that any such risk would result in a significant effect on our results of operations or financial condition. See Note 4 for further details on the Company’s concentration of credit risk as well as other risks and uncertainties.

Revenue Recognition

The Company recognizes revenue for their continuing operations in accordance with Accounting Standards Codification (“ASC”) 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. The Company recognizes revenue for its performance obligation associated with its contracts with customers at a point in time once products are shipped. Amounts collected from customers in advance of shipping products ordered are reflected as contract liabilities on the accompanying consolidated balance sheets. The Company’s standard terms are non-cancelable and do not provide for the right-of-return, other than for defective merchandise covered under the Company’s standard warranty. The Company has not historically experienced any significant returns or warranty issues.

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers”. The core principle of this revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

The Company determines that it has a contract with a customer when each party’s rights regarding the products or services to be transferred can be identified, the payment terms for the services can be identified, the Company has determined the customer has the ability and intent to pay, and the contract has commercial substance. At contract inception, the Company evaluates whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation.

Step 2: Identify the performance obligations in the contract

The Company’s customers are buying an integrated system. In evaluating whether the equipment is a separate performance obligation, the Company’s management considered the customer’s ability to benefit from the equipment on its own or together with other readily available resources and if so, whether the service and equipment are separately identifiable (i.e., is the service highly dependent on, or highly interrelated with the equipment). Because the Products and Services included in the customer’s contract are integrated and highly interdependent, and because they must work together to deliver the Solution, the Company has concluded that Products installed on customer’s premise and Services contracted for by the customer are generally not distinct within the context of the contract and, therefore, constitute a single, combined performance obligation.

F-11

Step 3: Determine the transaction price

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer includes predetermined fixed amounts, variable amounts, or both. The Company’s contracts do not include any rights of returns or refunds.

The Company collects each year’s service fees in advance and should therefore consider the existence of a significant financing component. However, due to the fact that the payments are provided for the service of a one-year term, the Company elected to apply the practical expedient under ASC 606 which exempts the adjustment of the consideration for the existence of a significant financing component when the period between the transfer of the services and the payment for such services is one year or less.

Step 4: Allocate the transaction price to the performance obligations in the contract

Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on each performance obligation’s relative standalone selling price (“SSP”). The Company has identified a single performance obligation in the contract, and therefore, the allocation provisions under ASC 606 do not apply to the Company’s contracts.

Step 5: Recognize revenue when the Company satisfies a performance obligation

Revenues for the Company’s single, combined performance obligation are recognized on a straight-line basis over the customer’s contract term, which is the period in which the parties to the contract have enforceable rights and obligations (Typically 3-4 years).

Business Combinations

Upon acquisition of a company, we determine if the transaction is a business combination, which is accounted for using the acquisition method of accounting. Under the acquisition method, once control is obtained of a business, the assets acquired, and liabilities assumed, are recorded at fair value. We use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. The determination of the fair values is based on estimates and judgments made by management. Our estimates of fair value are based upon assumptions we believe to be reasonable, but which are inherently uncertain and unpredictable. Measurement period adjustments are reflected at the time identified, up through the conclusion of the measurement period, which is the time at which all information for determination of the values of assets acquired and liabilities assumed is received and is not to exceed one year from the acquisition date. We may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill. The Company elected to apply pushdown accounting to all entities acquired.

Additionally, uncertain tax positions and tax-related valuation allowances are initially recorded in connection with a business combination as of the acquisition date. We continue to collect information and reevaluate these estimates and assumptions periodically and record any adjustments to preliminary estimates to goodwill, provided we are within the measurement period. If outside of the measurement period, any subsequent adjustments are recorded to the consolidated statement of operations.

Fair Value of Financial Instruments

The fair value of financial and non-financial assets and liabilities is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The three-tier hierarchy for inputs used in measuring fair value, which prioritizes the inputs used in the methodologies of measuring fair value for assets and liabilities, is as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities

F-12

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities

Level 3 — Unobservable pricing inputs in the market

Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Our assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their categorization within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying amount of these financial instruments approximates fair value due to their short-term maturity.

The Company’s contingent consideration in connection with the acquisition of Gameface was calculated using Level 3 inputs. The fair value of contingent consideration as of October 31, 2023 and April 30, 2023 was $0 and $418,455, respectively.

The Company estimates the fair value of its intangible assets using Level 3 assumptions, primarily based on the income approach utilizing the discounted cash flow method.

The Company’s derivative liabilities were calculated using Level 2 assumptions on the issuance and balance sheet dates via a Black-Scholes option pricing model and consisted of the following ending balances and gain amounts as of and for the six months ended October 31, 2023:

The Company’s derivative liabilities were calculated using Level 2 assumptions on the issuance and balance sheet dates via a Black-Scholes option pricing model and consisted of the following ending balances and gain amounts as of and for the six months ended October 31, 2023:

		(Gain) for the
Note derivative is related to	October 31, 2023 balance	six months ended October 31, 2023
8/6/21 convertible notes	$7,679	$(94,245)
6/17/22 underwriter warrants	664	(5,867)
9/30/22 warrants issued with common stock	3,326,235	(2,783,324)
1/6/2023 warrants issued with note payable	315,768	(14,181,913)
10/11/2023 warrants issued with note payable	126,802	(163,812)
Total	$3,777,148	$(17,229,161)

The Black-Scholes option pricing model assumptions for the derivative liabilities during the periods ended October 31, 2023 and 2022 consisted of the following:

	Period Ended October 31, 2023	Period Ended October 31, 2022
Expected life in years	2.75-10 years	3.76 - 10 years
Stock price volatility	150%	50-150%
Risk free interest rate	4.08%-5.37%	2.90%-4.34%
Expected dividends	0%	0%

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts that are more likely than not to be realized.

F-13

Intangible Assets

Intangible assets relate to the “Slinger” technology trademark, which the Company purchased on November 10, 2020. The Company also acquired intangible assets as a part of the Gameface acquisition. These intangible assets include tradenames, internally developed software, and customer relationships. The acquired intangible assets are amortized based on the estimated present value of cash flows of each class of intangible assets in order to determine their economic useful life. During the six months ended October 31, 2023, the Company impaired their intangible assets down to a nominal value of $1,000 as the technology has changed and Management determined the value to be greater than the fair value of those assets. Refer to Note 5 for more information.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. Factors which could trigger impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, a significant decrease in the market value of the assets or significant negative industry or economic trends. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. If those net undiscounted cash flows do not exceed the carrying amount, impairment, if any, is based on the excess of the carrying amount over the fair value based on the market value or discounted expected cash flows of those assets and is recorded in the period in which the determination is made. The Company impaired $100,281 in intangible assets and $14,791 in fixed assets during the six months ended October 31, 2023. Refer to Note 5 for more information.

Goodwill

The Company accounts for goodwill in accordance with ASC 350, Intangibles - Goodwill and Other (“ASC 350”). ASC 350 requires that goodwill not be amortized, but reviewed for impairment if impairment indicators arise and, at a minimum, annually. The Company records goodwill as the excess purchase price over assets acquired and includes any work force acquired as goodwill. Goodwill is evaluated for impairment on an annual basis.

With the adoption of the ASU 2017-04, which eliminates the second step of the goodwill impairment test, the Company tests impairment of goodwill in one step. In this step, the Company compares the fair value of each reporting unit with goodwill to its carrying value. The Company determines the fair value of its reporting units with goodwill using a combination of a discounted cash flow and a market value approach. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, the Company will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that reporting unit, goodwill is not impaired and the Company will not record an impairment charge.

The Company impaired all goodwill as of April 30, 2023.

F-14

Share-Based Payment

The Company accounts for share-based compensation in accordance with ASC 718, Compensation-Stock Compensation (ASC 718). Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period.

Warrants

The Company grants warrants to key employees and executives as compensation on a discretionary basis. The Company also grants warrants in connection with certain note payable agreements and other key arrangements. The Company is required to estimate the fair value of share-based awards on the measurement date and recognize as expense that value of the portion of the award that is ultimately expected to vest over the requisite service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 11.

The warrants granted during the periods ended October 31, 2023 and 2022 were valued using a Black-Scholes option pricing model on the date of grant using the following assumptions:

	Period Ended October 31, 2023	Period Ended October 31, 2022
Expected life in years	5 years	5 – 10 years
Stock price volatility	150%	50% - 150%
Risk free interest rate	4.59%	2.50% - 4.27%
Expected dividends	0%	0%

Foreign Currency Translation

Our functional currency is the U.S. dollar. The functional currency of our foreign operations, generally, is the respective local currency for each foreign subsidiary. Assets and liabilities of foreign operations denominated in local currencies are translated at the spot rate in effect at the applicable reporting date. Our consolidated statements of comprehensive loss are translated at the weighted average rate of exchange during the applicable period. The resulting unrealized cumulative translation adjustment is recorded as a component of accumulated other comprehensive loss in shareholders’ equity. Realized and unrealized transaction gains and losses generated by transactions denominated in a currency different from the functional currency of the applicable entity are recorded in other income (loss) in the period in which they occur.

Earnings Per Share

Basic earnings per share are calculated by dividing income available to shareholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period.

All common stock equivalents such as shares to be issued for the conversion of notes payable and warrants were excluded from the calculation of diluted earnings per share as the effect is antidilutive.

F-15

The Company has adjusted the diluted EPS for the six and three months ended October 31, 2023 for warrants classified as derivative liabilities in accordance with ASC 260-10-45 as follows. No calculation is necessary for the six and three months ended October 31, 2022 because to do so would be anti-dilutive.

Six months ended October 31, 2023
Diluted EPS:
Net income	$915,354
Change in fair value of derivative liability	(16,944,807)

Adjusted net loss	$(16,029,453)

Weighted Average Shares Outstanding	693,092
Adjusted loss per share	$(23.13)

Three months ended October 31, 2023
Diluted EPS:
Net income to controlling interest	$1,762,119
Change in fair value of derivative liability	(14,800,253)

Adjusted net loss	$(13,038,134)

Weighted Average Shares Outstanding	912,147
Adjusted loss per share	$(14.29)

Recent Accounting Pronouncements

Recently Adopted

In January 2017, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), which simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Under ASU 2017-04, goodwill impairment will be tested by comparing the fair value of a reporting unit with its carrying amount, and recognizing an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The new guidance must be applied on a prospective basis and is effective for periods beginning after December 15, 2022, with early adoption permitted. The Company adopted ASU 2017-04 effective May 1, 2021. The adoption of the new standard did not have a material effect on the Company’s consolidated financial statements.

In December 2019, the FASB issued Accounting Standards Update (“ASU”), 2019-12, Simplifying the Accounting for Income Taxes, which amends ASC 740, Income Taxes (ASC 740). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The adoption of the new standard did not have a material effect on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective for public companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact that the adoption of ASU 2020-06 will have on the Company’s consolidated financial statement presentation or disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”). The guidance replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credits, financial guarantees, and other similar instruments) and net investments in leases recognized by a lessor in accordance with Topic 842 on leases. ASC 326 requires enhanced disclosures related to the significant estimates and judgments used in estimating credit losses as well as the credit quality and underwriting standards of a company’s portfolio. In addition, ASC 326 made changes to the accounting for available-for-sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write-down on available-for-sale debt securities the Company does not intend to sell or believes that it is more likely than not they will be required to sell. The ASU can be adopted no later than January 1, 2020 for SEC filers and January 1, 2023 for private companies and smaller reporting companies. The adoption of the new standard did not have a material effect on the Company’s consolidated financial statements.

F-16

In October 2021, the FASB issued ASU 2021-08, “Business Combinations - Accounting for Contract Assets and Contract Liabilities (Topic 805)”. The amendments in this Update address diversity and inconsistency related to the recognition and measurement of contract assets and contract liabilities acquired in a business combination. The amendments in this Update require that an acquirer recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606, Revenue from Contracts with Customers. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The adoption of the new standard did not have a material effect on the Company’s consolidated financial statements.

The FASB has issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). ASU 2021-04 provides guidance that an entity should treat a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as an exchange of the original instrument for a new instrument. The standard also provides guidance on how an entity should measure and recognize the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified. The amendments in this ASU are effective for the Company for fiscal years beginning after December 15, 2021. Early adoption is permitted for all entities, including adoption in an interim period. The adoption of the new standard did not have a material effect on the Company’s consolidated financial statements.

Other recently issued accounting pronouncements did not, or are not believed by management to, have a material effect on the Company’s present or future consolidated financial statements.

Note 4: CONCENTRATION OF CREDIT RISK AND OTHER RISKS AND UNCERTAINTIES

Accounts Receivable Concentration

As of October 31, 2023 and April 30, 2023, the Company had two customers that accounted for 77% and 47% of the Company’s trade receivables balance, respectively.

Accounts Payable Concentration

As of October 31, 2023 and April 30, 2023, the Company had four significant suppliers that accounted for 69%, and 59% of the Company’s trade payables balances, respectively.

Note 5: INTANGIBLE ASSETS

Intangible assets reflect only those intangible assets of our continuing operations, and consist of the following:

	Weighted
	Average Period	October 31, 2023
	Amortization (in years)	Carrying Value	Accumulated Amortization	Impairment Loss	Net Carrying Value
Tradenames and patents	15.26	$385,582	$24,031	$360,551	$1,000
Customer relationships	9.92	3,930,000	50,038	3,879,962	-
Internally developed software	4.91	580,000	79,608	500,392	-
Total intangible assets		$4,895,582	$153,677	$4,740,905	$1,000

F-17

	Weighted
	Average Period	April 30, 2023
	Amortization (in years)	Carrying Value	Accumulated Amortization	Impairment Loss	Net Carrying Value
Tradenames and patents	15.26	$385,582	$24,031	260,270	$101,281
Customer relationships	9.92	3,930,000	50,038	3,879,962	-
Internally developed software	4.91	580,000	79,608	500,392	-
Total intangible assets		$4,895,582	$153,677	$4,640,624	$101,281

Amortization expense for the six months ended October 31, 2023 and 2022 was approximately $0 and $2,890, respectively. The Company impaired $100,281 in the six months ended October 31, 2023. The remaining $1,000 is a nominal value related to the Company’s patents. This amount is not expected to be amortized any further.

Note 6: ACCRUED EXPENSES

The composition of accrued expenses is summarized below:

	October 31, 2023	April 30, 2023
Accrued payroll	$1,929,686	$1,535,186
Accrued bonus	1,983,178	1,720,606
Accrued professional fees	35,000	490,424
Other accrued expenses	1,099,254	1,165,623
Total	$5,047,118	$4,911,839

Note 7: NOTE PAYABLE - RELATED PARTY

The discussion of note payable – related party only includes those that existed as of April 30, 2023. For a discussion of all prior note payable – related party we refer you to the Annual Report on Form 10-K filed September 14, 2023 for the fiscal year end April 30, 2023.

On January 14, 2022, the Company entered into two loan agreements with related party lenders, each for $1,000,000, pursuant to which the Company received a total amount of $2,000,000. The loans bear interest at a rate of 8% per annum and are required to be repaid in full by April 30, 2022 or such other date as may be accepted by the lenders. The Company is not permitted to make any distribution or pay any dividends unless or until the loans are repaid in full. On June 28, 2022, the Company entered into amendments for the two related party loan agreements with the lenders in which the repayment date was extended to July 31, 2024.

There was $1,398,775 and $1,953,842 in outstanding borrowings from related parties as of October 31, 2023 and April 30, 2023. Interest expense related to the related parties for the six months ended October 31, 2023 and 2022 amounted to $0 and $82,414, respectively. Accrued interest due to related parties as of October 31, 2023 and April 30, 2023 amounted to $917,957 and $917,957, respectively. The accrued interest includes notes that were either repaid or converted but the interest remained.

On January 6, 2023, we sold certain of our inventory including all components, parts, additions and accessions thereto to Yonah Kalfa and Naftali Kalfa who immediately consigned it back to us in exchange for a payment of $103 per ball launcher we sell until we have paid them an aggregate total of $2,092,700, which represents payment in full of the principal amounts of and accrued interest in respect of the Loan Agreements (as defined above) and certain other expenses they incurred in connection with the Company.

F-18

Note 8: CONVERTIBLE NOTES PAYABLE

The discussion of convertible notes payable only includes those that existed as of April 30, 2023. For a discussion of all prior convertible notes payable we refer you to the Annual Report on Form 10-K filed September 14, 2023 for the fiscal year end April 30, 2023.

As of April 30, 2023, all outstanding convertible notes payable had been fully converted into outstanding common shares. On June 17, 2022, the Company issued 109,737 shares of common stock in conversion of the $13,200,000 in convertible notes payable and $846,301 in accrued interest. In addition, the remaining $122,222 of unamortized discount on the convertible notes payable was amortized and included in our consolidated statements of operations for the six months ended October 31, 2022.

Note 9: NOTES PAYABLE

The discussion of notes payable only includes those that existed as of April 30, 2023. For a discussion of all prior notes payable we refer you to the Annual Report on Form 10-K filed September 14, 2023 for the fiscal year end April 30, 2023.

On April 11, 2021, the Company and the lender entered into an agreement whereby the lender converted the promissory note into 681 shares of Company stock, which were issued to the lender at a 20% discount from the closing price of the stock on the day prior to the conversion. In addition to the discount, the agreement contains a guarantee that the aggregate gross sales of the shares by the lender will be no less than $1,500,000 over the next three years and if the aggregate gross sales are less than $1,500,000 the Company will issue additional shares of common stock to the lender for the difference between the total gross proceeds and $1,500,000, which could result in an infinite number of shares being required to be issued.

The Company evaluated the conversion option of the note payable to shares under the guidance in ASC 815-40, Derivatives and Hedging, and determined the conversion option qualified for equity classification. The Company also evaluated the profit guarantee under ASC 815, Derivatives and Hedging, and determined it to be a make-whole provision, which is an embedded derivative within the host instrument. As the economic characteristics are dissimilar to the host instrument, the profit guarantee was bifurcated from the host instrument and stated as a separate derivative liability, which is marked to market at the end of each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivative.

On the date of conversion, the Company recognized a $1,501,914 loss on extinguishment of debt, which represented the difference between the promissory note and the fair value of the shares issued of $1,250,004, which were recorded in shares issued in connection with conversion of note payable within shareholders’ equity, as well as the derivative liability of $1,251,910, which was valued using a Black-Scholes option pricing model.

The fair value of the derivative liability was $1,456,854 as of August 20, 2023.

On August 21, 2023, the Company amended its arrangement with MidCity and agreed to issue 42,500 shares of stock monthly for eight months to settle the profit guarantee under its prior note arrangement from April 2020. The parties agreed to a one-time true-up at March 31, 2024 if any further amounts are due MidCity at that time. As a result of this new agreement with MidCity fixing the terms of the guarantee, the Company has removed the criteria that created a net share settlement issue and thus no longer treats this as a derivative liability. The remaining liability has been adjusted against additional paid in capital at the date of the agreement.

On February 15, 2022, for and in consideration of $4,000,000 the Company conveyed, sold, transferred, set over, assigned and delivered to Slinger Bag Consignment, LLC, a Virginia limited liability company (“Consignor”), all of the Company’s right, title and interest in and to 13,000 units of certain surplus inventory, including all components, parts, additions and accessions thereto (collectively, the “Consigned Goods”). The Company has repaid the $4,000,000 as of April 30, 2023 (and as of October 31, 2022).

On April 1, 2022, the Company entered into a $500,000 note payable. The note was to mature on July 1, 2022 and bears interest at eight percent (8%) per year. The Company pays interest monthly and will pay all accrued and unpaid interest on the maturity date in which the outstanding principal is due. On August 1, 2022, the Company repaid the $500,000.

Cash Advance Agreements

On July 29, 2022, the Company entered into two merchant cash advance agreements. The details of the merchant cash advance agreements are as follows:

UFS Agreement

The Company entered into an agreement (the “UFS Agreement”) with Unique Funding Solutions LLC (“UFS”) pursuant to which the Company sold $1,124,250 in future receivables (the “UFS Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $750,000 in cash less fees of $60,000. The Company agreed to pay UFS $13,491 each week for the first three weeks and thereafter $44,970 per week until the UFS Receivables Purchased Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement, the Company granted to UFS a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

F-19

UFS Agreement #2

On August 7, 2023, the Company entered into an agreement with UFS (the “UFS Agreement”) pursuant to which the Company sold $797,500 in future receivables (the “UFS Second Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $550,000 in cash less fees of $50,000. The Company agreed to pay UFS $30,000 each week until the UFS Second Receivables Purchased Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement, the Company granted to UFS a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Cedar Agreement

The Company entered into an agreement (the “Cedar Agreement”) with Cedar Advance LLC (“Cedar”) pursuant to which the Company sold $1,124,250 in future receivables (the “Cedar Receivables Purchased Amount”) to Cedar in exchange for payment to the Company of $750,000 in cash less fees of $60,000. The Company agreed to pay Cedar $13,491 each week for the first three weeks and thereafter $44,970 per week until the Cedar Receivables Purchased Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Cedar under the Cedar Agreement, the Company granted to Cedar a security interest in the following collateral: all accounts, including without limitation, all deposit accounts, accounts receivable and other receivables, chattel paper, documents, equipment, instruments and inventory as those terms are defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On January 6, 2023, the Company entered into a loan and security agreement (the “Loan and Security Agreement”) with one or more institutional investors (the “Lenders”) and Armistice Capital Master Fund Ltd. as agent for the Lenders (the “Agent”) for the issuance and sale of (i) a note in an aggregate principal amount of up to $2,000,000 (the “Note”) with the initial advance under the Loan and Security Agreement being $1,400,000 and (ii) warrants (the “Warrants”) to purchase a number of shares of common stock of the Company equal to 200% of the face amount of the Note divided by the closing price of the common stock of the Company on the date of the issuance of the Notes (collectively, the “Initial Issuance”). The closing price of the Company’s common stock on January 6, 2023, as reported by Nasdaq, was $8.84 per share, so the Warrants in respect of the initial advance under the Note are exercisable for up to 452,489 shares of the Company’s common stock. The Warrants have an exercise price per share equal to the closing price of the common stock of the Company on the date of the issuance of the Note, or $8.84 per share and a term of five- and one-half (5½) years following the initial exercise date. The initial exercise date of the Warrants will be the date stockholder approval is received and effective allowing exercisability of the Warrants under Nasdaq rules. Pursuant to the terms of the Loan and Security Agreement, an additional advance of $600,000 may be made to the Company under the Note. The Company’s obligations under the terms of the Loan and Security Agreement are fully and unconditionally guaranteed by all of the Company’s subsidiaries (the “Guarantors”). The Company measured the warrants granted on January 6, 2023 at $3,715,557, and discounted the note payable to $0 and recorded a derivative expense of $1,715,557.

On October 11, 2023, the Company entered into a loan and security modification agreement (the “Loan and Security Modification Agreement”) with the Lenders and the Agent amending the terms of the Loan and Security Agreement dated January 6, 2023 (the “LSA”) by and among the Company, the Lenders and the Agent to make an additional loan of $1,000,000 and modify the terms of the LSA to reflect the New Loan. The modification of the original January 6, 2023, loan represented a material modification, and the original loan has been extinguished, and the New Loan in the amount of $3,000,000 has been recorded. As a result of the extinguishment, the Company recognized there was no gain or loss recognized as all of the discounts associated with the original notes were fully amortized. On October 11, 2023, the Company recognized a discount related to the issuance of the warrants noted below that will be amortized through the maturity date of the New Loan, April 11, 2024.

In connection with the Loan and Security Modification Agreement, the Company agreed to issue to the investor warrants (the “Common Warrants”) to purchase up to 169,196 shares of Common Stock at an exercise price of $1.90 per share. The Common Warrants are exercisable six months after their issuance and will expire five and one-half years from their date of issuance. The Common Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The Company recorded a derivative liability related to the warrants granted with the October 11, 2023 amendment in the amount of $290,514. This discount is being amortized over the life of the note.

F-20

Meged Agreement

On June 8, 2023, the Company entered into a merchant cash advance agreement with Meged Funding Group (“Meged”) pursuant to which the Company sold $315,689 in future receivables to Meged (the “Meged Receivables Purchased Amount”) to in exchange for payment to the Company of $210,600 in cash less fees of $10,580. The Company agreed to pay Meged $17,538 each week until the Meged Receivables Purchased Amount is paid in full.

Meged Agreement #2

On September 19, 2023, the Company entered into an agreement with Meged (the “Second Meged Agreement”) pursuant to which the Company sold $423,000 in future receivables to Meged (the “Meged Second Receivable Amount”) in exchange for paying the then outstanding balance of $70,153.20 of the Meged Receivables Purchased Amount in full with the balance being retained by the Company in cash for general purposes. The Company agreed to pay Meged $15,107.14 each week until the Meged Second Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Meged under the Second Meged Agreement, the Company granted to Meged a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Note 10: RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attain adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances, amounts paid in satisfaction of liabilities, or accrued compensation that has been deferred. The advances are considered temporary in nature and have not been formalized by a promissory note.

The Company has outstanding notes payable of $1,398,775 and $1,953,842 and accrued interest of $917,957 and $917,957 due to a related party as of October 31, 2023 and April 30, 2023, respectively (see Note 7).

The Company recognized net sales of $55,500 and $92,887 during the six months ended October 31, 2023 and 2022, respectively, to related parties. As of October 31, 2023 and 2022, related parties had accounts receivable due to the Company of $33,338 and $91,857, respectively.

Note 11: SHAREHOLDERS’ EQUITY (DEFICIT)

Common Stock

The Company has 300,000,000 shares of common stock authorized with a par value of $0.001 per share. As of October 31, 2023 and April 30, 2023, the Company had 2,372,803 and 338,579 shares of common stock issued and outstanding, respectively.

For the period May 1, 2023 through July 31, 2023, the Company issued 189,718 shares of common stock to ambassadors under their agreements (188), to vendors in settlement of accounts payable (67,500), for settlement with former owners of FSS (1,350), for the exercise of warrants (27,000) and to satisfy the profit guarantee on a note (93,680).

For the period August 1, 2023 through October 31, 2023, the Company issued 1,844,506 shares of common stock for services rendered (13,707), for settlement with former owners of Gameface and the remaining contingent consideration (1,964), for the exercise of warrants (1,708,152) and to satisfy the profit guarantee on a note (85,000). In addition, we issued 35,683 to satisfy our requirement under the 1 for 40 reverse split that occurred in this time period.

Equity Transactions During the Year Ended April 30, 2023

The Company has issued an aggregate of 151,579 shares of its common stock consisting of the following:

On June 15, 2022, the Company issued 109,737 shares of common stock to the Convertible Noteholders upon conversion of convertible notes.

On June 15, 2022, the Company issued 26,219 shares to investors who participated in the Company’s Nasdaq uplist round.

On June 27, 2022, the Company issued 625 shares of common stock to Gabriel Goldman for consulting services performed in the first quarter of calendar 2022. Gabriel Goldman became a director of the Company on June 15, 2022.

On June 27, 2022, the Company issued 14,960 shares of common stock to the former Gameface shareholders in connection with the purchase of Gameface.

On August 25, 2022, the Company issued 750 shares of common stock to Midcity Capital Ltd (“Midcity”) pursuant to a cashless conversion of warrants Midcity received from its warrant agreement with the Company dated March 2020.

F-21

On September 28, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a single institutional investor (the “Investor”) for the issuance and sale of (i) 25,463 shares of common stock and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 295,050 shares of its common stock, together with accompanying common stock warrants, at a combined purchase price of $15.60 per share of the common stock and associated common stock warrant and $15.596 per Pre-Funded Warrant and associated common stock warrants for an aggregate amount of approximately $5.0 million (the “Offering”). The Pre-Funded Warrants have an exercise price of $0.0004 per share of common stock and are exercisable until the Pre-Funded Warrants are exercised in full. The shares of common stock and Pre-Funded Warrants were sold in the offering together with common stock warrants to purchase 320,513 shares of common stock at an exercise price of $15.60 per share and a term of five years following the initial exercise date (the “5-Year Warrants”) and 641,026 common stock warrants to purchase 641,026 shares of common stock at an exercise price of $17.20 per share and a term of seven and one half years (the “7.5-Year Warrants”) following the initial exercise date (collectively, the “Warrants”). The Warrants issued in the Offering contain variable pricing features. The Warrants and Pre-Funded Warrants will be exercisable beginning on the date stockholder approval is received and effective allowing exercisability of the Warrants and Pre-Funded Warrants under Nasdaq rules. Net proceeds to the Company were $4,549,882.

On October 12, 2022, the Company issued 48,098 shares of common stock, on November 21, 2022 issued 675 shares of common stock and January 26, 2023 issued 6,993 shares of common stock in connection with the acquisition of PlaySight.

On January 26, 2023, the Company issued 150 shares of common stock for services rendered to their ambassadors.

The Company granted the following warrants for the six months ended October 31, 2023:

The Company granted 50,000 warrants to a consultant for services valued at $50,873.

The Company granted their investor an additional 7,717,874 warrants as a result of our reset provisions in the warrant agreements dated September 28, 2022. The Company recognized an $11,398,589 charge to derivative expense as a result of this issuance.

The Company granted 169,196 warrants in the amended loan agreement on October 1, 2023.

Warrants Granted During the Year Ended April 30, 2023

On September 28, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a single institutional investor (the “Investor”) for the issuance and sale of (i) 25,463 shares of common stock and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 295,050 shares of its common stock, together with accompanying common stock warrants, at a combined purchase price of $15.60 per share of the common stock and associated common stock warrant and $15.596 per Pre-Funded Warrant and associated common stock warrants for an aggregate amount of approximately $5.0 million (the “Offering”). The Pre-Funded Warrants have an exercise price of $0.0004 per share of common stock and are exercisable until the Pre-Funded Warrants are exercised in full. The shares of common stock and Pre-Funded Warrants were sold in the offering together with common stock warrants to purchase 320,513 shares of common stock at an exercise price of $15.60 per share and a term of five years following the initial exercise date (the “5-Year Warrants”) and 641,026 common stock warrants to purchase 641,026 shares of common stock at an exercise price of $17.20 per share and a term of seven and one half years (the “7.5-Year Warrants”) following the initial exercise date (collectively, the “Warrants”). The Warrants issued in the Offering contain variable pricing features. The Warrants and Pre-Funded Warrants became exercisable beginning on the date stockholder approval was received and effective allowing exercisability of the Warrants and Pre-Funded Warrants under Nasdaq rules. The exercise price of the Warrants was reset in January 2023 to $8.84 per share and in October 2023 to $3.546 per share.

F-22

On January 6, 2023, the Company entered into a loan and security agreement (the “Loan and Security Agreement”) with one or more institutional investors (the “Lenders”) and Armistice Capital Master Fund Ltd. as agent for the Lenders (the “Agent”) for the issuance and sale of (i) a note in an aggregate principal amount of up to $2,000,000 (the “Note”) at 4.33% interest per annum unless in default, with the initial advance under the Loan and Security Agreement being $1,400,000 and (ii) warrants (the “Warrants”) to purchase a number of shares of common stock of the Company equal to 200% of the face amount of the Note divided by the closing price of the common stock of the Company on the date of the issuance of the Notes (collectively, the “Initial Issuance”). The closing price of the Company’s common stock on January 6, 2023, as reported by Nasdaq, was $0.221 per share (or 8.84 per share after adjusting for the 1-for-40 reverse stock split), so the Warrants in respect of the initial advance under the Note are exercisable for up to 452,489 shares of the Company’s common stock. The Warrants have an exercise price per share equal to the closing price of the common stock of the Company on the date of the issuance of the Note, or $8.84 per share and a term of five- and one-half (5½) years following the initial exercise date. The exercise price of the Warrants was reset in October 2023 to $1.90 per share. The initial exercise date of the Warrants was the date stockholder approval was received and effective allowing exercisability of the Warrants under Nasdaq rules. Pursuant to the terms of the Loan and Security Agreement, an additional advance of $600,000 was made to the Company under the Note which occurred on February 2, 2023. The Company’s obligations under the terms of the Loan and Security Agreement are fully and unconditionally guaranteed by all of the Company’s subsidiaries (the “Guarantors”).

Note 12: COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space under short-term leases with terms under a year. Total rent expense for the six months ended October 31, 2023 and 2022 amounted to $4,548 and $17,000, respectively.

Contingencies

In connection with the Gameface acquisition on February 2, 2022, the Company agreed to earn-out consideration of common shares of the Company’s common stock with a fair value of $1,334,000.

The Company issued 14,960 common shares to the former Gameface shareholders in June 2022. The remaining balance of the contingent consideration of $418,455 was converted on October 23, 2023.

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. The Company is not presently a party to any legal proceedings that it currently believes would individually or taken together have a material adverse effect on the Company’s business or financial statements.

On February 8, 2023, Oasis Capital, LLC (“Oasis”) filed a complaint against the Company in the United States District Court for the Southern District of New York seeking damages (i) in the amount of $764,647.53 in for an alleged breach of the terms of the 8% senior convertible note and the securities purchase agreement entered into between Oasis and the Company in connection with the Note (as defined below), which in December 2021 was increased to $600,000 in principal amount (the “Note”) and (ii) an unspecified amount of damage for an alleged breach of the exclusivity provisions of a term sheet that the Company and Oasis entered into on July 7, 2022 plus an actual damages in an amount to be proven at trial, interest and costs, reasonable attorney’s fees and such other legal and equitable relief as the court deems just and proper. On June 30, 2023, the United States District Court for the Southern District of New York granted the Company’s motion to dismiss this complaint but with leave to amended complaint. On July 31, 2023 Oasis filed an amended complaint against the Company and its Chief Executive Officer, Mike Ballardie, seeking damages in an amount to be proven at trial, interest and costs for breach of fiduciary duty and violations of Section 10(b) of the Securities and Exchange Act of 1934, as amended, and Rule 10b-5 thereunder. The Company believes the claims made in the amended complaint are without merit and the Company and Mike Ballardie are vigorously defending itself.

Except for the Oasis lawsuit against Mike Ballardie, we know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us or has a material interest adverse to us.

F-23

Nasdaq Compliance

On July 26, 2023, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2023 did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1), which requires that a listed company’s stockholders’ equity be at least $2.5 million (the “Minimum Stockholders’ Equity Requirement”). As reported in its Form 10-Q for the period ended January 31, 2023, the Company’s stockholders’ equity as of January 31, 2023 was approximately $(11.7) million. In addition, the Company did not meet the alternatives of listed securities or net income from continuing operations as of the date of the letter. The Nasdaq has given the Company until January 22, 2024 to regain compliance with the Minimum Stockholders’ Equity Requirement and net income from continuing operations requirement.

The Company offers no assurance that it will regain compliance with the Bid Price Rule, the Minimum Stockholders’ Equity Requirement and/or any other delinquency in a timely manner.

Note 13: DISCONTINUED OPERATIONS

On November 27, 2022, the Company entered into a share purchase agreement (the “Agreement”) with PlaySight, Chen Shachar and Evgeni Khazanov (together, the “Buyer”) pursuant to which the Buyer purchased 100% of the issued and outstanding shares of PlaySight from the Company in exchange for (1) releasing the Company from all of PlaySight’s obligations towards its vendors, employees, tax authorities and any other (past, current and future) creditors of PlaySight; (2) waiver by the Buyer of 100% of the personal consideration owed to them under their employment agreements in the total amount of $600,000; and (3) cash consideration of $2,000,000 to be paid to the Company in the form of a promissory note that matures on December 31, 2023.

On December 5, 2022, the Company assigned 75% of its membership interest in Foundation Sports to Charles Ruddy, its founder and granted him the right for a period of three years to purchase the remaining 25% of its Foundation Sports membership interests for $500,000 in cash. As of December 5, 2022, the results of Foundation Sports will no longer be consolidated in the Company’s financial statements, and the investment was accounted for as an equity method investment. On December 5, 2022, the Company analyzed this investment and established a reserve for the investment at the full amount of $500,000.

The Company accounted for these sales as a disposal of a business under ASC 205-20-50-1(a). The Company had reclassified the operations of PlaySight and Foundation Sports as discontinued operations as the disposal represents a strategic shift that will have a major effect on the Company’s operations and financial results.

The Company reclassified the following operations to discontinued operations for the six and three months ended October 31, 2022.

Six months ended October 31, 2022
Revenue	$2,873,671
Operating expenses	6,700,528
Other (income) loss	(163,377)
Net loss from discontinued operations	$(3,663,480)

Three months ended October 31, 2022
Revenue	$1,510,558
Operating expenses	3,422,259
Other (income) loss	(7,935)
Net loss from discontinued operations	$(1,903,766)

Note 14: SUBSEQUENT EVENTS

From November 1, 2023 through the date hereof, the Company issued the following shares of common stock:

-	796,399 shares of common stock to Armistice upon the exercise of its Pre-Funded Warrants;
-	42,500 shares of common stock to Midcity to settle the profit guarantee under its prior note arrangement from April 2020; and
-	224,472 shares of common stock to Sapir LLC as compensation for services performed pursuant to a consulting agreement, as amended and restated on April 30, 2020.

On November 16, 2023, the Company entered into an agreement with Agile Capital Funding (the “ACF Agreement”) pursuant to which the Company sold $693,500 in future receivables to ACF (the “ACF Receivable Amount”) in exchange for $450,000 in cash. The Company agreed to pay ACF $28,895.83 each week until the ACF Receivable Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to ACF under the ACF Agreement, the Company granted to ACF a security interest in the following collateral: all present and future accounts receivable. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

F-24

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

CONNEXA SPORTS TECHNOLOGIES INC.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Connexa Sports Technologies Inc (the ‘Company’) as of April 30, 2023, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the year ended April 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2023, and the results of its operations and its cash flows for the year ended April 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company suffered an accumulated deficit of $(151,750,610), net loss of $(71,153,685) and a negative working capital of $(18,775,991). These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 2 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

F-25

Complex Debt and Equity Transaction on disposal of PlaySight.

As disclosed in Note 16, on November 27, 2022, the company disposed of one of its subsidiaries, and the Company entered into debt and/or equity transactions and agreements that contained terms and provisions that were uncommon in practice. Due to the unusual nature of the agreements, ensuring the accounting for the transactions was challenging, subjective, and required complex auditor judgment, including detailed analysis and interpretation of accounting standards.

In order to audit these significant unusual transactions, we reviewed the Company analysis and had to perform a significant amount of research in order to gain comfort in the accounting for each.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

Lagos, Nigeria

We have served as the Company’s auditor since 2023.

September 14, 2023

F-26

CONNEXA SPORTS TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS (IN US$)
APRIL 30, 2023 AND 2022

	APRIL 30, 2023	APRIL 30, 2022

ASSETS
Current Assets:
Cash and cash equivalents	$202,095	$665,002
Accounts receivable, net	399,680	1,033,390
Inventories, net	3,189,766	7,861,837
Prepaid inventory	936,939	499,353
Contract assets	-	235,526
Prepaid expenses and other current assets	263,020	272,670
Current assets of discontinued operations	-	2,258,318

Total Current Assets	4,991,500	12,826,096

Non-Current Assets:
Note receivable - former subsidiary	2,000,000	-
Fixed assets, net of depreciation	14,791	47,355
Intangible assets, net of amortization	101,281	4,842,856
Goodwill	-	6,781,193
Non-current assets of discontinued operations	-	50,365,446

Total Non-Current Assets	2,116,072	62,036,850

TOTAL ASSETS	$7,107,572	$74,862,946

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Accounts payable	$5,496,629	$5,252,665
Accrued expenses	4,911,839	4,381,901
Related party purchase obligation	-	500,000
Contract liabilities	-	111,506
Accrued interest	25,387	708,677
Accrued interest - related party	917,957	908,756
Current portion of notes payable, net of discount	1,484,647	4,639,376
Current portion of convertible notes payable, net of discount	-	10,327,778
Derivative liabilities	10,489,606	5,443,779
Contingent consideration	418,455	1,334,000
Other current liabilities	22,971	156,862
Current liabilities of discontinued operations	-	5,215,222

Total Current Liabilities	23,767,491	38,980,522

Long-Term Liabilities:
Notes payable related parties, net of current portion	1,953,842	2,000,000
Non-current liabilities of discontinued operations	-	1,370,492

Total Long-Term Liabilities	1,953,842	3,370,492

Total Liabilities	25,721,333	42,351,014

Commitments and contingency	-	-

SHAREHOLDERS’ EQUITY (DEFICIT)
Common stock, par value, $0.001, 300,000,000 shares authorized, 13,543,155 and 4,194,836 shares issued and outstanding as of April 30, 2023 and 2022, respectively	13,544	4,195
Additional paid in capital	132,980,793	113,049,700
Accumulated deficit	(151,750,610)	(80,596,925)
Accumulated other comprehensive income (loss)	142,512	54,962

Total Stockholders’ Equity (Deficit)	(18,613,761)	32,511,932

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$7,107,572	$74,862,946

The accompanying notes are an integral part of these financial statements.

F-27

CONNEXA SPORTS TECHNOLOGIES, INC
CONSOLIDATED STATEMENTS OF OPERATIONS (IN US$)
YEARS ENDED APRIL 30, 2023 AND 2022

	2023	2022

NET SALES	$9,922,799	$16,102,672

COST OF SALES	7,144,335	11,878,010

GROSS PROFIT	2,778,464	4,224,662

OPERATING EXPENSES
Selling and marketing expenses	1,928,198	3,477,570
General and administrative expenses	22,743,877	46,718,986
Research and development costs	65,164	736,141

Total Operating Expenses	24,737,239	50,932,697

OPERATING LOSS	(21,958,775)	(46,708,035)

NON-OPERATING INCOME (EXPENSE)
Amortization of debt discounts	(4,095,030)	(8,150,284)
Loss on extinguishment of debt	-	(7,096,730)
Loss on issuance of convertible notes	-	(5,889,369)
Gain on change in fair value of contingent consideration	-	4,847,000
Change in fair value of derivative liability	10,950,017	18,557,184
Derivative expense	(8,995,962)	-
Interest expense	(884,985)	(1,920,183)
Interest expense - related party	(293,090)	(165,558)

Total Non-Operating Income (Expenses)	(3,319,050)	182,060

NET LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(25,277,825)	(46,525,975)

DISCONTINUED OPERATIONS
Loss from discontinued operations	(4,461,968)	(5,247,677)
Loss on disposal of subsidiaries	(41,413,892)	-
LOSS FROM DISCONTINUED OPERATIONS	(45,875,860)	(5,247,677)

NET LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(71,153,685)	(51,773,652)

Provision for income taxes	-	-

NET LOSS	$(71,153,685)	$(51,773,652)

Other comprehensive income (loss)
Foreign currency translations adjustment	87,550	75,132
Comprehensive income (loss)	$(71,066,135)	$(51,698,520)

Net income (loss) per share - basic and diluted
Continuing operations	$(2.26)	$(12.09)
Discontinued operations	$(4.10)	$(1.36)

Net loss per share - basic and diluted	$(6.36)	$(13.46)

Weighted average common shares outstanding - basic and diluted	11,195,345	3,847,672

The accompanying notes are an integral part of these financial statements.

F-28

CONNEXA SPORTS TECHNOLOGIES, INC
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT) (IN US$)
FOR THE YEARS ENDED APRIL 30, 2023 AND 2022

				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive	Accumulated
	Shares	Amount	Capital	Income (Loss)	Deficit	Total

Balance - May 1, 2021	69,108	$2,764	$10,389,935	$(20,170)	$(28,823,273)	$(18,450,744)

Stock issued for:
Conversion of notes payable - related parties	4,093	164	6,219,838	-	-	6,220,002
Acquisition	1,350	54	3,549,946	-	-	3,550,000
Conversion of shares issuable (liability)	17,304	692	6,229	-	-	6,921
Conversion of warrants	12,375	495	2,255	-	-	2,750
Services	518	21	2,003,362	-	-	2,003,383
Share-based compensation	126	5	32,473,597	-	-	32,473,602
Elimination of related party derivative liability	-	-	8,754,538	-	-	8,754,538
Shares issuable in connection with Gameface acquisition	-	-	9,700,000	-	-	9,700,000
Shares issuable in connection with PlaySight acquisition	-	-	39,950,000	-	-	39,950,000
Change in comprehensive income (loss)	-	-	-	75,132	-	75,132
Net loss for the period	-	-	-	-	(51,773,652)	(51,773,652)

Balance - April 30, 2022	104,872	$4,195	$113,049,700	$54,962	$(80,596,925)	$32,511,932

Balance - May 1, 2022	104,872	$4,195	$113,049,700	$54,962	$(80,596,925)	$32,511,932

Stock issued for:
Conversion of notes payable	109,737	4,389	14,041,911	-	-	14,046,300
Acquisition	70,727	2,829	912,716	-	-	915,545
Services	775	31	37,055	-	-	37,086
Cash	51,682	2,068	4,192,932	-	-	4,195,000
Cashless exercise of warrants	750	30	(30)	-	-	-
Fractional share issuance	39	2	(2)	-	-	-
Share-based compensation	-	-	746,511	-	-	746,511
Change in comprehensive income	-	-	-	87,550	-	87,550
Net loss for the period	-	-	-	-	(71,153,685)	(71,153,685)

Balance - April 30, 2023	338,579	$13,544	$132,980,793	$142,512	$(151,750,610)	$(18,613,761)

The accompanying notes are an integral part of these financial statements.

F-29

CONNEXA SPORTS TECHNOLOGIES, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS (IN US$)
YEARS ENDED APRIL 30, 2023 AND 2022

	2023	2022
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(71,153,685)	$(51,773,652)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, amortization and impairment expense	11,555,332	43,534
Change in fair value of derivative liability	(10,950,017)	(18,557,184)
Shares and warrants issued for services	37,086	2,010,304
Share-based compensation	746,511	32,473,602
Loss on disposal	41,413,892	-
Change in fair value of contingent consideration	-	(4,847,000)
Loss on extinguishment of debt	-	7,096,730
Amortization of debt discounts	4,095,030	8,150,284
Derivative expense	8,995,962	-
Non-cash transaction costs	454,823	2,250,000
Loss on conversion of convertible notes	-	5,889,369

Changes in assets and liabilities, net of acquired amounts
Accounts receivable	(1,368,643)	(268,930)
Inventories	4,413,056	(4,186,493)
Prepaid inventory	(138,308)	(520,580)
Prepaid expenses and other current assets	430,193	(320,679)
Accounts payable and accrued expenses	(598,814)	6,087,601
Contract liabilities	(53,287)	(41,451)
Other current liabilities	1,126,123	(2,978,265)
Accrued interest	158,187	1,813,516
Accrued interest - related parties	9,201	161,120
Total adjustments	60,326,327	34,255,478

Net cash used in operating activities of continuing operations	(10,827,358)	(17,518,174)
Net cash provided by operating activities of discontinued operations	4,461,969	5,151,474
Net cash used in operating activities	(6,365,389)	(12,366,700)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired as part of Gameface acquisition	-	125,659
Note receivable issuance	-	(2,250,000)
Net cash used in investing activities of continuing operations	-	(2,124,341)
Net cash provided by operating activities of discontinued operations	-	506,000
Net cash used in investing activities	-	(1,618,341)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from issuance of common stock for cash	8,744,882	-
Debt issuance costs on convertible notes payable and other financing activities	-	(800,251)
Proceeds from notes payable	2,000,000	5,500,000
Proceeds from related party notes payable	-	2,000,000
Proceeds from convertible notes payable	-	11,000,000
Payments of notes payable - related parties	(546,158)	-
Payments of notes payable	(4,377,537)	(3,965,463)
Net cash provided by financing activities	5,821,187	13,734,286

Effect of exchange rate fluctuations on cash and cash equivalents	81,295	(193)

NET DECREASE IN CASH AND RESTRICTED CASH	(462,907)	(250,948)

CASH AND RESTRICTED CASH - BEGINNING OF PERIOD	665,002	915,950

CASH AND RESTRICTED CASH - END OF PERIOD	$202,095	$665,002

CASH PAID DURING THE PERIOD FOR:
Interest expense	$482,687	$222,210

Income taxes	$-	$111,105

SUPPLEMENTAL INFORMATION - NON-CASH INVESTING AND FINANCING ACTIVITIES:

Shares issued in connection with acquisition	$-	$3,550,000
Conversion of convertible notes payable and accrued interest to common stock	$14,046,300	$6,220,003
Shares issued for contingent consideration	$915,545	$-
Elimination of related party derivative liabilities	$-	$8,754,538
Derivative liabilities recorded as debt discounts of convertible notes	$-	$10,199,749
Derivative liability recorded for shares and warrants issued in private placement	$4,999,882	$-
Note receivable issued in sale of PlaySight	$2,000,000	$-

The accompanying notes are an integral part of these financial statements.

F-30

CONNEXA SPORTS TECHNOLOGIES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: ORGANIZATION AND NATURE OF BUSINESS

Organization

Lazex Inc. (“Lazex”) was incorporated under the laws of the State of Nevada on July 12, 2015. On August 23, 2019, the majority owner of Lazex entered into a Stock Purchase Agreement with Slinger Bag Americas Inc., a Delaware corporation (“Slinger Bag Americas”), which was 100% owned by Slinger Bag Ltd. (“SBL”), an Israeli company. In connection with the Stock Purchase Agreement, Slinger Bag Americas acquired 2,000,000 shares of common stock of Lazex for $332,239. On September 16, 2019, SBL transferred its ownership of Slinger Bag Americas to Lazex in exchange for the 2,000,000 shares of Lazex acquired on August 23, 2019. As a result of these transactions, Lazex owned 100% of Slinger Bag Americas and the sole shareholder of SBL owned 2,000,000 shares of common stock (approximately 82%) of Lazex. Effective September 13, 2019, Lazex changed its name to Slinger Bag Inc.

On October 31, 2019, Slinger Bag Americas acquired control of Slinger Bag Canada, Inc., (“Slinger Bag Canada”) a Canadian company incorporated on November 3, 2017. There were no assets, liabilities or historical operational activity of Slinger Bag Canada.

On February 10, 2020, Slinger Bag Americas became the 100% owner of SBL, along with SBL’s wholly owned subsidiary Slinger Bag International (UK) Limited (“Slinger Bag UK”), which was formed on April 3, 2019. On February 10, 2020, the owner of SBL, contributed Slinger Bag UK to Slinger Bag Americas for no consideration.

On June 21, 2021, Slinger Bag Americas entered into a membership interest purchase agreement with Charles Ruddy to acquire a 100% ownership stake in Foundation Sports Systems, LLC (“Foundation Sports”). On December 5, 2022, the Company sold 75% of Foundation Sports back to the original sellers. As a result, at that time, the Company recorded a loss on the sale and deconsolidated Foundation Sports. (refer to Note 5 and Note 16). During the year ended April 30, 2022, the Company impaired certain intangible assets and goodwill in the amount of $3,486,599.

On February 2, 2022, the Company entered into a share purchase agreement with Flixsense Pty, Ltd. (“Gameface”). As a result of the share purchase agreement, Gameface would become a wholly owned subsidiary of the Company (refer to Note 5).

On February 22, 2022, the Company entered into a merger agreement with PlaySight Interactive Ltd. (“PlaySight”) and Rohit Krishnan (the “Shareholders’ Representative”). As a result of the merger agreement, PlaySight would become a wholly owned subsidiary of the Company (refer to Note 5). In November 2022, the Company sold PlaySight and recorded a loss on the sale. See Note 16 for further details on the sale of PlaySight.

On May 16, 2022, the Company changed its domicile from Nevada to Delaware. On April 7, 2022, the Company effected a name change to Connexa Sports Technologies Inc. We also changed our ticker symbol, “CNXA.”

The operations of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL, and Gameface are collectively referred to as the “Company.”

On June 14, 2022, the Company effected a 1-for-10 reverse stock split, where the Company’s common stock began to trade on a reverse split adjusted basis. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of common stock. All references herein to the outstanding stock have been retrospectively adjusted to reflect this reverse stock split. The Company also consummated a public offering of shares of its common stock and the listing of its common stock on the Nasdaq.

For further details on PlaySight and Foundation Sports we refer you to our Annual Report on Form 10-K for the year ended April 30, 2022, filed with the Securities and Exchange Commission on May 17, 2023. This Form 10-K and the consolidated financial statements will concentrate on our existing business as reflected in the following paragraph.

F-31

The Company operates in the sport equipment and technology business. The Company is the owner of the Slinger Launcher, which is a portable tennis ball launcher as well as other associated tennis accessories, and Gameface, an Australian artificial intelligence sports software company.

Basis of Presentation

The accompanying consolidated financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As a result of the transactions described above, the accompanying consolidated financial statements include the combined results of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, SBL, and Gameface for the years ended April 30, 2023 and 2022. The operations of Foundation Sports and PlaySight are included as discontinued operations in our statements of operations as these entities were sold in November 2022 and December 2022 as disclosed in Note 16.

The Company reports Gameface on a one-month calendar lag allowing for the timely preparation of financial statements. Gameface operates on fiscal year end periods as of December 31. This one-month reporting lag is with the exception of significant transactions or events that occur during the intervening period. The Company did not identify any significant transactions during the one month ended April 30, 2023 at Gameface that would need to be disclosed as not included within the Company’s consolidated financial statements.

Impact of COVID-19 Pandemic

The Company has been carefully monitoring the COVID-19 pandemic and its impact on its business. In that regard, while the Company has continued to sell its products and grow its business it did experience certain disruptions in its supply chains. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, its duration, the success of efforts to contain it and the impact of actions taken in response. While the Company has not experienced any material disruptions to its business and operations as a result of the COVID-19 pandemic, it is possible such disruptions may occur in the future which may impact its financial and operational results, and which could be material.

Impact of Russian and Ukrainian Conflict

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. We are closely monitoring the unfolding events due to the Russia-Ukraine conflict and its regional and global ramifications. We have one distributor in Russia, which is not material to our overall financial results. We do not have operations in Ukraine or Belarus. We are monitoring any broader economic impact from the current crisis. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements. However, to the extent that such military action spreads to other countries, intensifies, or otherwise remains active, such action could have a material adverse effect on our financial condition, results of operations, and cash flows.

Note 2: GOING CONCERN

The financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has an accumulated deficit of $151,750,610 as of April 30, 2023, and more losses are anticipated in the development of the business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or being able to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or common stock. In the event that the Company is unable to successfully raise capital and/or generate revenues, the Company will likely reduce general and administrative expenses, and cease or delay its development plan until it is able to obtain sufficient financing. The Company has begun reducing operating expenses and cash outflows by selling PlaySight, as well as selling 75% of Foundation Sports in November and December 2022, respectively to the former shareholders of those companies. There can be no assurance that additional funds will be available on terms acceptable to the Company, or at all. We have recorded the 25% investment in Foundation Sprots at $0.

F-32

Note 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from those estimates.

Financial Statement Reclassification

Certain prior year amounts within accounts payable, accrued expenses, and certain operating expenses have been reclassified for consistency with the current year presentation and had no effect on the Company’s balance sheet, net loss, shareholders’ deficit or cash flows.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The majority of payments due from banks for credit card transactions process within 24 to 48 hours and are accordingly classified as cash and cash equivalents.

Accounts Receivable

The Company’s accounts receivable are non-interest bearing trade receivables resulting from the sale of products and payable over terms ranging from 15 to 60 days. The Company provides an allowance for doubtful accounts at the point when collection is considered doubtful. Once all collection efforts have been exhausted, the Company charges-off the receivable with the allowance for doubtful accounts. The Company recorded $209,690 and $175,000 in allowance for doubtful accounts for the years ended April 30, 2023 and 2022.

Inventory

Inventory is valued at the lower of the cost (determined principally on a first-in, first-out basis) or net realizable value. The Company’s valuation of inventory includes inventory reserves for inventory that will be sold below cost and the impact of inventory shrink. Inventory reserves are based on historical information and assumptions about future demand and inventory shrink trends. The Company’s inventory as of April 30, 2023 and April 30, 2022 consisted of the following:

	April 30, 2023	April 30, 2022
Finished Goods	$1,509,985	$4,073,791
Component/Replacement Parts	1,712,553	2,559,848
Capitalized Duty/Freight	517,228	1,328,198
Inventory Reserve	(550,000)	(100,000)
Total	$3,189,766	$7,861,837

Prepaid Inventory

Prepaid inventory represents inventory that is in-transit that has been paid for but not received from the Company’s third-party vendors. The Company typically prepays for the purchase of materials and receives the products within three months after making payments. The Company continuously monitors delivery from, and payments to, the vendors. If the Company has difficulty receiving products from a vendor, the Company would cease purchasing products from such vendors in future periods. The Company has not had difficulty receiving products during the reporting periods.

F-33

Property and equipment

Property and equipment acquired through business combinations are stated at the estimated fair value at the date of the acquisition. Purchases of property and equipment are stated at cost, net of accumulated depreciation and impairment losses. Expenditures that materially increase the useful life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, which is an average of 5 years.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. While we may be exposed to credit risk, we consider the risk remote and do not expect that any such risk would result in a significant effect on our results of operations or financial condition. See Note 4 for further details on the Company’s concentration of credit risk as well as other risks and uncertainties.

Revenue Recognition

The Company recognizes revenue for their continuing operations in accordance with Accounting Standards Codification (“ASC”) 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. The Company recognizes revenue for its performance obligation associated with its contracts with customers at a point in time once products are shipped. Amounts collected from customers in advance of shipping products ordered are reflected as contract liabilities on the accompanying consolidated balance sheets. The Company’s standard terms are non-cancelable and do not provide for the right-of-return, other than for defective merchandise covered under the Company’s standard warranty. The Company has not historically experienced any significant returns or warranty issues.

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers”. The core principle of this revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

The Company determines that it has a contract with a customer when each party’s rights regarding the products or services to be transferred can be identified, the payment terms for the services can be identified, the Company has determined the customer has the ability and intent to pay, and the contract has commercial substance. At contract inception, the Company evaluates whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation.

Step 2: Identify the performance obligations in the contract

The Company’s customers are buying an integrated system. In evaluating whether the equipment is a separate performance obligation, the Company’s management considered the customer’s ability to benefit from the equipment on its own or together with other readily available resources and if so, whether the service and equipment are separately identifiable (i.e., is the service highly dependent on, or highly interrelated with the equipment). Because the Products and Services included in the customer’s contract are integrated and highly interdependent, and because they must work together to deliver the Solution, the Company has concluded that Products installed on customer’s premise and Services contracted for by the customer are generally not distinct within the context of the contract and, therefore, constitute a single, combined performance obligation.

F-34

Step 3: Determine the transaction price

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer includes predetermined fixed amounts, variable amounts, or both. The Company’s contracts do not include any rights of returns or refunds.

The Company collects each year’s service fees in advance and should therefore consider the existence of a significant financing component. However, due to the fact that the payments are provided for the service of a one-year term, the Company elected to apply the practical expedient under ASC 606 which exempts the adjustment of the consideration for the existence of a significant financing component when the period between the transfer of the services and the payment for such services is one year or less.

Step 4: Allocate the transaction price to the performance obligations in the contract

Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on each performance obligation’s relative standalone selling price (“SSP”). The Company has identified a single performance obligation in the contract, and therefore, the allocation provisions under ASC 606 do not apply to the Company’s contracts.

Step 5: Recognize revenue when the Company satisfies a performance obligation

Revenues for the Company’s single, combined performance obligation are recognized on a straight-line basis over the customer’s contract term, which is the period in which the parties to the contract have enforceable rights and obligations (Typically 3-4 years).

Business Combinations

Upon acquisition of a company, we determine if the transaction is a business combination, which is accounted for using the acquisition method of accounting. Under the acquisition method, once control is obtained of a business, the assets acquired, and liabilities assumed, are recorded at fair value. We use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. The determination of the fair values is based on estimates and judgments made by management. Our estimates of fair value are based upon assumptions we believe to be reasonable, but which are inherently uncertain and unpredictable. Measurement period adjustments are reflected at the time identified, up through the conclusion of the measurement period, which is the time at which all information for determination of the values of assets acquired and liabilities assumed is received and is not to exceed one year from the acquisition date. We may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill. The Company elected to apply pushdown accounting to all entities acquired.

Additionally, uncertain tax positions and tax-related valuation allowances are initially recorded in connection with a business combination as of the acquisition date. We continue to collect information and reevaluate these estimates and assumptions periodically and record any adjustments to preliminary estimates to goodwill, provided we are within the measurement period. If outside of the measurement period, any subsequent adjustments are recorded to the consolidated statement of operations.

Fair Value of Financial Instruments

Fair value of financial and non-financial assets and liabilities is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The three-tier hierarchy for inputs used in measuring fair value, which prioritizes the inputs used in the methodologies of measuring fair value for assets and liabilities, is as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities

Level 3 — Unobservable pricing inputs in the market

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Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Our assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their categorization within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying amount of these financial instruments approximates fair value due to their short-term maturity.

The Company’s contingent consideration in connection with the acquisition of Gameface was calculated using Level 3 inputs. The fair value of contingent consideration as of April 30, 2023 and 2022 was $418,455 and $1,334,000, respectively.

The Company estimates the fair value of its intangible assets using Level 3 assumptions, primarily based on the income approach utilizing the discounted cash flow method.

The Company’s derivative liabilities were calculated using Level 2 assumptions on the issuance and balance sheet dates via a Black-Scholes option pricing model and consisted of the following ending balances and gain amounts as of and for the year ended April 30, 2023:

	April 30, 2023	(Gain) loss for the year
Note derivative is related to	ending balance	ended April 30, 2023
4/11/21 profit guaranty	$1,456,854	$395,304
8/6/21 convertible notes	101,924	(2,611,410)
6/17/22 underwriter warrants	6,531	(57,951)
Other derivative liabilities eliminated in uplist	-	(1,604,413)
9/30/22 warrants issued with common stock	6,109,559	(6,170,728)
1/6/2023 warrants issued with note payable	2,814,738	(900,819)
Total	$10,489,606	$(10,950,017)

The Company also recognized derivative expense of $7,280,405 at inception on the warrants issued in connection with a funding on September 30, 2022 and $1,715,557 at inception on the warrants issued in connection with a funding on January 6, 2023. The Black-Scholes option pricing model assumptions for the derivative liabilities during the years ended April 30, 2023 and 2022 consisted of the following:

	Year Ended April 30, 2023	Year Ended April 30, 2022
Expected life in years	3.25-10 years	1.95-4.3 years
Stock price volatility	50 - 150%	50%
Risk free interest rate	2.90%-4.34%	2.67%-2.90%
Expected dividends	0%	0%

Refer to Note 10 and Note 11 for more information regarding the derivative instruments.

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts that are more likely than not to be realized.

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Intangible Assets

Intangible assets relate to the “Slinger” technology trademark, which the Company purchased on November 10, 2020. The Company also acquired intangible assets as a part of the Gameface acquisition. These intangible assets include tradenames, internally developed software, and customer relationships. The acquired intangible assets are amortized based on the estimated present value of cash flows of each class of intangible assets in order to determine their economic useful life. All intangible assets acquired with the PlaySight transaction are included in discontinued operations. Refer to Note 6 for more information.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. Factors which could trigger impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, a significant decrease in the market value of the assets or significant negative industry or economic trends. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. If those net undiscounted cash flows do not exceed the carrying amount, impairment, if any, is based on the excess of the carrying amount over the fair value based on the market value or discounted expected cash flows of those assets and is recorded in the period in which the determination is made. There was impairment of long-lived assets identified during the year ended April 30, 2023 and 2022 in our continuing operations. Refer to Note 6 for more information.

Goodwill

The Company accounts for goodwill in accordance with ASC 350, Intangibles - Goodwill and Other (“ASC 350”). ASC 350 requires that goodwill not be amortized, but reviewed for impairment if impairment indicators arise and, at a minimum, annually. The Company records goodwill as the excess purchase price over assets acquired and includes any work force acquired as goodwill. Goodwill is evaluated for impairment on an annual basis.

With the adoption of the ASU 2017-04, which eliminates the second step of the goodwill impairment test, the Company tests impairment of goodwill in one step. In this step, the Company compares the fair value of each reporting unit with goodwill to its carrying value. The Company determines the fair value of its reporting units with goodwill using a combination of a discounted cash flow and a market value approach. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, the Company will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that reporting unit, goodwill is not impaired and the Company will not record an impairment charge.

The Company impaired the remaining $6,781,193 of goodwill as of April 30, 2023.

Share-Based Payment

The Company accounts for share-based compensation in accordance with ASC 718, Compensation-Stock Compensation (ASC 718). Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period.

Warrants

The Company grants warrants to key employees and executives as compensation on a discretionary basis. The Company also grants warrants in connection with certain note payable agreements and other key arrangements. The Company is required to estimate the fair value of share-based awards on the measurement date and recognize as expense that value of the portion of the award that is ultimately expected to vest over the requisite service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 11 and Note 14.

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The warrants granted during the years ended April 30, 2023 and 2022 were valued using a Black-Scholes option pricing model on the date of grant using the following assumptions:

	Year Ended April 30, 2023	Year Ended April 30, 2022
Expected life in years	5 – 10 years	5 – 10 years
Stock price volatility	50% - 150%	50% - 148%
Risk free interest rate	2.50% - 4.68%	0.77% - 1.63%
Expected dividends	0%	0%

Foreign Currency Translation

Our functional currency is the U.S. dollar. The functional currency of our foreign operations, generally, is the respective local currency for each foreign subsidiary. Assets and liabilities of foreign operations denominated in local currencies are translated at the spot rate in effect at the applicable reporting date. Our consolidated statements of comprehensive loss are translated at the weighted average rate of exchange during the applicable period. The resulting unrealized cumulative translation adjustment is recorded as a component of accumulated other comprehensive loss in shareholders’ equity. Realized and unrealized transaction gains and losses generated by transactions denominated in a currency different from the functional currency of the applicable entity are recorded in other income (loss) in the period in which they occur.

Earnings Per Share

Basic earnings per share are calculated by dividing the income available to shareholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period.

All common stock equivalents such as shares to be issued for the conversion of notes payable and warrants were excluded from the calculation of diluted earnings per share as the effect is antidilutive. As a result, the basic and diluted earnings per share are the same for each of the periods presented.

Recent Accounting Pronouncements

Recently Adopted

In January 2017, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), which simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Under ASU 2017-04, goodwill impairment will be tested by comparing the fair value of a reporting unit with its carrying amount, and recognizing an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The new guidance must be applied on a prospective basis and is effective for periods beginning after December 15, 2022, with early adoption permitted. The Company adopted ASU 2017-04 effective May 1, 2021. The adoption of the new standard did not have a material effect on the Company’s consolidated financial statements.

In December 2019, the FASB issued Accounting Standards Update (“ASU”), 2019-12, Simplifying the Accounting for Income Taxes, which amends ASC 740, Income Taxes (ASC 740). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The adoption of the new standard did not have a material effect on the Company’s consolidated financial statements.

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In August 2020, the FASB issued ASU No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective for public companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact that the adoption of ASU 2020-06 will have on the Company’s consolidated financial statement presentation or disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”). The guidance replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credits, financial guarantees, and other similar instruments) and net investments in leases recognized by a lessor in accordance with Topic 842 on leases. ASC 326 requires enhanced disclosures related to the significant estimates and judgments used in estimating credit losses as well as the credit quality and underwriting standards of a company’s portfolio. In addition, ASC 326 made changes to the accounting for available-for-sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write-down on available-for-sale debt securities the Company does not intend to sell or believes that it is more likely than not they will be required to sell. The ASU can be adopted no later than January 1, 2020 for SEC filers and January 1, 2023 for private companies and smaller reporting companies. The Company has not yet adopted this ASU as it qualifies as a smaller reporting company. The Company does not expect this ASU will have a material impact on its consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, “Business Combinations - Accounting for Contract Assets and Contract Liabilities (Topic 805)”. The amendments in this Update address diversity and inconsistency related to the recognition and measurement of contract assets and contract liabilities acquired in a business combination. The amendments in this Update require that an acquirer recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606, Revenue from Contracts with Customers. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The Company does not expect the adoption of this ASU to have a material impact on the Company’s financial statements.

The FASB has issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). ASU 2021-04 provides guidance that an entity should treat a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as an exchange of the original instrument for a new instrument. The standard also provides guidance on how an entity should measure and recognize the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified. The amendments in this ASU are effective for the Company for fiscal years beginning after December 15, 2021. Early adoption is permitted for all entities, including adoption in an interim period. The adoption of the new standard did not have a material effect on the Company’s consolidated financial statements.

Other recently issued accounting pronouncements did not, or are not believed by management to, have a material effect on the Company’s present or future consolidated financial statements.

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Note 4: CONCENTRATION OF CREDIT RISK AND OTHER RISKS AND UNCERTAINTIES

Accounts Receivable Concentration

As of April 30, 2023 and 2022, the Company had two customers that accounted for 47% and 43% of the Company’s trade receivables balance, respectively.

Accounts Payable Concentration

As of April 30, 2023 and 2022, the Company had four significant suppliers that accounted for 59% and 59% of the Company’s trade payables balances, respectively.

Note 5: ACQUISITIONS AND BUSINESS COMBINATIONS

In the year ended April 30, 2022, the Company acquired three entities in accordance with ASC 805. A full description of those transactions is reflected in the audited financial statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 17, 2023.

The Company has elected to apply pushdown accounting to each of the entities acquired.

For Foundation Sports as referred to in Note 16, the Company disposed of 75% of this entity in December 2022. The company has valued the 25% they continue to own in Foundation Sports at $0.

For PlaySight as referred to in Note 16, the Company sold back to the original shareholders 100% of this entity in November 2022.

Pro Forma Results

The following pro forma financial information presents the results of operations of the Company as of the year ended April 30, 2022, respectively, as if the acquisitions of Gameface had occurred as of the beginning of the first period presented instead of February 2022.

Revenues	$16,102,672
Net loss	$(53,069,215)

Basic and diluted earnings (loss) per share	$(13.79)

Note 6: INTANGIBLE ASSETS

Intangible assets reflect only those intangible assets of our continuing operations, and consist of the following:

	Weighted
	Average Period	April 30, 2023
	Amortization (in years)	Carrying Value	Accumulated Amortization	Impairment Loss	Net Carrying Value
Tradenames and patents	15.26	$385,582	$24,031	260,270	$101,281
Customer relationships	9.92	3,930,000	50,038	3,879,962	-
Internally developed software	4.91	580,000	79,608	500,392	-
Total intangible assets		$4,895,582	$153,677	$4,640,624	$101,281

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	Weighted
	Average Period	April 30, 2022
	Amortization (in years)	Carrying Value	Accumulated Amortization	Impairment Loss	Net Carrying Value
Tradenames	15.26	$385,582	$9,478	-	$376,104
Customer relationships	9.92	3,930,000	33,749	-	3,896,251
Internally developed software	4.91	580,000	9,499	-	570,501
Total intangible assets		$4,895,582	$52,726	$-	$4,842,856

Amortization expense for the years ended April 30, 2023 and 2022 was approximately $100,951 and $49,983, respectively.

As of April 30, 2023, the estimated future amortization expense associated with the Company’s intangible assets for each of the five succeeding fiscal years is as follows:

For the Periods Ended April 30,	Amortization Expense
2024	$5,780
2025	5,780
2026	5,780
2027	5,780
2028	5,780
Thereafter	72,381
Total	$101,281

Note 7: ACCRUED EXPENSES

The composition of accrued expenses is summarized below:

	April 30, 2023	April 30, 2022
Accrued payroll	$1,535,186	$921,759
Accrued bonus	1,720,606	1,014,833
Accrued professional fees	490,424	1,706,560
Other accrued expenses	1,165,623	738,749
Total	$4,911,839	$4,381,901

Note 8: NOTE PAYABLE - RELATED PARTY

The discussion of note payable – related party only includes those that existed as of April 30, 2022. For a discussion of all prior note payable – related party we refer you to the Annual Report on Form 10-K filed May 17, 2023 for the fiscal year end April 30, 2022.

On January 14, 2022, the Company entered into two loan agreements with related party lenders, each for $1,000,000, pursuant to which the Company received a total amount of $2,000,000. The loans bear interest at a rate of 8% per annum and are required to be repaid in full by April 30, 2022 or such other date as may be accepted by the lenders. The Company is not permitted to make any distribution or pay any dividends unless or until the loans are repaid in full. On June 28, 2022, the Company entered into amendments for the two related party loan agreements with the lenders in which the repayment date was extended to July 31, 2024.

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There was $1,953,842 and $2,000,000 in outstanding borrowings from related parties as of April 30, 2023 and 2022. Interest expense related to the related parties for the years ended April 30, 2023 and 2022 amounted to $293,090  and $165,558, respectively. Accrued interest due to related parties as of April 30, 2023 and 2022 amounted to $917,957 and $908,756, respectively. The accrued interest includes notes that were either repaid or converted but the interest remained.

Note 9: CONVERTIBLE NOTES PAYABLE

The discussion of convertible notes payable only includes those that existed as of April 30, 2022. For a discussion of all prior convertible notes payable we refer you to the Annual Report on Form 10-K filed May 17, 2023 for the fiscal year end April 30, 2022.

On August 6, 2021, the Company consummated the closing (the “Closing”) of a private placement offering (the “Offering”) pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of August 6, 2021 (the “Purchase Agreement”), between the Company and certain accredited investors (the “Purchasers”). At the Closing, the Company sold to the Purchasers (i) 8% Senior Convertible Notes (the “Convertible Notes”) in an aggregate principal amount of $11,000,000 and (ii) warrants to purchase up to 733,333 shares of common stock of the Company (the “Warrants” and together with the Convertible Notes, the “Securities”). The Company received an aggregate of $11,000,000 in gross proceeds from the Offering, before deducting offering expenses and commissions.

The Convertible Notes were to mature on August 6, 2022 (the “Maturity Date”) and bear interest at 8% per annum payable on each conversion date (as to that principal amount then being converted), on each redemption date as well as mandatory redemption date (as to that principal amount then being redeemed) and on the Maturity Date, in cash. The Convertible Notes are convertible into shares of the Company’s common stock at any time following the date of issuance and prior to Mandatory Conversion (as defined in the Convertible Notes) at the conversion price equal to the lesser of: (i) $3.00, subject to adjustment set forth in the Convertible Notes and (ii) in the case of an uplist to the NASDAQ, the Uplist Conversion Price (as defined in the Convertible Notes) of the Company’s common stock during the two Trading Day (as defined in the Convertible Notes) period after each conversion date; provided, however, that at any time from and after December 31, 2021 or an Event of Default (as defined in the Convertible Notes), the holder of the Convertible Notes may, by delivery of written notice to the Company, elect to cause all, or any part, of the Convertible Notes to be converted, at any time thereafter, each an “Alternate Conversion”, pursuant to the Section 4(f) of the Convertible Notes, all, or any part of, the then outstanding aggregate principal amount of the Convertible Notes into shares of Common Stock at the Alternate Conversion price. The Convertible Notes rank pari passu with all other notes now or thereafter issued under the terms set forth in the Convertible Notes. The Convertible Notes contain certain price protection provisions providing for adjustment of the number of shares of common stock issuable upon conversion of the Convertible Notes in case of certain future dilutive events or stock-splits and dividends.

The Warrants are exercisable for five years from August 6, 2021, at an exercise price equal to the lesser of $3.00 or a 20% discount to the public offering price that a share of the Company’s common stock or unit (if units are offered) is offered to the public resulting in the commencement of trading of the Company’s common stock on the NASDAQ, New York Stock Exchange or NYSE American. The Warrants contain certain price protection provisions providing for adjustment of the amount of securities issuable upon exercise of the Warrants in case of certain future dilutive events or stock-splits and dividends.

The Company evaluated the Warrants and the conversion options under the guidance in ASC 815 and determined they represent derivative liabilities given the variability in the exercise and conversion prices upon the event of an up list to the NASDAQ. The Company also evaluated the other embedded features in the agreement and determined the interest make-whole provision and the subsequent financing redemption represent put features that are also accounted for as derivative liabilities. The derivative liabilities are marked to market at the end of each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivative (see Note 3).

The Warrants were valued at $12,026,668 on the date of issuance using a Monte Carlo simulation that accounted for the variability in the exercise price upon the event of an up list based on the Company’s expected future stock prices over the five-year term using inputs in line with those listed in Note 3. The remaining derivatives were valued at $1,862,450 on the issuance date based on the present value of their weighted average probability value.

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As part of the issuance of the Convertible Notes, the Company incurred and capitalized debt issuance costs of $800,251 related to brokerage and legal fees that met the debt issuance cost capitalization criteria of ASC 835. The total discount related to the Convertible Notes on the date of issuance of $14,689,369 exceeded their value, which resulted in the Company recognizing a $3,689,369 loss on the issuance of the Convertible Notes during the three months ended October 31, 2021.

On December 31, 2021, the Company entered into an Omnibus Amendment Agreement (the “Omnibus Agreement”) with certain Purchasers who are collectively holders of 67% or more of the Securities outstanding related to the August 6, 2021 Convertible Notes, amending each of (i) the Purchase Agreement and (ii) the Registration Rights Agreement. Simultaneously with the execution of the Omnibus Agreement, the Company issued to each Purchaser a Replacement Note (as defined below) in replacement of the Convertible Note held prior to December 31, 2021 by such Purchaser (each, an “Existing Note”).

The Purchase Agreement was amended to, among other things, (i) delete Exhibit A and replace it in its entirety with the 8% Senior Convertible Note (the “Replacement Note”) filed as Exhibit 10.2 to the Company’s current report on Form 8-K dated January 5, 2021, (ii) add a new definition of “Inventory Financing”, (iii) amend Section 4.18 to add at the end of Section 4.18 before the final period “, it being agreed that the provisions of this Section 4.18 shall not apply to the Qualified Subsequent Financing expected to occur after the date hereof”, (iv) delete Section 4.20 and replace it in its entirety with substantially the same text, including the following after the period, replacing the period with a semicolon: “; provided that the provisions of this Section 4.20 shall not apply to (i) in respect of any Holder to the extent that such Holder is an investor or a purchaser of the securities offered pursuant such Subsequent Financing, and (ii) with respect to an Inventory Financing.”, and (v) add a new Section 4.21. Most-Favored Nation provision.

The Registration Rights Agreement was amended to, among other things, (i) delete the definition “Effectiveness Date” in Section 1 and replace it in its entirety with substantially the same text but revise the definition of “Effectiveness Date” causing the Initial Registration Statement required to be filed by January 31, 2022, and (ii) delete Section 2(d) and replace it in its entirety with substantially the same text but revised to delete the following “(2) no liquidated damages shall accrue or be payable hereunder with respect to any day on which the high price of the Common Stock on the Trading Market on which the Common Stock is then listed or traded is less than the then-applicable Conversion Price,” resulting in renumbering the text that follows as (2) instead of (3).

As consideration for entering into the Omnibus Agreement, the outstanding principal balance of the Existing Note held by each Purchaser was increased by twenty percent (20%) and such increased principal balance is reflected on the Replacement Note issued to each Purchaser. The Company recognized a $2,200,000 loss on issuance of convertible notes during the year ended April 30, 2022 related to this amendment.

On June 17, 2022, the Company issued 109,737 shares of common stock in conversion of the $13,200,000 in convertible notes payable and $846,301 in accrued interest. In addition, the remaining $122,222 of unamortized discount on the convertible notes payable was amortized and included in our consolidated statements of operations for the three months ended July 31, 2022.

Total outstanding borrowings related to the Convertible Notes as of April 30, 2023 and 2022 were $0 and $13,200,000, respectively.

Note 10: NOTES PAYABLE

The discussion of notes payable only includes those that existed as of April 30, 2022. For a discussion of all prior notes payable we refer you to the Annual Report on Form 10-K filed May 17, 2023 for the fiscal year end April 30, 2022.

On June 30, 2020, the Company entered into a loan agreement with Mont-Saic to borrow $120,000. This loan bears interest at an annual rate of 12.6% and was required to be repaid in full, together with all accrued, but unpaid, interest by June 30, 2021. On December 3, 2020, Mont-Saic entered into an Assignment and Conveyance Agreement with the Company’s exiting related party lender wherein Mont-Saic sold its full right, title and interest in this note to the Company’s related party lender (see Note 8).

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On December 24, 2020, the Company entered into a promissory note with a third-party to borrow $1,000,000. The promissory note bore interest at 2.25% and was due February 8, 2021. On February 2, 2021, the Company and the third-party entered into an amendment to extend the promissory note to April 30, 2021.

On April 11, 2021, the Company and the lender entered into an agreement whereby the lender converted the promissory note into 27,233 shares of Company stock, which were issued to the lender at a 20% discount from the closing price of the stock on the day prior to the conversion. In addition to the discount, the agreement contains a guarantee that the aggregate gross sales of the shares by the lender will be no less than $1,500,000 over the next three years and if the aggregate gross sales are less than $1,500,000 the Company will issue additional shares of common stock to the lender for the difference between the total gross proceeds and $1,500,000, which could result in an infinite number of shares being required to be issued.

The Company evaluated the conversion option of the note payable to shares under the guidance in ASC 815-40, Derivatives and Hedging, and determined the conversion option qualified for equity classification. The Company also evaluated the profit guarantee under ASC 815, Derivatives and Hedging, and determined it to be a make-whole provision, which is an embedded derivative within the host instrument. As the economic characteristics are dissimilar to the host instrument, the profit guarantee was bifurcated from the host instrument and stated as a separate derivative liability, which is marked to market at the end of each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivative.

On the date of conversion, the Company recognized a $1,501,914 loss on extinguishment of debt, which represented the difference between the promissory note and the fair value of the shares issued of $1,250,004, which were recorded in shares issued in connection with conversion of note payable within shareholders’ equity, as well as the derivative liability of $1,251,910, which was valued using a Black-Scholes option pricing model.

The fair value of the derivative liability was $1,456,854 and $1,061,550 as of April 30, 2023 and 2022.

On February 15, 2022, for and in consideration of $4,000,000 the Company conveyed, sold, transferred, set over, assigned and delivered to Slinger Bag Consignment, LLC, a Virginia limited liability company (“Consignor”), all of the Company’s right, title and interest in and to 13,000 units of certain surplus inventory, including all components, parts, additions and accessions thereto (collectively, the “Consigned Goods”). The Company has repaid the $4,000,000 as of April 30, 2023.

On April 1, 2022, the Company entered into a $500,000 note payable. The note was to mature on July 1, 2022 and bears interest at eight percent (8%) per year. The Company pays interest monthly and will pay all accrued and unpaid interest on the maturity date in which the outstanding principal is due. On August 1, 2022, the Company repaid the $500,000.

Cash Advance Agreements

On July 29, 2022, the Company entered into two merchant cash advance agreements. The details of the merchant cash advance agreements are as follows:

UFS Agreement

The Company entered into an agreement (the “UFS Agreement”) with Unique Funding Solutions LLC (“UFS”) pursuant to which the Company sold $1,124,250 in future receivables (the “UFS Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $750,000 in cash less fees of $60,000. The Company has agreed to pay UFS $13,491 each week for the next three weeks and thereafter $44,970 per week until the UFS Receivables Purchased Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement, the Company granted to UFS a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

F-44

Cedar Agreement

The Company entered into an agreement (the “Cedar Agreement”) with Cedar Advance LLC (“Cedar”) pursuant to which the Company sold $1,124,250 in future receivables (the “Cedar Receivables Purchased Amount”) to Cedar in exchange for payment to the Company of $750,000 in cash less fees of $60,000. The Company has agreed to pay Cedar $13,491 each week for the next three weeks and thereafter $44,970 per week until the Cedar Receivables Purchased Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to Cedar under the Cedar Agreement, the Company granted to Cedar a security interest in the following collateral: all accounts, including without limitation, all deposit accounts, accounts receivable and other receivables, chattel paper, documents, equipment, instruments and inventory as those terms are defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On January 6, 2023, the Company entered into a loan and security agreement (the “Loan and Security Agreement”) with one or more institutional investors (the “Lenders”) and Armistice Capital Master Fund Ltd. as agent for the Lenders (the “Agent”) for the issuance and sale of (i) a note in an aggregate principal amount of up to $2,000,000 (the “Note”) with the initial advance under the Loan and Security Agreement being $1,400,000 and (ii) warrants (the “Warrants”) to purchase a number of shares of common stock of the Company equal to 200% of the face amount of the Note divided by the closing price of the common stock of the Company on the date of the issuance of the Notes (collectively, the “Initial Issuance”). The closing price of the Company’s common stock on January 6, 2023, as reported by Nasdaq, was $0.221 per share (or 8.84 per share after adjusting for the one-for-forty (1-for-40) reverse stock split), so the Warrants in respect of the initial advance under the Note are exercisable for up to 452,489 shares of the Company’s common stock. The Warrants have an exercise price per share equal to the closing price of the common stock of the Company on the date of the issuance of the Note, or $8.84 per share (which has subsequently been reset to $3.55 per share) and a term of five- and one-half (5½) years following the initial exercise date. The initial exercise date of the Warrants will be the date stockholder approval is received and effective allowing exercisability of the Warrants under Nasdaq rules. Pursuant to the terms of the Loan and Security Agreement, an additional advance of $600,000 may be made to the Company under the Note. The Company’s obligations under the terms of the Loan and Security Agreement are fully and unconditionally guaranteed by all of the Company’s subsidiaries (the “Guarantors”). The Company measured the warrants granted on January 6, 2023 at $3,715,557, and discounted the note payable to $0 and recorded a derivative expense of $1,715,557. The Company recognized a gain on the change in fair value of the derivative liability when remeasured through April 30, 2023 of $900,819 to bring the derivative liability to $2,814,738 at April 30, 2023. In addition, the Company recognized $1,222,808 in amortization of debt discount for the year ended April 30, 2023. On July 6, 2023, the Company failed to repay the note and is currently in default. The interest rate has since increased to 6.43% per annum.

Note 11: RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attain adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances, amounts paid in satisfaction of liabilities, or accrued compensation that has been deferred. The advances are considered temporary in nature and have not been formalized by a promissory note.

The Company has outstanding notes payable of $1,953,842 and $2,000,000 and accrued interest of $917,957 and $908,756 due to a related party as of April 30, 2023 and 2022, respectively (see Note 8).

The Company recognized net sales of $164,661 and $368,164 during the years ended April 30, 2023 and 2022, respectively, to related parties. As of April 30, 2023 and 2022, related parties had accounts receivable due to the Company of $28,800 and $93,535, respectively.

F-45

Note 12: SHAREHOLDERS’ EQUITY (DEFICIT)

Common Stock

The Company has 300,000,000 shares of common stock authorized with a par value of $0.001 per share. As of April 30, 2023 and 2022, the Company had 338,579 and 104,871 shares of common stock issued and outstanding, respectively.

Equity Transactions During the Year Ended April 30, 2023

Since May 1, 2022, the Company has issued an aggregate of 151,579 shares of its common stock consisting of the following:

On June 15, 2022, the Company issued 109,740 shares of common stock to the Convertible Noteholders upon conversion of convertible notes.

On June 15, 2022, the Company issued 26,219 shares to investors who participated in the Company’s Nasdaq uplist round.

On June 27, 2022, the Company issued 625 shares of common stock to Gabriel Goldman for consulting services performed in the first quarter of calendar 2022. Gabriel Goldman became a director of the Company on June 15, 2022.

On June 27, 2022, the Company issued 14,960 shares of common stock to the former Gameface shareholders in connection with the purchase of Gameface.

On August 25, 2022, the Company issued 750 shares of common stock to Midcity Capital Ltd (“Midcity”) pursuant to a cashless conversion of warrants Midcity received from its warrant agreement with the Company dated March 2020.

On September 28, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a single institutional investor (the “Investor”) for the issuance and sale of (i) 25,463 shares of common stock and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 295,050 shares of its common stock, together with accompanying common stock warrants, at a combined purchase price of $15.60 per share of the common stock and associated common stock warrant and $15.596 per Pre-Funded Warrant and associated common stock warrants for an aggregate amount of approximately $5.0 million (the “Offering”). The Pre-Funded Warrants have an exercise price of $0.0004 per share of common stock and are exercisable until the Pre-Funded Warrants are exercised in full. The shares of common stock and Pre-Funded Warrants were sold in the offering together with common stock warrants to purchase 320,513 shares of common stock at an exercise price of $15.60 per share and a term of five years following the initial exercise date (the “5-Year Warrants”) and 641,026 common stock warrants to purchase 641,026 shares of common stock at an exercise price of $17.20 per share and a term of seven and one half years (the “7.5-Year Warrants”) following the initial exercise date (collectively, the “Warrants”). The Warrants issued in the Offering contain variable pricing features. The Warrants and Pre-Funded Warrants became exercisable beginning on the date stockholder approval was received and effective allowing exercisability of the Warrants and Pre-Funded Warrants under Nasdaq rules. The exercise price of the Warrants was reset in October 2023 to $3.55 per share. Net proceeds to the Company were $4,549,882.

On October 12, 2022, the Company issued 48,098 shares of common stock, on November 21, 2022 issued 675 shares of common stock and January 26, 2023 issued 6,994 shares of common stock in connection with the acquisition of PlaySight.

On January 26, 2023, the Company issued 150 shares of common stock for services rendered to their ambassadors.

F-46

Equity Transactions During the Year Ended April 30, 2022

On May 26, 2021, the Company issued 4,093 shares of its common stock for the conversion of related party notes payable (see Note 8). The fair value of the common stock was $6,220,000.

On June 23, 2021, the Company issued 1,350 shares of its common stock as partial consideration for the acquisition of Foundation Sports (see Note 5). The fair value of the total shares of common stock to be issued related to the acquisition was $3,550,000.

On July 6, 2021, the Company issued 126 shares of its common stock to two employees as compensation for services rendered in lieu of cash, which resulted in $187,803 in share-based compensation expense for the year ended April 30, 2022.

On July 11, 2021, the Company issued 47 shares of its common stock to a vendor as compensation for marketing and other services rendered, which resulted in $16,875 of operating expenses for the year ended April 30, 2022.

During the three months ended July 31, 2021, the Company granted an aggregate total of 228 shares of its common stock and equity options to purchase up to 150 shares (which are now expired) to six new brand ambassadors as compensation for services. The expense related to the issuance of the shares and equity options is being recognized over the service agreements, similar to the warrants and equity options issued to the four other brand ambassadors in the prior year. During the year ended April 30, 2022, the Company recognized $907,042 of operating expenses related to the shares, warrants and equity options granted to brand ambassadors.

On August 6, 2021, the Note payable holder exercised its right to convert its 5,500 outstanding warrants into 12,375 shares of common stock of the Company.

On August 6, 2021, the Company’s related party lender exercised its right to convert its 688 outstanding warrants and 17,304 common shares issuable into 17,992 shares of common stock of the Company.

On October 11, 2021, the Company issued 47 shares of its common stock to a vendor as compensation for marketing and other services rendered, which resulted in $16,875 of operating expenses during the year ended April 30, 2022.

On January 11, 2022, the Company issued 47 shares of its common stock to a vendor as compensation for marketing and other services rendered, which resulted in $16,874 of operating expenses during the year ended April 30, 2022.

During April 2022, the Company granted an aggregate total of 150 shares of its common stock to 6 new brand ambassadors as compensation for services. During the year ended April 30, 2022, the Company recognized $255,124 of operating expenses related to the shares granted to brand ambassadors.

Warrants Issued and Expensed During the Years Ended April 30, 2023 and 2022

On October 28, 2020, the Company granted 1,000 warrants to a service provider for advertising services over the next year. The warrants have an exercise price of $30 per share, a contractual life of 10 years from the date of issuance, and vest quarterly over a year from the grant date. The warrants were valued using a Black-Scholes option pricing model and the expense related to the issuance of the warrants is being recognized over the service agreement. The Company recognized $214,552 of operating expenses related to this agreement during the nine months ended January 31, 2022.

In accordance with the October 29, 2020 agreement with three members of the advisory board mentioned above, 1,152 warrants were issued during the year ended April 30, 2022. The warrants were valued using a Black-Scholes option pricing model on the grant date, which resulted in operating expenses of $67,500 and $87,656 during the nine months ended January 31, 2023 and year ended April 30, 2022, respectively.

On August 6, 2021, in connection with the Convertible Notes issuance the Company issued warrants to purchase up to 18.334 shares of common stock of the Company to the Purchasers.

On August 6, 2021, in connection with the Convertible Notes issuance the Company also granted the lead placement agent for the Offering 667 warrants that are exercisable for five years from August 6, 2021, at an exercise price of $1.90 (subject to adjustment as set forth in the Convertible Notes per the terms of the agreement) and are vested immediately. The warrants were valued using a Black-Scholes option pricing model on the grant date and the Company recognized $376,000 of operating expenses related to them during the year ended April 30, 2022.

F-47

On September 3, 2021, the Company granted an aggregate total of 2,525 warrants to key employees and officers of the Company as compensation. The warrants have an exercise price of $0.4 per share for 1,000,000 of the warrants and $1,368 for 10,000 of the warrants, a contractual life of 10 years from the date of issuance and are vested immediately upon grant. The warrants were valued using a Black-Scholes option pricing model on the grant date and the Company recognized $32,381,309 of share-based compensation expense related to them during the year ended April 30, 2022.

On February 2, 2022, in connection with the Gameface acquisition the Company issued warrants to purchase up to 1,196 shares of common stock of the Company.

On September 28, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a single institutional investor (the “Investor”) for the issuance and sale of (i) 25,463 shares of common stock and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 295,050 shares of its common stock, together with accompanying common stock warrants, at a combined purchase price of $15.60 per share of the common stock and associated common stock warrant and $15.596 per Pre-Funded Warrant and associated common stock warrants for an aggregate amount of approximately $5.0 million (the “Offering”). The Pre-Funded Warrants have an exercise price of $0.0004 per share of common stock and are exercisable until the Pre-Funded Warrants are exercised in full. The shares of common stock and Pre-Funded Warrants were sold in the offering together with common stock warrants to purchase 320,513 shares of common stock at an exercise price of $15.60 per share and a term of five years following the initial exercise date (the “5-Year Warrants”) and 641,026 common stock warrants to purchase 641,026 shares of common stock at an exercise price of $17.20 per share and a term of seven and one half years (the “7.5-Year Warrants”) following the initial exercise date (collectively, the “Warrants”). The Warrants issued in the Offering contain variable pricing features. The exercise price of the Warrants was reset in October 2023 to $3.55 per share.

The following represents a summary of the warrants:

	Year Ended April 30, 2023		Year Ended April 30, 2022
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	97,075	$444.50	47,633	$205.156

Granted	1,714,127	11.696	49,442	139.344
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	(18,750)	-	-	-
Ending balance	1,792,451	$34.208	97,075	$444.50
Intrinsic value of warrants	$2,344,529		$33,752,623
Weighted Average Remaining Contractual Life (Years)	6.45		6.50

As of April 30, 2023, 71,698,014 warrants are vested.

F-48

Note 13: COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space under short-term leases with terms under a year. Total rent expense for the years ended April 30, 2023 and 2022 amounted to $4,900 and $22,176, respectively.

Contingencies

In connection with the Gameface acquisition on February 2, 2022, the Company agreed to earn-out consideration of common shares of the Company’s common stock with a fair value of $1,334,000 which is included as a current liability on the Company’s consolidated balance sheet as of January 31, 2023 and April 30, 2022. The Company issued 598,396 common shares to the former Gameface shareholders in June 2022. The balance of the contingent consideration as of April 30, 2023 is $418,455.

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. The Company is not presently a party to any legal proceedings that it currently believes would individually or taken together have a material adverse effect on the Company’s business or financial statements.

Nasdaq Compliance

On July 26, 2023, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2023 did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1), which requires that a listed company’s stockholders’ equity be at least $2.5 million (the “Minimum Stockholders’ Equity Requirement”). As reported in its Form 10-Q for the period ended January 31, 2023, the Company’s stockholders’ equity as of January 31, 2023 was approximately $(11.7) million. In addition, the Company did not meet the alternatives of listed securities or net income from continuing operations as of the date of the letter. The Nasdaq has given the Company until January 22, 2024 to regain compliance with the Minimum Stockholders’ Equity Requirement and net income from continuing operations requirement.

The Company offers no assurance that it will regain compliance with the Minimum Stockholders’ Equity Requirement and/or any other delinquency in a timely manner.

Note 14: INCOME TAXES

The Company does business in the US through its subsidiaries Slinger Bag Inc. and Slinger Bag Americas. It also does business in Israel through SBL whose operations are reflected in the Company’s consolidated financial statements. The Company’s operations in Canada, Israel, and the UK were immaterial for the years ended April 30, 2023 and 2022.

Net deferred tax assets from operations in the US, using an effective tax rate of 21%, consisted of the following:

	2023	2022

Deferred tax assets:
Loss carryforwards	$3,049,000	$2,166,000
Stock options	8,454,000	8,259,000
Capital loss carryforward/Disposal	11,039,000	—
Related party accruals	1,001,000	799,000
Inventory reserve	133,000	100,000
Interest deferral	221,000	191,000
Start-up costs	81,000	84,000
Other	131,000	57,000
Valuation allowance	(24,109,000)	(11,656,000)
Net deferred tax assets	$—	$—

The income tax provision differs from the amount of income tax determined by applying the applicable statutory income tax rate to pretax loss due to the following for the years ended April 30, 2023 and 2022:

	2023	2022

Income tax benefit based on book loss at US statutory rate	$(10,983,000)	$(10,259,000)
Share-based compensation and shares for services	—	—
Debt discount amortization	860,000	1,841,000
Related party accruals	226,000	150,000
Stock options	(145,000)	6,815,000
Interest expense	79,000	5,000
Depreciation	(18,000)	21,000
Inventory reserve	26,000	55,000
Interest deferral	(5,000)	13,000
Acquisition costs	260,000	1,268,000
Accrued legal	(76,000)	76,000
Loss on sale of capital assets	8,713,000	—
Accrued payroll	—	—
Change in fair value of derivatives	481,000	(1,298,000)
Other	40,000	(29,000
Valuation allowance	542,000	1,342,000
Total income tax provision	$—	$—

F-49

The Company had net operating loss carryforwards of $17,038,000 and $12,366,000 as of April 30, 2023 and 2022, respectively, which may be available to be used to offset future taxable income in the US for the years ended 2024 through 2042. The utilization of the Company’s net operating losses may be subject to a U.S. federal limitation due to the “change in ownership provisions” under Section 382 of the Internal Revenue Code and other similar limitations in various state jurisdictions. Such limitations may result in a reduction of the amount of net operating loss carryforwards in future years and possibly the expiration of certain net operating loss carryforwards before their utilization. The Company has not completed a full study to assess whether an “ownership change” as defined in Section 382 has occurred or whether there have been multiple ownership changes since inception. Future changes in the Company’s stock ownership, which may be outside of the Company’s control, may trigger an “ownership change.” In addition, future equity offerings or acquisitions that have equity as a component of the purchase price could result in an “ownership change.” Tax years that remain subject to examination are 2018 and forward.

Net deferred tax assets from operations in Israel, using an effective tax rate of 23%, consisted of the following:

	2023	2022
Deferred tax assets:
Loss carryforwards	$241,000	$234,000
Start-up costs	—	—
Research and development costs	(113,000)	(113,000)
Valuation allowance	(128,000)	(121,000)
Net deferred tax assets	$—	$—

The income tax provision differs from the amount of income tax determined by applying the applicable Israeli statutory income tax rate of 23% due to the following for the years ended April 30, 2023 and 2022:

	2023	2022

Income tax provision (benefit) based on book income (loss) at Israeli statutory rate	$(54,000)	$(56,000)
Valuation allowance	54,000	56,000

Total income tax provision	$—	$—

The Company had net operating loss carryforwards of approximately $1,049,000 and $1,020,000 as of April 30, 2023 and 2022, respectively, which may be available to be used to offset future taxable income in Israel. All of the Company’s tax years since inception are open for examination.

The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. There were no interest or penalties recognized in the accompanying consolidated statements of comprehensive loss for the years ended April 30, 2023 and 2022.

Note 15: SEGMENTS

With the disposal of Foundation Sports and PlaySight in November 2022 and December 2022, the Company has ceased reporting two segments. The Company now only operates in the equipment segment. For previous segment reporting we refer you to our previously filed Annual Report on Form 10-K filed May 17, 2023.

F-50

Note 16: DISCONTINUED OPERATIONS

On November 27, 2022, the Company entered into a share purchase agreement (the “Agreement”) with PlaySight, Chen Shachar and Evgeni Khazanov (together, the “Buyer”) pursuant to which the Buyer purchased 100% of the issued and outstanding shares of PlaySight from the Company in exchange for (1) releasing the Company from all of PlaySight’s obligations towards its vendors, employees, tax authorities and any other (past, current and future) creditors of PlaySight; (2) waiver by the Buyer of 100% of the personal consideration owed to them under their employment agreements in the total amount of $600,000; and (3) cash consideration of $2,000,000 to be paid to the Company in the form of a promissory note that matures on December 31, 2023.

On December 5, 2022, the Company assigned 75% of its membership interest in Foundation Sports to Charles Ruddy, its founder and granted him the right for a period of three years to purchase the remaining 25% of its Foundation Sports membership interests for $500,000 in cash. As of December 5, 2022, the results of Foundation Sports will no longer be consolidated in the Company’s financial statements, and the investment was accounted for as an equity method investment. On December 5, 2022, the Company analyzed this investment and established a reserve for the investment at the full amount of $500,000.

The Company accounted for these sales as a disposal of a business under ASC 205-20-50-1(a). The Company had reclassified the operations of PlaySight and Foundation Sports as discontinued operations as the disposal represents a strategic shift that will have a major effect on the Company’s operations and financial results. Under ASC 855-10-55, the Company has reflected the reclassification of assets and liabilities of these entities as held for sale and the operations as discontinued operations as of and for the year ended April 30, 2022 as well as for the period May 1, 2022 through the date of disposal for each company. As a result of this reclassification, the Company identified the following assets and liabilities that were reclassified from continuing operations to discontinued operations as they are discontinued.

Current assets as of April 30, 2022 – Discontinued Operations:

April 30, 2022
Cash and restricted cash	$916,082
Accounts receivable	288,980
Inventory	323,307
Right of use asset – operating leases	239,689
Prepaid expenses	490,260
$2,258,318

Non-current assets as of April 30, 2022 – Discontinued Operations:

April 30, 2022
Goodwill	$25,862,000
Property and equipment, net	126,862
Intangible assets, net	19,473,646
Contract assets, net of current portion	209,363
Finished products used in operations, net	4,693,575
$50,365,446

Current liabilities as of April 30, 2022 – Discontinued Operations:

April 30, 2022
Accounts payable and accrued expenses	$2,432,818
Lease liability – operating leases	237,204
Contract liabilities	2,545,200
$5,215,222

F-51

Non-current liabilities as of April 30, 2022 – Discontinued Operations:

April 30, 2022
Contract liabilities, net of current portion	$1,370,492
$1,370,492

The Company reclassified the following operations to discontinued operations for the years ended April 30, 2023 and 2022, respectively.

	2023	2022
Revenue	$3,954,149	$728,805
Operating expenses	8,416,117	5,948,508
Other (income) loss	-	27,974
Net loss from discontinued operations	$(4,461,968)	$(5,247,677)

The following represents the calculation of the loss on disposal of PlaySight and Foundation Sports:

Note receivable	$2,000,000
Cash and restricted cash	(714,507)
Accounts receivable	(411,249)
Prepaid expenses	(106,031)
Inventory	(296,920)
Finished products used in operations	(4,117,986)
Contract assets	(298,162)
Right of use asset	(103,228)
Goodwill	(25,862,000)
Property and equipment	(116,505)
Intangible assets	(18,576,475)
Contract liabilities	3,785,408
Lease liabilities	78,016
Accounts payable and accrued expenses	3,325,747
Loss on disposal of discontinued operations	$(41,413,892)

Note 17: SUBSEQUENT EVENTS

From May 1, 2023 through the date hereof, the Company issued 220,760 shares of common stock to ambassadors under their agreements (188), to vendors in settlement of accounts payable (67,500), for settlement with former owners of FSS (1,3500), for the exercise of warrants (58,042) and to satisfy the profit guarantee on a note (93,681).

Meged Agreement

On June 8, 2023, the Company entered into a merchant cash advance agreement with Meged Funding Group (“Meged”) pursuant to which the Company sold $315,689 in future receivables to Meged (the “Meged Receivables Purchased Amount”) to in exchange for payment to the Company of $210,600 in cash less fees of $10,580. The Company has agreed to pay Meged $17,538 each week until the Meged Receivables Purchased Amount is paid in full.

UFS Agreement

On August 7, 2023, the Company entered into an agreement with UFS (the “UFS Agreement”) pursuant to which the Company sold $797,500 in future receivables (the “UFS Second Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $550,000 in cash less fees of $50,000. The Company has agreed to pay UFS $30,000 each week until the UFS Second Receivables Purchased Amount is paid in full.

In order to secure payment and performance of the Company’s obligations to UFS under the UFS Agreement, the Company granted to UFS a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

On September 13, the Company held a special meeting of stockholders in which the following items were approved: (i) the issuance of (i) 1,018,510 shares of our common stock, par value $0.001 per share, that were issued on October 3, 2022, and, (ii) 11,802,002 shares of our common stock issuable upon exercise of Pre-Funded Warrants at an exercise price of $0.00001 per share, (iii) 12,820,512 shares of common stock issuable upon the exercise of 5-Year Warrants at an exercise price of $0.39 per share, (iv) 25,641,024 shares of common stock issuable upon the exercise of 7.5 Year Warrants at an exercise price of $0.43 per share and (v) 18,099,548 shares of our common stock issuable upon the exercise of 5.5 Year Warrants at an exercise price per share equal to $0.221 per share to Armistice Capital Master Fund Ltd and (ii) a reverse stock split of our common stock within a range of one (1)-for-ten (10) to one (1)-for-forty (40) (“Reverse Stock Split”), with the Board of Directors of the Company to set the specific ratio and determine the date for the reverse split to be effective and any other action deemed necessary to effectuate the Reverse Stock Split, without further approval or authorization of stockholders, at any time within 12 months of the special meeting date.

F-52

20,136,080

Shares of Common Stock

Connexa Sports Technologies, Inc.

PROSPECTUS

March 1, 2024